As filed with the Securities and Exchange Commission on October 20, 2025

Registration No. 333-281589

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 14

TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THOUGHTFUL MEDIA GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	7310	92-3106705
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

VCORP SERVICES, LLC

701 S. CARSON STREET,

SUITE 200,

Carson City, NV, 89701

Tel: +66 80 305 8475
(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Lawrence Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Road Central Hong Kong SAR Telephone: +852-3923-1111 Facsimile: +852-3923-1100	Lawrence Metelitsa, Esq. Steven A. Lipstein, Esq. Lucosky Brookman LLP 101 Wood Avenue South Woodbridge, New Jersey 08830 Telephone: (732) 395-4400 Facsimile: (732) 395-4401

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall hereafter become effective in accordance with the provisions of section 8(a) of the Securities Act of 1933.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering of shares of Common Stock through the underwriter named on the cover page of this prospectus, which is referred to in this Explanatory Note as the Public Offering Prospectus.

●	The Resale Prospectus. A prospectus, which is referred to in this Explanatory Note as the Resale Prospectus, to be used for the resale by Selling Stockholders of up to 1,800,000 shares of Common Stock, consisting of 1,800,000 shares of Common Stock issued in June 2025 following the conversion of 6% convertible unsecured promissory notes.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different front covers;

●	they contain different “Offering” sections in the Prospectus Summary;

●	they contain different “Use of Proceeds” sections;

●	the “Capitalization” and “Dilution” sections are deleted from the Resale Prospectus;

●	a “Selling Stockholders” section is included in the Resale Prospectus;

●	the “Underwriting” section from the Public Offering Prospectus is deleted from the Resale Prospectus and a “Plan of Distribution” section is inserted in its place; and

●	the “Legal Matters” section in the Resale Prospectus deletes the reference to counsel for the underwriters.

The registrant has included in this registration statement a set of alternate pages after the back cover page of the Public Offering Prospectus, which are referred to as the Alternate Pages, to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Stockholders.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED OCTOBER 20, 2025

Thoughtful Media Group Incorporated

3,750,000 Shares of Common Stock

This is the initial public offering of up to 3,750,000 shares of the Common Stock, $0.0001 par value per share (“Common Stock”), of Thoughtful Media Group Incorporated (“Company”, “us” or “we”), or IPO. Prior to this IPO, there has been no public market for our Common Stock (the “Shares”). It is currently estimated that the initial public offering price per share will be between $4 to $5. Currently, no public market exists for our Common Stock.

We have applied to list our Common Stock on the Nasdaq Capital Market under the symbol “TMGX”, subject to meeting all applicable listing standards. At this time, Nasdaq has not yet approved our application to list our Common Stock. The closing of the IPO is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our stocks will be approved for listing on Nasdaq. There is no assurance that, if our listing is successful, an active trading market for our Common Stock will develop or be sustained. We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements for this prospectus and future filings.

This registration statement also contains a resale prospectus, pursuant to which the Selling Stockholders are offering 1,800,000 shares of Common Stock, or the resale offering, to be sold in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals after the trading of our Common Stock on Nasdaq begins. The resale offering is separate from the IPO to be made by the Selling Stockholders. We will not receive any proceeds from the sale of the shares of Common Stock to be sold by the Selling Stockholders. No sales of the shares covered by the resale prospectus shall occur until the shares of Common Stock sold in this offering begin trading on Nasdaq.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, under applicable U.S. federal securities laws, and are eligible for reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” for more information.

The registration of the shares hereunder does not mean that the Selling Stockholders (as defined herein) will actually offer or sell the full number of the shares being registered pursuant to this prospectus. We will not receive any proceeds from the sales of shares of our Common Stock by the Selling Stockholders. The Selling Stockholders may offer the securities registered hereunder directly or through agents or to or through underwriters or dealers. The securities may be offered and sold through public or private transactions at market prices prevailing at the time of sale, at a fixed price or fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. See “Plan of Distribution” for more information about how the Selling Stockholders may sell the shares of Common Stock being registered pursuant to this prospectus.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Underwriting”.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 11 and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in shares of our Common Stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Company will be a “controlled company” under the Corporate Governance Rules of Nasdaq and can rely on exemptions from certain corporate governance requirements that could adversely affect the holders of the Company’s Common Stock. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a controlled company and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of its directors be independent, as defined in the Corporate Governance Rules of Nasdaq and the requirement that the compensation committee and nominating and corporate governance committee of the Company consist entirely of independent directors. The Company currently does not intend to rely on these exemptions. However, if the Company decides to rely on exemptions applicable to controlled company under the Corporate Governance Rules of Nasdaq in the future, you will not have the same protections afforded to stockholders of companies that are subject to all of Nasdaq corporate governance requirements. See “Risk Factors — the Company will be a “controlled company” within the meaning of the NASDAQ corporate governance standards and, as a result, will be entitled to rely on exemptions from certain corporate governance requirements that provide protections to stockholders” and “Controlled Company Exemption.” In addition, upon the consummation of this offering, Society Pass Incorporated will control 74.25% of the voting power of the Company’s outstanding voting securities and will be able to control matters requiring shareholder approval, including but not limited to the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

Our holding company, Society Pass, is currently engaged in litigation pending in the Supreme Court of the State of New York, New York County, with a former employee, Thomas O’Connor. The Company is not a party, and no claims are asserted against the Company, in that litigation. In order to provide security to O’Connor for enforcement of a possible judgment in his favor, the court, as proposed by Society Pass, ordered on July 23, 2025, that Society Pass place 3,000,000 common shares of the Company in escrow pending further order of the court. This security structure avoids the financial strain on Society Pass that would have resulted if the court had restrained Society Pass from using its cash and other assets in the ordinary course of its business.

Society Pass disputes O’Connor’s claims and has asserted counterclaims in the litigation. While Society Pass feels confident regarding the outcome of the O’Connor litigation, there can be no assurance that it will prevail and that any damages that may be awarded in the judgment will not be material to the results of the operations or financial condition of the Company. A trial was conducted on July 22 and 23, 2025, and closing arguments for the trial were held on October 3, 2025. The judge reserved decision after the closing arguments, but, to date, has not issued his decision. The outcome of this litigation is uncertain until there is a final decision from the court.

If there is a final judgment that such shares be transferred to Thomas O’Connor, the voting power and ownership of Society Pass will decrease. Society Pass’ ownership of 13,000,000 shares would on a post-IPO basis, equal 60.33% of the Common Stock and 60.33% of the aggregate voting power of the Company.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses(2)	$	$

(1)	We have agreed to pay Cathay Securities, Inc. and Bancroft Capital, LLC, as the representatives (the “Representatives”) of the underwriters named in this prospectus, an underwriter’s fee of seven percent (7%) of the amount raised in the offering. We have also agreed to issue to the Representatives, on the closing date of this offering, warrants in an amount equal to five percent (5%) of the aggregate number of shares of common stock sold by us in this offering and exercisable at a price per share equal to one hundred and twenty five percent (125%) of the public offering price (the “Underwriter’s Warrants”). For a description of compensation to be received by the Underwriter, see “Underwriting” for more information.

(2)	The amount of offering proceeds to us presented in this table does not give effect to the exercise of the over-allotment option issued to the Underwriter.

We have granted the underwriters an option, exercisable for up to 45 days from the date of this prospectus, to purchase a maximum of 562,500 shares of common stock (equal to fifteen percent (15%) of the aggregate number of shares of Common Stock sold in this offering) on the same terms as the other shares of common stock being purchased by the underwriters from us.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and purchase all of the shares of common stock offered under this prospectus if any such shares are taken.

The underwriters expect to deliver the securities to purchasers in the offering on or about [  ], 2025.

The date of this prospectus is [  ], 2025

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, shares of our common Stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside of the United States.

Copies of some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus under the heading “Where You Can Find More Information.”

Unless the context indicates otherwise, as used in this prospectus, “we,” “us,” “our,” “the Company,” “Thoughtful Media Group,” means Thoughtful Media Group, Inc., a Nevada corporation.

i

Conventions That Apply to This Prospectus

Unless we indicate otherwise, all information in this prospectus assumes no exercise by the underwriters of their option to purchase up to 562,500 shares of Common Stock from us.

Except where the context otherwise requires and for purposes of this prospectus only:

●	“APAC” refers to the Asia-Pacific geographic region;

●	“Board of Directors” or “Board” refers to the Board of Directors of the Company

●	“Common Stock” refers to shares of Common Stock, $0.0001 par value per share, of the Company;

●	“Convertible Notes” refers to the $2,700,000 principal amount of convertible notes purchased by certain Selling Stockholders pursuant to securities purchase agreements dated July 17, 2024, as amended, September 20, 2024, and October 15, 2024. The Convertible Notes offering closed in June 2025 and were fully converted into 1,800,000 shares of Common Stock at the conversion price of $1.50 per share in June 2025.

●	“E-sports” refers to multiplayer video games played competitively for spectators, typically by professional gamers;

●	“IPO” means the initial public offering of our Common Stock;

●	“MCN” refers to multi-channel networks;

●	“PDA” refers to premium digital advertising;

●	“SEA” refers to the Southeast Asia geographic region;

●	“SEC” refers to the Securities and Exchange Commission;

●	“Selling Stockholders” means the selling stockholders who are listed in the Resale Prospectus;

●	“SEO” refers to search engine optimization;

●	“Society Pass” or “SP” refers to Society Pass Incorporated, a Nevada corporation that owns 16,000,000 shares of Common Stock, comprising approximately 89.89% of the Company’s Common Stock as of the date of this prospectus and which, upon the consummation of this offering, will own 74.25% of the Company’s Common Stock and will have 74.25% of the aggregate voting power of the Company;

●	“Term Sheets” refers to the term sheets entered by the Company and certain investors dated July 1, 2024 and August 12, 2024;

●	“US$” or “U.S. dollars” refers to the legal currency of the United States;

●	“US GAAP” refers to U.S. generally accepted accounting principles, consistently applied; and

●	“We,” “us,” “our company,” “the Company,” “Thoughtful Media Group,” “TMG” or “our” refers to Thoughtful Media Group Incorporated, a Nevada corporation, and its subsidiaries.

Our reporting currency is U.S. dollars and most of our revenue is denominated in U.S. dollars. This prospectus contains translations of Thai Baht, Vietnamese Dong, Indonesian Rupiah and Philippine Pesos into U.S. dollars solely for the convenience of the reader. The conversion of Thai Baht, Vietnamese Dong, Indonesian Rupiah, Philippine Pesos into U.S. dollars is based on the exchange rates set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, all translations from Thai Baht, Vietnamese Dong, Indonesian Rupiah, Philippine Pesos to U.S. dollars and from U.S. dollars to Thai Baht, Vietnamese Dong, Indonesian Rupiah, Philippine Pesos in this prospectus were made at the rates of THB:US$- 0.030744, VND:US$- 0.000038, IDR: US$- 0.000062, PHP: US$- 0.017695, respectively, to US$1.00, the noon buying rate in effect as of June 30, 2025.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include, among others, those statements including the words “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans” and words of similar import. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. You should understand that many important factors, in addition to those discussed in this prospectus, could cause our results to differ materially from those expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national, or global political, economic, business, competitive, market (supply and demand) and regulatory conditions identified under Risk Factors:

Other sections of this prospectus describe additional risk factors that could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time, and it is not possible for our management to predict all risk factors and uncertainties, nor are we able to assess the impact of all of these risk factors on our business or the extent to which any risk factor, or combination of risk factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks and others described under the section “Risk Factors” above are not exhaustive.

Given these uncertainties, readers of this registration statement on Form S-1 are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

iii

MARKET DATA

The Company uses market data throughout this prospectus. The Company has obtained certain market data from publicly available information and industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on industry surveys and the preparers’ experience in the industry, and there is no assurance that any of the projections or forecasts will be achieved. The Company believes that the surveys and market research others have performed are reliable, but the Company has not independently verified this information.

iv

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that you should consider before investing in the shares. You are urged to read this prospectus in its entirety, including the information under “Risk Factors” and our financial statements and related notes included elsewhere in this Prospectus.

Unless the context indicates otherwise, as used in this prospectus, “we,” “us,” “our,” “the Company,” “Thoughtful Media Group,” or “TMG,” means Thoughtful Media Group, Inc., a Nevada corporation.

Our Mission Statement

Thoughtful Media Group’s mission is to be the premier digital advertising company servicing advertisers, merchants, and our over 10,000 content creators or influencers throughout Southeast Asia (“SEA”).

Our Values

Innovative. Impactful. Influential.

Overview

Operating as a trusted advertising platform in SEA since 2010 and headquartered in Bangkok, Thailand, Thoughtful Media Group connects advertisers/brands/merchants with over 10,000 influencers to targeted audiences in SEA via our social media-focused advertising platform, delivering highly effective results, which rival most forms of traditional media. We help advertisers spend their marketing funds more efficiently and effectively and generate more revenues across tens of thousands of creator channels in industries such as fashion & beauty, lifestyle, video games, cooking, automotive, travel, luxury, and sports.

Today, we have more than 60 staff members, all of which are based in our four main offices: Bangkok, Ho Chi Minh City, Jakarta, and Manila. TMG advertising and marketing professionals market to advertisers/brands/merchants, onboard up-and-coming creators, advise on campaign strategy, produce campaign content, partner with social media platforms, distribute content via media buying and placement, and promote events and concerts.

We pride ourselves on our innovative approach to marketing and advertising, leveraging social media’s power to reach and engage audiences effectively throughout SEA and indeed the globe. Because we are locally staffed but regionally focused, TMG understands the ever-changing market trends and dynamics in SEA and advises our advertisers with the most up-to-date market intelligence throughout the SEA region. Our comprehensive suite of services encompasses creative strategy, content creation and production, targeted distribution, and performance analytics. By leveraging cutting-edge technology and in-depth market insights, we help our clients achieve their marketing objectives and stand out in the competitive landscape of Southeast Asia.

Currently operating in four SEA countries, Thailand, Vietnam, Indonesia and Philippines, Thoughtful Media’s business model is centered around multi-channel networks (“MCN”), premium advertising, social commerce, sports marketing (which includes e-sports marketing), production house, and music entertainment verticals. These verticals in turn allow us to provide comprehensive and integrated solutions to meet the diverse needs of our clients and content creators, bridging the gap between marketing strategy, influencer selection, creative design, content creation, content production, and platform distribution. In 2023 and 2024, virtually all of our revenues have been generated from our MCN and premium advertising verticals, and our other verticals have generated nominal or no revenues. To date, our MCN business has generated revenue through views on YouTube. We also have views on other social media platforms such as TikTok and Facebook, but we have not yet monetized those views.

The Company currently is a subsidiary of Society Pass Incorporated, which is the Company’s majority stockholder, and is referred to in this prospectus as “Society Pass” and “SP.” See “Relationship With and Separation From Society Pass” below.

The Company is a Nevada corporation that primarily operates through its subsidiaries AdActive Media CA Inc., a wholly owned California corporation, Thoughtful (Thailand) Co. Ltd, a Thai corporation owned 99.75% by the Company, Thoughtful Media Group Co. Ltd, a Vietnam corporation owned 100% by the Company, PT Thoughtful Media Group Indonesia, an Indonesia corporation owned 100% by the Company, and Thoughtful Media (Philippines) Incorporated, a Philippines corporation owned 100% by the Company.

For the year ended December 31, 2023, our revenue was $6,835,504 and our net profit was $330,172. For the year ended December 31, 2024, our revenue was $6,673,297 and our net loss was $911,946. For the six months ended June 30, 2025, our revenue was $2,545,433 and our net loss was $334,440. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.

1

Our Service Offerings

We offer the following services to our clients:

Premium Digital Advertising. Our premium digital advertising, or PDA, vertical provides a broad range of services in digital advertising that allow us to help brands, products, advertisers reach their target audiences. We offer advertisers a wide range of services, consisting of Influencer Marketing, Social Listening and Reputation Management, Social Media Advertising, Video Advertising, Content Marketing, Search Engine Advertising, Display Advertising, Native Advertising and Email Marketing. Our Premium Digital Advertising revenues represented 57.87% and 43.78% of our total revenues for the six months ended June 30, 2025, and 2024, respectively. Our Premium Digital Advertising revenues represented 47.43% and 42.41% of our total revenues for the years ended December 31, 2024 and 2023, respectively.

Multi-Channel Network. Multi-Channel Networks, or MCNs are third-party platforms that offer a wide range of support services directly to content creators. These services are aimed at driving growth in creators’ content, optimizing monetization opportunities, and facilitating distribution on different digital platforms. Acting as an intermediary between creators and social media platforms (YouTube, Meta, TikTok, etc.), TMG provides creators with comprehensive strategy, tailored content, advertiser collaboration, and valuable resources to launch and manage their digital platforms. As one of the oldest and most established MCNs in the APAC market, TMG possesses a long-standing track record of remarkable achievements and strong partnerships. Our Multi-Channel Network revenues represented 42.13% and 56.15% of our total revenues for the six months ended June 30, 2025, and 2024, respectively. Our Multi-Channel Network revenues represented 52.54% and 57.59% of our total revenues for the year ended December 31, 2024, and 2023, respectively.

Social Commerce. We work with multi-platform social commerce channels to ensure that brands, sellers, or advertisers maximize their selling opportunities and return of investment in marketing and sales. Our merchandise services encompass affiliate marketing, live-streaming, and social selling. We assist clients in establishing and managing affiliate programs to drive sales and increase brand awareness. Our Social Commerce revenues represented 0% and 0% of our total revenues for the years ended December 31, 2024 and 2023, respectively.

We also offer the following services to customers:

Music Entertainment. Our music entertainment business model revolves around a comprehensive range of services; music creation, production, distribution, promotion, and live performances as well as artists, music labels, concert promoters, and other entities involved in the creation and dissemination of music to audiences. We will start local live music events in Indonesia in March 2024 and plan to expand this business in other countries in SEA.

Production House. Our content production services provide a studio space for a diverse range of creative offerings, such as podcasts, music production and movie production and distribution. We have established facilities and resources for content production services. We are using these facilities internally but we have not yet generated any revenue from these services.

Sports Marketing. Our Sports Marketing vertical provides services for sports and for e-sports, such as event sponsorship, community building, and sports personalities engagement. Through event sponsorship, we seek to help businesses align their brand with sporting events, providing exposure to a captive audience. We have several sports marketing clients at this time and we expect to generate revenue in this vertical in 2024.

Our Competitive Strengths

Our competitive strengths lie in the following areas, which bring significant benefits to our valued partners:

● Digital Rights & Intellectual Property Rights Protection: We offer round-the-clock support to address platform-related issues, including copyrights and account settings.

● Cross-Channel Revenue Optimization: Through our multi-platform official partnerships, we enable creators to generate additional revenue streams.

● Content Strategy, Analysis, and Optimization: Our in-house tools provide valuable data insights that allow creators to analyze their content’s performance and make informed decisions to improve their channel’s followership.

● Data-Driven Approach to Identify and Engage with Creators: Utilizing our vast network data, we assist advertisers in identifying the most suitable influencers for their marketing campaigns.

● Regional Presence and Local-to-Local Relationships: TMG’s region-wide presence allows us to launch campaigns across different markets while benefiting from local expertise and customized execution.

2

Our Growth Strategies

TMG’s growth strategy revolves around strategic initiatives to expand our reach, diversify offerings, and strengthen relationships with influencers and advertisers. Our key focus areas include:

— Acquisition of Digital Agencies

— Expanding our Influencer Network

— Collaborating with Advertisers and Influencers

— Building an Active Social Media Presence

Financial Highlights

For the three months ended June 30, 2025, we had revenues of $1,365,803 and a net loss of $62,768. For the three months ended June 30, 2024, we had revenues of $1,529,979 and a net loss of $185,193.

For the six months ended June 30, 2025, we had revenues of $2,545,433 and a net loss of $334,440. For the six months ended June 30, 2024, we had revenues of $3,329,376 and a net loss of $131,170.

For the year ended December 31, 2023, we had revenues of $6,835,504 and a net income of $330,172. For the year ended December 31, 2024, we had revenues of $6,673,297 and a net loss of $911,946.

See “Summary Consolidated Financial Data” and “Index to Consolidated Financial Statements.”

We have a limited operating history. As shown in our financial statements, the Company has suffered from working capital deficit of $1,140,034 and working capital surplus of $1,245,983 and an accumulated deficit of $1,478,402 and $1,812,842, as at December 31, 2024 and June 30, 2025, respectively, that, in the view of our auditors, raise substantial doubt about our ability to continue as a going concern. See “Index to Consolidated Financial Statements.” Management’s plans regarding these matters are also described in Note 2 to our consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Voting and Other Rights of Common Stock and Super Voting Preferred Stock

Common Stock

As of the date of this prospectus, there are 17,800,000 shares of our Common Stock outstanding.

The holders of our Common Stock are entitled to the following rights:

Voting Rights. Each share of our Common Stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of our Common Stock are not entitled to cumulative voting rights with respect to the election of directors.

Other Rights. The holders of our Common Stock have no subscription, redemption or conversion privileges. Our Common Stock does not entitle its holders to preemptive rights. All of the outstanding shares of our Common Stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our Common Stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Super Voting Preferred Stock

On January 2, 2023, we designated 50,000 shares of our preferred stock as Series X Super Voting Preferred Stock, all of which were canceled and returned to the capital of the Company as authorized and unissued shares of Series X Super Voting Preferred Stock as of the date of this prospectus.

On June 21, 2024, the Board of Directors of the Company designated 75,000 shares of our preferred stock as Series X Super Voting Preferred Stock (the “Series X Super Voting Preferred Stock”) and approved the issuance of 75,000 shares of our Series X Preferred Stock to Heather Maynard subject to certain terms and conditions. On August 14, 2024, the Company filed the certificate of designation of the Series X Super Voting Preferred Stock with the Secretary of State of Nevada upon the receipt of subscription and acceptance agreement for the 75,000 shares of Series X Super Voting Preferred Stock from Heather Maynard. On October 11, 2024, in order to facilitate our IPO process, Heather Maynard disclaimed all interests in the 75,000 shares of Super Voting Preferred Stock voluntarily and without any consideration, which shares subsequently were canceled and returned to the capital of the Company as authorized and unissued shares of the Series X Super Voting Preferred Stock. We will not be issuing any shares of the Series X Super Voting Preferred Stock prior to the consummation of this offering. We may issue shares of the Series X Super Voting Preferred Stock from time to time after we consummate this offering.

The Series X Super Voting Preferred Stock has the following characteristics:

Voting Rights. Each share of our Series X Super Voting Preferred Stock entitles its holder to 1,000 votes per share and votes with our common stock as a single class on all matters to be voted or consented upon by the stockholders.

Other Rights. The holders of our Series X Super Voting Preferred Stock are not entitled to any dividend rights. The holders of the Series X Super Voting Preferred Stock are not entitled to any liquidation preference or subject to any redemption rights. The shares of our Series X Super Voting Preferred Stock are not convertible into shares of our common stock and are not subject to any sunset or other termination provision.

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Convertible Notes

The Company entered into binding term sheets dated July 1, 2024 with each of Creative Vision Digital Limited, Grit Securities Limited, Su Feng WANG, XuZhong XU, Zhe ZHOU, and YuZhang ZHOU, respectively (collectively, the “July Term Sheets”). Each term sheet provided for the following terms, among others: a right for the investor to convert the notes into Common stock at price of $1.80 per share until September 15, 2024, and at a price of $1.50 per share commencing from and after such date; and a force majeure provision that permitted the parties to terminate upon a force majeure event, which included the right of the Company to terminate if “know your customer” or other diligence of any investor was not completed in a prompt and comprehensive manner, as well as other events beyond the control of the parties.

On July 17, 2024, the Company entered into securities purchase agreements (the “July SPAs”) with the six above referenced investors for a private placement of Convertible Notes with a principal amount of $5,000,000, five of which were terminated in September 2024 and October 2024.

The Company entered into two additional binding term sheets dated August 12, 2024, with G Bridge Global Investment Limited and GRIT Multi-Strategies Investment Company Limited, respectively (collectively, the August Term Sheets”), when diligence on certain of the investors who signed the July Term Sheets was not moving forward at an acceptable pace; these August Term Sheets contained identical provisions as those contained in the July Term Sheets. On September 20, 2024, the Company determined that the vetting and diligence relating to the four individual above referenced investors (Su Feng WANG, XuZhong XU, Zhe ZHOU, and YuZhang ZHOU) was not satisfactory, and therefore the Company and each such individual mutually terminated its respective July SPA. The Company and Grit Multi-Strategies Investment Company Limited executed long form documentation on September 20, 2024, pursuant to their August Term Sheet (the “September SPA”). The Company and G Bridge Global Investment Limited executed long form documentation on October 15, 2024, pursuant to their August Term Sheet (the “October SPA,” and together with the July SPAs and September SPA, the “SPAs”). Prior to filing Amendment 2 to the Registration Statement on October 18, 2024, the Company removed Grit Securities Limited as a selling stockholder because that entity could, due to its other business activities, be deemed an underwriter under applicable securities laws. Such an event would be beyond the control of that investor, and therefore the Company and Grit Securities Limited terminated their July SPA on October 15, 2024.

The Company completed its Convertible Notes offerings in June 2025 pursuant to securities purchase agreements (the “SPAs”) with Creative Vision Digital Limited, GRIT Multi-Strategies Investment Company Limited, and G Bridge Global Investment Limited (collectively, the “Purchasers”). The Company issued Convertible Notes to G Bridge Global Investment Limited on June 17, 2025, to Creative Vision Digital Limited on June 25, 2025, and to GRIT Multi-Strategies Investment Company Limited on June 26, 2025, each with an aggregate principal amount of $900,000.

The Convertible Notes mature six months from the respective issuance dates, at which point the full principal amount and any accrued interest will become due and payable. Pursuant to the SPAs, the Convertible Notes automatically convert into shares of Common Stock upon the effectiveness of the registration statement, at a conversion price of $1.50 per share. The Purchasers elected to fully convert the Convertible Notes on June 24 and June 27, 2025, and the Company issued a total of 1,800,000 shares of Common Stock to the Purchasers.

Relationship With and Separation From Society Pass

Society Pass acquired 100,000 shares of Common Stock, representing 100% of the equity interests the Company, in July 2022. As of the date of the acquisition, the Company owned 100% of AdActive Media, Inc., a California corporation, and 99.75% of Thoughtful (Thailand) Co. Ltd, a Thai corporation. This strategic acquisition unlocked new opportunities for collaboration between influencers and advertisers, facilitating cross-marketing synergies within the Society Pass ecosystem. The Company expanded into Vietnam in fourth quarter of 2022 and successfully expanded into Indonesia by acquisition during the first quarter of 2023, providing access to a population of over 280 million individuals. The Company further expanded into Philippines in the third quarter of 2023. As a result of the 2022 acquisition of the Company by Society Pass, and our subsequent expansion into Vietnam, Indonesia and Philippines, the Company owns all of the current assets and liabilities associated with its digital advertising business as a wholly owned subsidiary of Society Pass.

On September 21, 2023, the Board of Directors of Society Pass approved an initial public offering of the Company, so as to make it a stand-alone public company with no further financial dependence on or support agreements or other material agreements with Society Pass. As of the consummation of this offering, Society Pass will retain its current ownership of 16,000,000 shares of Common Stock.

On September 30, 2023, Society Pass, Heather Maynard, and the Company entered into an employment agreement. Pursuant to the employment agreement, Heather Maynard has agreed to serve as the chairwoman of the board of the Company, representing Society Pass on the board of the Company. In consideration of Ms. Maynard’s services, the Company has agreed to pay her the amount of EUR 120,000 (approximately $130,492) per year. Ms. Maynard may terminate the agreement upon giving the Company thirty days’ prior written notice, and the Company may terminate the agreement if Ms. Maynard resigns from the board or is not elected to the Company’s board at its annual meeting. Dennis Nguyen, founder and then-Chief Executive Officer of Society Pass, owns 20% equity interest in H&D Mediterranean, in which Ms. Maynard owns 80% equity interest. H&D Mediterranean is in the business of real estate investing and management in France. Ms. Maynard used to be the registered agent for the Dennis Nguyen Family Foundation, a California nonprofit corporation, from 2015 to 2018. Ms. Maynard has also been the chairwoman and director of the board of NusaTrip Incorporated, a wholly-owned subsidiary of Society Pass, since November 2023, representing Society Pass on the board of NusaTrip Incorporated. Other than the rights and obligations set forth in the employment agreement and the business interest in H&D Mediterranean, Ms. Maynard does not have any other relationships (including family relationship), agreements, affiliations, or any understanding that Ms. Maynard has or has had with Society Pass, its officers and directors and/or its majority owner Dennis Nguyen.

On June 21, 2024, the Company completed its recapitalization with Society Pass, whereby the Company issued an additional 7,900,000 shares of Common Stock to Society Pass, making it the holder of 8,000,000 shares of Common Stock. On July 12, 2024, the Company issued an additional 8,000,000 shares of Common Stock to Society Pass, thus increasing Society Pass’s share ownership to 16,000,000 shares of Common Stock, with the aim of setting the price of IPO in the range of $4 to $5 per share.

The Convertible Notes offering closed in June 2025 and were fully converted into 1,800,000 shares of Common Stock at the conversion price of $1.50 per share in June 2025.

As of the date of this prospectus, Society Pass is the owner of approximately 89.89% of the Company’s Common Stock. As of the consummation of this offering, Society Pass will continue to own 16,000,000 of the outstanding shares of our Common Stock. For more information, see “Corporate History And Structure”.

Prior to the consummation of this offering, TMG has been operating as a separate company from Society Pass with its own management and operations staff. TMG has prior to the consummation of the IPO, relied on loans from Society Pass to fund its expansion and operation. The Company has not and will not pay any dividends or transfer any assets to Society Pass in connection with this offering; however, after the consummation of the IPO, the Company shall repay outstanding loans made by Society Pass in the aggregate amount of $152,615. Once these outstanding loans have been repaid to Society Pass, the separation of the Company from Society Pass will be complete. Other than the repayment of these loans, no separation or reorganization transactions with Society Pass have been or will be necessary to fully separate the operations of the two companies.

Our corporate structure after giving effect to this offering shall be as follows:

Society Pass Incorporated
74.25% of Common Stock
74.25% total voting power
Other Common Stockholders
25.75% of Common Stock
25.75% total voting power
Thoughtful Media Group Incorporated
Thoughtful (Thailand) Co. Ltd (99.75%)
AdActive Media CA Inc (100%)
PT Thoughtful Media Group Indonesia (100%)
Thoughtful Media (Singapore) Pte Ltd (100%)
Thoughtful Media Group Co. Ltd (99%)
Thoughtful Media (Malaysia) Sdn. Bhd. (100%)
Thoughtful Media (Philippines) Inc (100%)

* “Other Stockholders” are comprised of the holders of Common Stock to be issued upon the conversion of the Convertible Notes, and the holders of Common Stock offered in this offering.

The foregoing chart assumes no exercise by the underwriters of their over-allotment option. Of the “Other Stockholders,” the holders of Common Stock issued upon the conversion of the Convertible Notes would own an aggregate of 9.1% upon the consummation of the IPO, and the holders of Common Stock offered in this offering would own an aggregate of 10.1%, of the outstanding Common Stock upon the consummation of the IPO.

The subsidiaries shown in the foregoing chart are currently owned by the Company, and the ownership of each such subsidiary shall not change upon or as a result of the consummation of this offering.

As of the consummation of this offering, Heng Xue Li, our Chief Financial Officer, and Sumit Agrawal, our Chief Technology Officer, are currently also employees of Society Pass but will be paid by the Company after the consummation of the IPO. We intend to enter into employment agreements with Heng Xue Li and Sumit Agrawal, which will replace their current agreements with SoPa Technology and New Retail Experience Incorporated, respectively, each a wholly-owned subsidiary of SOPA. The new agreements will become effective when our Common Stock commences trading on Nasdaq and will have the same terms as the current agreements. See “Management.” These overlapping relationships could present potential conflicts of interest. See “We may have conflicts of interest with Society Pass and, because of the controlling ownership interest of Society Pass in our Company, we may not be able to resolve such conflicts on terms favorable to us - Our Board members or executive officers may have conflicts of interest.”

As of the date of this prospectus, the Company and Society Pass are not parties to any support agreement, tax sharing arrangement, registration rights agreement or other written agreement. As of the consummation of this offering, the Company and Society Pass will not be parties to any support agreement, tax sharing arrangement, registration rights agreement or other written agreement.

Our holding company, Society Pass, is currently engaged in litigation pending in the Supreme Court of the State of New York, New York County, with a former employee, Thomas O’Connor. The Company is not a party, and no claims are asserted against the Company, in that litigation. In order to provide security to O’Connor for enforcement of a possible judgment in his favor, the court, as proposed by Society Pass, ordered on July 23, 2025, that Society Pass place 3,000,000 common shares of the Company in escrow pending further order of the court. This security structure avoids the financial strain on Society Pass that would have resulted if the court had restrained Society Pass from using its cash and other assets in the ordinary course of its business.

Society Pass disputes O’Connor’s claims and has asserted counterclaims in the litigation. While Society Pass feels confident regarding the outcome of the O’Connor litigation, there can be no assurance that it will prevail and that any damages that may be awarded in the judgment will not be material to the results of the operations or financial condition of the Company. A trial was conducted on July 22 and 23, 2025, and closing arguments for the trial were held on October 3, 2025. The judge reserved decision after the closing arguments, but, to date, has not issued his decision. The outcome of this litigation is uncertain until there is a final decision from the court.

If there is a final judgment that such shares be transferred to Thomas O’Connor, the voting power and ownership of Society Pass will decrease. Society Pass’ ownership of 13,000,000 shares would on a post-IPO basis, equal 60.33% of the Common Stock and 60.33% of the aggregate voting power of the Company

Impact of the COVID-19 Pandemic and other Global Events

The full impact of the COVID-19 pandemic on our business, financial condition and results of operations remains unpredictable due to the evolving nature of the COVID-19 pandemic and the extent of its impact across industries and geographies and numerous other uncertainties. For example, we cannot predict the duration and spread of the outbreak of new variants of the virus, additional actions that may be taken by governmental entities, or the impact the pandemic may have on the ability of us, our customers, our suppliers, our manufacturers, and our other business partners to conduct business. To date, COVID-19 has led to the implementation of various responses, including government-imposed quarantines, business closures, travel restrictions, and other public health safety measures. The extent to which the COVID-19 pandemic impacts our business will depend on future developments, which are highly uncertain and cannot be predicted at this time.

The spread of COVID-19 caused us to modify our business practices, including employee travel, employee work locations in certain cases, and cancellation of physical participation in certain meetings, events and conferences and further actions may be taken as required or recommended by government authorities or as we determine are in the best interests of our employees, customers, and other business partners. Our business operations were back to normal in the first quarter of 2022, after the waning of the COVID-19 threat. We are monitoring the global outbreak of the pandemic, in SEA, especially Vietnam and are taking steps in an effort to identify and mitigate the adverse impacts on, and risks to, our business posed by its spread and the governmental and community reactions thereto. COVID-19 has not had any impact on our results of operations or our financial condition.

The Russian-Ukraine war and the supply chain disruption have not affected any specific segment of our business.

Implications of Being a Smaller Reporting Company

We are a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation and, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Corporate Information

Our principal executive offices are located at 7 Sumerpoint Building, 3rd Floor, Room No. 301-302, Soi Sukhumvit 69 (Saleenimit), Prakanong Nua Sub-district, Wattana District, Bangkok City, Thailand. Our telephone number is +66 80 305 8475.

Our corporate website address is www.thoughtfulmedia.com. The information included on our website is not part of this prospectus.

Our social media profiles are the following:

● Facebook:

www.facebook.com/thoughtfulmediaasia;
www.facebook.com/ThoughtfulMediaThailand;
https://www.facebook.com/ThoughtfulmediaID; and
https://www.facebook.com/thoughtful.ph

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● Instagram:

www.instagram.com/thoughtfulmedia/;
www.instagram.com/thoughtful_thailand/;
www.instagram.com/thoughtful_indonesia/;
www.instagram.com/thoughtfulmedia.vn/; and
www.instagram.com/thoughtful_philippines/.

● YouTube is https://www.youtube.com/@ThoughtfulThailand.

● LinkedIn is https://www.linkedin.com/company/thoughtful-media-group-inc/.

Summary of Risk Factors

In addition to the other information contained in this prospectus, including the matters addressed under the heading “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider all of the risks and uncertainties described in the section of this prospectus captioned “Risk Factors.” These risks include, but are not limited to, the following:

● We have a limited operating history on which you can evaluate our business and prospects.

● We have not generated substantial revenues under our new businesses, which makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

● We have incurred operating losses in the past, and we may not be able to generate sufficient revenue to be profitable, or to generate positive cash flow on a sustained basis. In addition, our revenue growth rate may decline.

● We may require additional capital to support our business and objectives, and this capital might not be available on acceptable terms, if at all.

Risks Related to Doing Business in the Southeast Asia Region

● Our revenue and net income may be materially and adversely affected by any economic slowdown within SEA. Changes in the economic, political or social conditions or government policies in SEA could have a material adverse effect on our business and operations.

● The imposition of barriers to trade or escalation of trade disputes could materially and adversely affect demand for our services.

Risks Related to Our Business

● We primarily rely, and expect to continue to primarily rely, on third-party mass media platforms including but not limited to YouTube and TikTok to deliver our content to followers and potential viewers and any failure, disruptions of or interferences with our use of such streaming services could disrupt the availability of our content and adversely affect our business, financial condition, results of operations and prospects.

● If our efforts to attract prospective customers and advertisers and to retain existing customers and users of our services are not successful, our growth prospects and revenue will be adversely affected.

● We face and will continue to face competition for advertisers and creative influencers.

● We depend upon third-party providers for substantially all of the content we stream and loss of these providers may materially adversely affect our business, operating results, and financial condition.

● Our business emphasizes innovation and prioritizes long-term customer and user engagement. That strategy may yield results that sometimes do not align with the market’s expectations. If that happens, our stock price may be negatively affected.

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● If we fail to accurately predict, recommend, curate and play content that our customers and users enjoy, we may fail to retain existing customers and users and attract new customers and users in sufficient numbers to meet investor expectations for growth or to operate our business profitably.

● Changes in how network operators handle and charge for advertisements their networks could adversely impact our business.

● We face risks, such as unforeseen costs, and potential liabilities in connection with content we license and/or distribute through our services.

● Various regulations as well as self-regulation related to privacy and data security concerns pose the threat of lawsuits, regulatory fines and other liability, require us to expend significant resources, and may harm our business, operating results, and financial condition.

● We rely on advertising revenue to monetize our services, and any failure to convince advertisers or advertising demand partners of the benefits of advertising on our platform in the future could harm our business, operating results, and financial condition.

● We have acquired and invested in, and may continue to acquire or invest in, other companies or technologies, which could divert management’s attention and otherwise disrupt our operations and harm our operating results. We may fail to acquire or invest in companies whose market power or technology could be important to the future success of our business.

● If we fail to implement and maintain effective internal control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected.

Risks Related to Our Intellectual Property

● Assertions by third parties of infringement or other violations by us of their intellectual property rights could harm our business, operating results, and financial condition.

● Failure to protect our intellectual property rights could substantially harm our business, operating results, and financial condition.

Risks Related to Our Ownership Structure

● If we become an independent, publicly traded company, we may not enjoy the same benefits that we did as part of Society Pass, and thus, we may have difficulty operating as an independent, publicly traded company.

● Our ability to meet our capital needs may be harmed by the loss of financial support from Society Pass.

● The Company will be a “controlled company” under the Corporate Governance Rules of Nasdaq and can rely on exemptions from certain corporate governance requirements that could adversely affect holders of Common Stock.

● The Company has adopted a dual-class share structure with different voting rights, which may adversely affect the value and liquidity of the Common Stock.

● Certain of our directors and executive officers are directors and/or executive officers of Society Pass and own shares of Society Pass Common Stock, which could cause conflicts of interest.

Risks Related to Owning Our Common Stock and this Offering

● There is a limited public market for our securities.

● We may not be able to satisfy listing requirements of Nasdaq or maintain a listing of our common stock on Nasdaq.

● The trading price of our Common Stock will likely be volatile.

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● Investors in our Common Stock will face immediate and substantial dilution in the net tangible book value per Share and may experience future dilution.

● We are a “smaller reporting company,” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our Common Stock less attractive to investors.

● The offering price of our shares of Common Stock offered in the Resale Prospectus is fixed.

● If securities or industry analysts publish inaccurate or unfavorable research about our business or cease publishing research about our business, our share price and trading volume could decline.

● The requirements of being a public company with its Common Stock listed on Nasdaq may strain our resources and divert management’s attention.

● We do not expect to declare any dividends in the foreseeable future.

● Conversion of the Convertible Notes, exercise of warrants, and issuance of incentive stock grants shall have a dilutive effect on our stock, and negatively impact the price of our Common Stock.

● Certain recent initial public offerings of companies with relatively small public floats have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. Our Common Stock may potentially experience rapid and substantial price volatility, which may make it difficult for prospective investors to assess the value of our Common Stock.

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THE OFFERING

Common Stock offered by us:	3,750,000 shares of Common Stock.

Offer Price:	We currently estimate that the initial public offering price will be between US $4.00 to US $5.00 per share.

Common Stock outstanding prior to this offering:	17,800,000 shares of Common Stock (including the conversion of convertible note of 1,800,000 shares of common stock as stated in this registration statement)

Common Stock outstanding immediately after this offering:	21,550,000 shares of Common Stock, assuming the sale of all the shares offered in this prospectus.

Over-allotment option:	We have granted the Underwriter a 15% over-allotment option, exercisable within 45 days from the closing of this offering, to purchase up to an aggregate of 562,500 additional shares of Common Stock.

Underwriter Warrant:	We have agreed to issue to the Representatives or their designees warrants (the “Underwriter Warrants”) to purchase up to a total of 5% of the shares of Common Stock sold in this offering (including any shares sold through the exercise of the over-allotment option). The warrants are exercisable at $ per share (125% of the public offering price) commencing on a date which is 180 days from the commencement of sales in the offering and expiring on a date which is no more than five (5) years from the commencement of sales in the offering in compliance with FINRA Rule 5110. The warrants have been deemed compensation by FINRA and are therefore subject to a 180 day lock-up pursuant to Rule 5110 of FINRA. The underwriters (or their permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from effectiveness.

Use of proceeds:

Based upon an assumed initial public offering price of $4.50 per share of common stock, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, we estimate that we will receive gross proceeds from this offering of approximately $16,875,000 and net proceeds from this offering of approximately $15,099,123, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us. We plan to use the net proceeds of the IPO in the following order of priority:

● Approximately $4,529,737 for merger and acquisition.

● Approximately $2,264,868 for expansion of market.

● Approximately $8,304,518 for working capital and other general corporate purposes. For more information on the use of proceeds, see “Use of Proceeds” on page 32.

Lock-up:	Each of our officers, directors and holders of 5% or more of our Common Stock have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or otherwise dispose of any shares of Common Stock or similar securities for a period of three (3) months after the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk factors:	The purchase of our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our securities.

Nasdaq symbol:	“TMGX”

The number of shares of our Common Stock outstanding prior to this offering, as set forth in the table above, is based on the shares outstanding as of 17,800,000.

Our holding company, Society Pass, is currently engaged in litigation pending in the Supreme Court of the State of New York, New York County, with a former employee, Thomas O’Connor. The Company is not a party, and no claims are asserted against the Company, in that litigation. In order to provide security to O’Connor for enforcement of a possible judgment in his favor, the court, as proposed by Society Pass, ordered on July 23, 2025, that Society Pass place 3,000,000 common shares of the Company in escrow pending further order of the court. This security structure avoids the financial strain on Society Pass that would have resulted if the court had restrained Society Pass from using its cash and other assets in the ordinary course of its business.

Society Pass disputes O’Connor’s claims and has asserted counterclaims in the litigation. While Society Pass feels confident regarding the outcome of the O’Connor litigation, there can be no assurance that it will prevail and that any damages that may be awarded in the judgment will not be material to the results of the operations or financial condition of the Company. A trial was conducted on July 22 and 23, 2025, and closing arguments for the trial were held on October 3, 2025. The judge reserved decision after the closing arguments, but, to date, has not issued his decision. The outcome of this litigation is uncertain until there is a final decision from the court.

If there is a final judgment that such shares be transferred to Thomas O’Connor, the voting power and ownership of Society Pass will decrease. Society Pass’ ownership of 13,000,000 shares would on a post-IPO basis, equal 60.33% of the Common Stock and 60.33% of the aggregate voting power of the Company.

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CONTROLLED COMPANY EXEMPTION

Prior to the consummation of this offering, Society Pass controls 16,000,000 shares of common stock, giving it approximately 89.89% of the voting power of the Company’s voting securities as of the date of this prospectus; and it will have 74.25% of the aggregate voting power of the Company’s voting securities upon the consummation of this offering, assuming that the underwriters of this offering do not exercise their option to purchase additional Common Stock, and which represents 74.25% of the aggregate voting power, assuming that the option is exercised in full. As a result, the Company will be a “controlled company” within the meaning of NASDAQ rules, and the Company may qualify for and rely on exemptions from certain corporate governance requirements. Under NASDAQ corporate governance standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements to:

●	have a board that includes a majority of “independent directors,” as defined under NASDAQ rules;

●	have a compensation committee of the board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	have independent director oversight of director nominations.

The Company does not intend to rely on these exemptions as of the consummation of this offering. The Company may elect to rely on one or more of these exemptions and it will be entitled to do so for as long as the Company is considered a “controlled company,” and to the extent it relies on one or more of these exemptions, holders of our Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the NASDAQ corporate governance requirements.

In addition, upon the consummation of this offering, Society Pass Incorporated will control 74.25% of the voting power of the Company’s outstanding voting securities and will be able to control matters requiring shareholder approval, including but not limited to the election of directors, amendment of organizational documents, and approval of major corporate transactions, such as a change in control, merger, consolidation, or sale of assets.

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IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our Common Stock. The statements contained herein that are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition, or results of operations could be harmed. In that case, you may lose all or part of your investment. In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing our Common Stock. Although it is not possible to identify or predict all of the risks and uncertainties we face, we believe the discussion below includes all of the risks that are material to our business.

Risks Related to Our Financial Condition

We have a limited operating history on which you can evaluate our business and prospects.

We have a limited operating history on which you can evaluate our business and our prospects. Although our company has existed since 2010, we have only operated as a subsidiary of Society Pass since July 2022. The likelihood of success of our business plan must be considered in light of the risks, difficulties, complications and delays frequently encountered in connection with developing and expanding businesses and the competitive environment in which we operate.

Potential investors should carefully consider the risks and uncertainties that a company with a limited operating history will face. In particular, potential investors should consider that we cannot assure you that we will be able to, among other things:

●	successfully implement or execute our current business plan, and we cannot assure you that our business plan is sound;

●	attract and retain experienced management and advisors;

●	secure acceptance of our products and services within the industry;

●	raise sufficient funds in the capital markets or otherwise to effectuate our business plan; and

●	utilize the funds that we do have and/or raise in this offering or in the future to efficiently execute our business strategy.

If we cannot successfully execute any one of the foregoing, our business may not succeed and your investment will be adversely affected.

We have not generated substantial revenues under our businesses, which makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

For the year ended December 31, 2023 and 2024, the majority of our revenues were derived from the historical MCN business. We have made acquisitions in Indonesia and opened an office in the Philippines to expand our business. Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues, or expenses. If we make poor budgetary decisions as a result of unreliable data, if our business model does not continue to be accepted by the market or if we are not able to expand our business, we may never become profitable and may continue to incur losses, which may result in a decline in our stock price.

We have incurred operating losses in the past, and we may not be able to generate sufficient revenue to be profitable, or to generate positive cash flow on a sustained basis. In addition, our revenue growth rate may decline.

We have incurred operating losses in the past. Although we recorded a net profit of $330,172 in 2023, we recorded net loss of $911,946 for the year ended December 31, 2024 and incurred operating losses in prior years. We cannot guarantee that we will generate sufficient revenue to offset our operating costs. If we cannot successfully earn revenue at a rate that exceeds the operational costs associated with our service, we will not be able to achieve or sustain profitability or generate positive cash flow on a sustained basis.

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Additionally, we also expect our costs to increase in future periods, which could negatively affect our future operating results and ability to achieve profitability. We expect to continue to expend substantial financial and other resources on:

●	securing top quality video content;

●	creating new forms of original content;

●	our technology infrastructure, including website architecture, development tools, scalability, availability, performance, security, and disaster recovery measures;

●	research and development, including investments in our research and development team and the development of new features;

●	sales and marketing, including a significant expansion of our field sales organization;

●	international expansion to increase our sales;

●	capital expenditures, including costs related to our technology development; and

●	general administration, including legal and accounting expenses.

These investments may not result in increased revenue or growth in our business. If we fail to continue to grow our revenue and overall business, our business, operating results, and financial condition would be harmed.

We cannot assure you that we will achieve or maintain profitability and our auditor has expressed substantial doubt about our ability to continue as a going concern.

As shown in our financial statements, the Company has a working capital surplus of $1,245,983 and accumulated deficit of $1,812,842 as at June 30, 2025.

As shown in our financial statements, the Company has a working capital deficit of $1,140,034 and accumulated deficit of $1,478,402 as at December 31, 2024 and a working capital deficit of $267,083 and accumulated deficit of $566,456 as at December 31, 2023.

1)	Cash and cash equivalents balance of $510,520.

2)	Pursuing business growth to expand our reach, diversify offerings, and strengthen relationships with influencers and advertisers.

3)	Obtain additional financing from external investment funding and its operation through collaboration with more advertisers and influencers while building an active social media presence. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date of issuance of our most recent financial statements, without additional debt or equity financing. We plan to continue to provide for our capital needs through sales of our securities and/or related party advances. As of the date of this prospectus, the continuation of the Company as a going concern is dependent upon the continued financial support from SP, its current holding company and approximate 89.89% owner; and upon the consummation of this offering, SP will discontinue its financial support of the Company, and the net proceeds of this offering and additional future financings will provide the Company’s capital needs. Management believes the Company is currently pursuing its growth strategy and seeking additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain its operations.

The financial statements included with the registration statement of which this prospectus is a part have been prepared on a going concern basis. We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and pay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

While the Company believes that it will be able to continue to grow the Company’s revenue base and control expenditures, there is no assurance that it will be able to achieve these goals. As a result, the Company continually monitors its capital structure and operating plans and evaluates various potential funding alternatives that may be needed to finance the Company’s business development activities, general and administrative expenses and growth strategy.

If we are unable to generate significant revenue or secure additional financing, we may be unable to implement our business plan and grow our business.

We recorded a net loss in the first quarter of 2025, and we have incurred operating losses in prior years. We believe the proceeds from our private offering, together with our existing cash, will enable us to fund our operations for at least 12 months from the date of this prospectus. We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we expect.

There is uncertainty regarding our ability to grow our business without additional financing. We have no agreements, commitments, or understandings to secure additional financing at this time. Our long-term future growth and success are dependent upon our ability to continue selling our services, generate cash from operating activities and obtain additional financing. We may be unable to continue selling our products and services, generate sufficient cash from operations, sell additional shares of Common Stock or borrow additional funds. Our inability to obtain additional cash could have a material adverse effect on our ability to grow our business to a greater extent than we can with our existing financial resources.

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We may require additional capital to support our business and objectives, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business and will require additional funds to respond to business challenges, including the need to develop new features or enhance our existing services, expand into additional markets or acquire complementary businesses and technologies. Accordingly, we may in the future engage in equity and debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our stockholders, including investors in this offering, could suffer significant dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our Common Stock. Any debt financing we secure in the future could also contain restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business, acquire or retain users, and to respond to business challenges could be significantly impaired, and our business may be harmed. Upon the consummation of this offering, although Society Pass will continue to own 74.25% of our outstanding Common Stock, we do not expect it to provide any additional financial support to the Company.

Risks Related to Doing Business in the Southeast Asia Region

Our revenue and net income may be materially and adversely affected by any economic slowdown in any regions of SEA as well as globally. Changes in the economic, political or social conditions or government policies in SEA could have a material adverse effect on our business and operations.

The success of our business ultimately depends on general economic conditions. Substantially all of our assets and operations are located in SEA. We will derive substantially all of our revenue from SEA and therefore we will be exposed to general economic conditions that affect consumer confidence, consumer spending, consumer discretionary income or changes in consumer purchasing habits. As a result, our business, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in SEA and globally, as well as economic conditions specific to financial services.

While the SEA economy, as a whole, has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in SEA, or in the policies of the governments or of the laws and regulations in each respective market, could have a material adverse effect on the overall economic growth of SEA. Such developments could adversely affect our business and operating results, lead to reduction in demand for our content and services and adversely affect our competitive position. Economic growth in SEA has experienced a mild moderation in recent years, partially due to the slowdown of the Chinese economy since 2012, as well as the global commercial volatility of energy prices, the impact of COVID-19, U.S. monetary policies and other markets. An economic downturn, whether actual or perceived, a further decrease in economic growth rates or an otherwise uncertain economic outlook in SEA or any other market in which we may operate could have a material adverse effect on our business, financial condition and results of operations. We are exposed to the risk of rental, employee related and other cost increases due to potential inflation in the markets in which we operate. In the past, some of the governments in SEA have implemented certain measures, including interest rate adjustments, currency trading band adjustments and exchange rate controls, to control the pace of economic growth. These measures may cause decreased economic activity in SEA, which may adversely affect our business, financial condition and results of operations.

In addition, some SEA markets have experienced, and may in the future experience, political instability, including strikes, demonstrations, protests, marches, coups d’état, guerilla activity or other types of civil disorder. These instabilities and any adverse changes in the political environment could increase our costs, increase our exposure to legal and business risks, disrupt our office operations or affect our ability to expand our user base.

Uncertainties with respect to the legal system in certain markets in SEA could adversely affect us and it might be difficult to acquire jurisdiction and enforce liabilities against our assets based in some SEA jurisdictions.

The legal systems in SEA vary significantly from jurisdiction to jurisdiction. Some jurisdictions have a civil law system based on written statutes and others are based on common law. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

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Many of the markets in SEA have not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in such markets. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since local administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in many of the localities that we operate in. Moreover, local courts may have broad discretion to reject enforcement of foreign awards. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Currently, substantially all of our assets are located in SEA, our clients are almost exclusively located in SEA and certain of our executive officers and present directors reside outside of the United States. As a result, although the Company is a Nevada corporation, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or executive officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and executive officers under Federal securities laws. Our management has been advised that many jurisdictions within SEA where we operate do not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and some SEA markets, such as Indonesia and the Philippines, would permit effective enforcement of criminal penalties of the federal securities laws.

Each jurisdiction in SEA has enacted, and may enact or amend from time to time, laws and regulations governing the distribution of games, services, messages, applications, electronic documents and other content through the internet. The relevant government authorities may prohibit the distribution of information through the internet that they deem to be objectionable on various grounds, such as public interest or public security, or to otherwise be in violation of applicable laws and regulations. If any of the information on our website or that we otherwise produce or disseminate is deemed by any relevant government authorities to violate content restrictions, we would not be able to continue to display such content and could be subject to penalties, including confiscation of the property used in the non-compliant acts, removal of the infringing content, temporary or permanent blocks, administrative fines, suspension of business, and revocation of required licenses, if any, which could materially and adversely affect our business, financial condition and results of operations.

Furthermore, many of the legal systems in SEA are based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. There are other circumstances where key regulatory definitions are unclear, imprecise or missing, or where interpretations that are adopted by regulators are inconsistent with interpretations adopted by a court in analogous cases. As a result, we may not be aware of our violation of certain policies and rules until sometime after the violation. In addition, any administrative and court proceedings in SEA may be protracted, resulting in substantial costs and diversion of resources and management attention.

It is possible that a number of laws and regulations may be adopted or construed to apply to us in SEA and elsewhere that could restrict our industries and business. Scrutiny and regulation of the industries in which we operate may further increase, and we may be required to devote additional legal and other resources to addressing this regulation. For example, existing laws or new laws regarding the regulation of currency, money laundering, banking institutions, intellectual property, investment banking institutions, and consumer and data protection may be interpreted to cover information disseminated through our internet communication platforms and our investee companies. Changes in current laws or regulations or the imposition of new laws and regulations in SEA or elsewhere regarding our industries may slow the growth of our industries and adversely affect our financial position and results of operations.

Fluctuations in foreign currency exchange rates will affect our financial results, which we report in U.S. Dollars.

We operate in multiple jurisdictions, which exposes us to the effects of fluctuations in currency exchange rates. We earn revenue denominated in Thai Baht, Vietnamese Dong, Indonesian Rupiah, Philippine Pesos, U.S. Dollars, Malaysian Ringgit and Singapore Dollar among other currencies. We generally incur expenses for employee compensation and other operating expenses in the local currencies in the jurisdictions in which we operate. Fluctuations in the exchange rates between the various currencies that we use could result in expenses being higher and revenue being lower than would be the case if exchange rates were stable. We cannot assure you that movements in foreign currency exchange rates will not have a material adverse effect on our results of operations in future periods. We do not generally enter into hedging contracts to limit our exposure to fluctuations in the value of the currencies that our businesses use. Furthermore, the substantial majority of our revenue is denominated in emerging markets currencies. Because fluctuations in the value of emerging markets currencies are not necessarily correlated, there can be no assurance that our results of operations will not be adversely affected by such volatility.

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Restrictions on currency exchange in certain SEA markets may limit our ability to receive and use our revenue effectively.

A large majority of our revenue and expenses are denominated in U.S. Dollars, and to a lesser extent in Thai Baht, Vietnamese Dong, Indonesian Rupiah, Philippine Pesos, Malaysian Ringgit and Singapore Dollar. If revenue denominated in any of these non-U.S. currencies and U.S. Dollars increase or expenses denominated in such currencies decrease in the future, we may need to convert a portion of our revenue into other currencies to meet our foreign currency obligations, including, among others, payment of dividends declared, if any, in respect of our Common Stock. Although there are currently no foreign exchange control regulations in U.S. Dollars, which restrict the ability of our subsidiary in SEA to distribute dividends to us, the relevant regulations may be changed and the ability of our subsidiary to distribute dividends to us may be restricted in the future. We cannot guarantee that we will be able to convert such local currencies into U.S. Dollars or other foreign currencies to pay dividends or for other purposes on a timely basis or at all.

The imposition of barriers to trade or escalation of trade disputes could materially and adversely affect demand for our services or the operation of our investee companies.

There has been a global escalation of barriers to trade in recent years. Any imposition of new tariffs or other trade barriers, or the escalation of any trade dispute, may adversely affect the global economy and businesses of our clients, which, in turn, would also adversely affect demand for our services. A downturn in the global economy or the economies of countries in which we or our clients operate as a result of any trade dispute could adversely affect our business, financial condition and results of operations. Although we do not directly engage in international trade business, our clients or our investee companies may be affected by the imposition of barriers to trade or escalation of trade disputes.

In addition, current government actions undertaken by various governments to stimulate their respective economies and future government action, including interest rate decreases, changes in monetary policy or intervention in the exchange markets and other government action to adjust the value of the local currency, may trigger inflation. The occurrence of such fluctuations, devaluations or other currency risks could have a material adverse effect on our and our investee companies’ business, financial condition and results of operations.

Developments in the social, political, regulatory and economic environment, including but not limited to natural events, wars, terrorist attacks and other acts of violence, in the countries where we operate, may have a material and adverse impact on us.

Our business, prospects, financial condition and results of operations may be adversely affected by social, political, regulatory and economic developments in countries in which we operate. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation. Any adverse socio-political environment may adversely affect our business, financial condition, results of operations and prospects. Although the overall economic environment in Thailand, Indonesia and other countries where we operate appears to be positive, there can be no assurance that this will continue to prevail in the future.

Furthermore, natural disaster events (such as typhoons, floods and earthquakes), terrorist attacks and other acts of violence or war may also adversely disrupt our operations, leading to economic weakness in the countries in which they occur and affect worldwide financial markets, and could potentially lead to economic recession, which could have an adverse effect on our business, financial condition and results of operations. These events could adversely affect our clients’ levels of business activity and precipitate sudden significant changes in regional and global economic conditions and cycles. These events also pose significant risks to our people and to our business operations around the world.

Russia’s invasion of Ukraine may present risks to our operations and investments.

Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the value of our operations and investments, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our operations, results of operations, financial condition, liquidity and business outlook.

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Risks Related to Our Business

We primarily rely, and expect to continue to primarily rely, on third-party mass media platforms including but not limited to YouTube and TikTok to deliver our content to followers and potential viewers and any failure, disruptions of or interferences with our use of such streaming services could disrupt the availability of our content and adversely affect our business, financial condition, results of operations and prospects.

The success of our business is driven in part by the commercial success and adequate supply of third-party mass media channels, including but not limited to YouTube, and TikTok, through which we may distribute our content. Our success also depends on our ability to accurately predict which channels and platforms will be successful with the Company, as well as on our ability to develop commercially successful content and distribute it on these platforms. A channel or platform may not succeed as expected or new channels or platforms may take market share and consumers away from platforms for which we have devoted significant resources. Additionally, if any of these platforms are banned in any country in which we operate (for example, TikTok), it may hamper our ability to generate revenue in that country. If demand for the channels or platforms for which we are developing and producing our content on is lower than our expectations, we may be unable to fully recover the investments we have made, and our financial performance may be negatively impacted. Alternatively, a channel or platform for which we have not devoted significant resources could be more successful than we initially anticipated, causing us to not be able to take advantage of meaningful revenue opportunities.

If our efforts to attract prospective customers and advertisers and to retain existing customers and users of our services are not successful, our growth prospects and revenue will be adversely affected.

Our ability to grow our business, including primary demand advertising services and our new acquisitions, to generate revenue depends on retaining, expanding, and effectively monetizing our customer base, including by increasing the number of primary demand advertising services customers. Our ability to attract new customers and retain existing customers is in large part on our ability to continue to offer compelling curated content and provide advertising services.

In addition, in order for us to increase our advertising revenue, we also seek to increase the viewing time that our advertisement-supported customers spend on our advertisement-supported service and find new opportunities to deliver advertising to users. The more content customers stream on the advertisement-supported service, the more revenue we are able to generate. If we fail to grow our advertisement-supported MCN customer base, the amount of content streamed, and the viewing time spent by our advertisement-supported MCN customers, we may be unable to grow advertisement-supported revenue.

We face and will continue to face competition for advertisers and creative influencers.

Influencer marketing content is the future of digital content, and it should be an integral part of all digital marketing campaigns in 2024 and beyond. Today’s consumers are looking for organic content in a social setting. They do not react to or engage well with over-produced and commercial content. The purpose of social media is to be entertained, so typically ads in that style fit that requirement. Engaging creative influencers is essential for an effective digital marketing campaign, and if ads are not built properly, they will not drive the traction brands want. Influencer content works as a form of word-of-mouth from influencers and content creators to push consumers through a brand’s conversion funnel. Brands can use this content on their own marketing channels or on a paid advertising platform.

Due to the popularity of new marketing tools, many media and advertising firms and new business ventures could envision the big potential of revenue growing through influencers and content creator business. This could create a high competition in this business segment from players who have a strong presence in the market as well as newcomers. We can define our primary competitors as follows: (i) MCN companies which utilize their strengths in managing creator and expertise on social media platform, and (ii) international and local advertising agencies which expand their services and include digital advertising and influencer marketing into the new service offering their current clients.

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Large internet companies with strong brand recognition, including but not limited to Meta, Google, Amazon, and X (formerly known as Twitter), have significant numbers of sales personnel, substantial advertising inventory, proprietary advertising technology solutions, and traffic across web, mobile, and connected devices that provide a significant competitive advantage and have a significant impact on pricing for reaching these user bases. Failure to compete successfully against our current or future competitors could result in the loss of current or potential advertisers, a reduced share of our advertisers’ overall marketing budget, the loss of existing or potential users, or diminished brand strength, which could adversely affect our pricing and margins, lower our revenue, increase our research and development and marketing expenses, and prevent us from achieving or maintaining profitability.

We depend upon third-party providers for substantially all of the content we stream and loss of these providers may materially adversely affect our business, operating results, and financial condition.

To secure the rights to stream content, we entered into standard agreements in the ordinary course of business for content from providers. If our business does not perform as expected or if the rates we receive are lower than expected, our revenue would decrease, which could negatively impact our business, operating results, and financial condition.

We have no control over third-party providers of our content. The concentration of control of content by our major providers means that even one entity, or a small number of entities working together, may unilaterally affect our access to music video and other content.

We rely on various third-party providers, over whom we have no control, for the content we make available on our services. We cannot guarantee that these parties will always choose to license to us or license to us on terms that are acceptable to us.

To the extent that we are unable to license a large amount of content or the content of certain popular providers, our business, operating results, and financial condition could be materially harmed.

The COVID-19 pandemic or the widespread outbreak of any other communicable disease could materially and adversely affect our business, financial condition and results of operations.

The spread of COVID-19 around the world affected the global economies and has affected our operations and those of third parties on which we rely, including by causing disruptions in advertising. As COVID-19 continues to evolve, the extent to which COVID-19 impacts operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of any additional outbreak, and the actions that may be required to try and contain COVID-19 or treat its impact. We continue to monitor the pandemic and, the extent to which the continued spread of the virus adversely affects our customer base and therefore revenue. As the COVID-19 pandemic is complex and rapidly evolving, our plans as described above may change. At this point, we cannot reasonably estimate the duration and severity of this pandemic, which could have a material adverse impact on our business, results of operations, financial position and cash flows.

We face many risks associated with our international expansion.

We are considering the further expansion of our operations into additional international markets. However, offering our services in a new geographical area involves numerous risks and challenges. As a result of these obstacles, we may find it impossible or prohibitively expensive to enter additional markets, or entry into foreign markets could be delayed, which could hinder our ability to grow our business.

If we fail to effectively manage our expected growth, our business, operating results, and financial condition may suffer.

Our growth in 2022 and 2023 placed, and will continue to place, significant demands on our management and our operational and financial infrastructure. In order to attain and then maintain profitability, we will need to recruit, integrate, and retain skilled and experienced personnel who can demonstrate our value proposition to users, advertisers, and business partners and who can increase the monetization of the content. Continued growth could also strain our ability to maintain reliable service levels for our users, effectively monetize the video content streamed, develop and improve our operational and financial controls, and recruit, train, and retain highly skilled personnel. As we seek to grow our operations in size, scope, and complexity, we will need to improve and upgrade our systems and infrastructure, which will require significant expenditures and allocation of valuable technical and management resources. If we fail to maintain efficiency and allocate limited resources effectively in our organization as it grows, our business, operating results, and financial condition may suffer.

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Our business emphasizes innovation and prioritizes long-term customer and user engagement. That strategy may yield results that sometimes do not align with the market’s expectations. If that happens, our stock price may be negatively affected.

Our business is expected to grow and become more complex, and our success depends on our ability to quickly develop and launch new and innovative products and services. Our approach to the development of our business could result in unintended outcomes or decisions that are poorly received by our customers, users, advertisers, or partners. We have made, and expect to continue to make, significant investments to develop and launch new products, services, and initiatives, which may involve significant risks and uncertainties, including the fact that such offerings may not be commercially viable for an indefinite period or at all, or may not result in an adequate return of capital on our investments. No assurance can be given that such new offerings will be successful and will not adversely affect our reputation, operating results, and financial condition. In certain instances, we prioritize our long-term customer and user engagement. We may make decisions that reduce our short-term revenue or profitability if we believe that the decisions benefit the aggregate customer and user experience and will thereby improve our financial performance over the long term. These decisions may not produce the long-term benefits that we expect, in which case our user growth and engagement, our relationships with advertisers and partners, as well as our business, operating results, and financial condition could be seriously harmed.

If we fail to accurately predict, recommend, curate and play content that our customers and users enjoy, we may fail to retain existing customers and users and attract new customers and users in sufficient numbers to meet investor expectations for growth or to operate our business profitably.

We believe that a key differentiating factor is our ability to curate content and deliver that content to customers and users for them to enjoy. We have invested, and will continue to invest, significant resources in our content curation and technologies that help predict what customers and users will enjoy. However, such investments may not yield an attractive return and such refinements may not be effective. The effectiveness of our ability to predict users’ preferences and curate content tailored to our customers and users’ individual tastes depends in part on our ability to gather and effectively analyze large amounts of customer and user data. While we have a large catalog of content available to stream, we must continuously identify, analyze, and curate additional content that our customers request and that our users will enjoy, and we may not effectively do so. Failure to do so could materially adversely affect our ability to adequately attract and retain users, increase content hours consumed, and sell advertising to meet investor expectations for growth or to operate the business profitably.

Expansion of our operations subjects us to increased business, legal, financial, reputational, and competitive risks.

Expansion of our operations involves numerous risks and challenges, including increased capital requirements, new competitors, and the need to develop new strategic relationships. Growth in these areas may require additional changes to our existing business model and cost structure, modifications to our infrastructure, and exposure to new regulatory, legal, and reputational risks, including infringement liability, any of which may require additional expertise that we currently do not have. We may not be able to generate sufficient revenue from additional non-music video content to offset the costs of creating or acquiring this content. Further, we have initially established a reputation as a music video streaming service and our ability to gain acceptance and listenership for other non-music video content, and thus our ability to continue to attract customers, users and advertisers to this content, is not certain. Failure to successfully monetize and generate revenues from such content, including failure to obtain or retain rights to non-music video content on acceptable terms, or at all, or to effectively manage the numerous risks and challenges associated with such expansion could adversely affect our business, operating results, and financial condition.

Changes in how network operators handle and charge for advertisement their networks could adversely impact our business.

We rely upon the ability of our customers to access our services through the internet. If network operators block, restrict or otherwise impair access to our service over their networks, our service and business could be negatively affected. To the extent that network operators implement usage-based pricing, including meaningful bandwidth caps, or otherwise try to monetize access to their networks by data providers, we could incur greater operating expenses and our customer acquisition and retention could be negatively impacted. Furthermore, to the extent network operators create tiers of internet access service and either charge us for or prohibit us from being available through these tiers, our business could be negatively impacted.

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Interruptions, delays, or discontinuations in service arising from our own systems or from third parties could impair the delivery of our services and harm our business.

We rely on systems housed in our own facilities and upon third parties, including bandwidth providers and third-party “cloud” data storage services, to enable our users to receive our content in a dependable, timely, and efficient manner. We have experienced, and may in the future experience, periodic service interruptions and delays involving our own systems and those of third parties that we work with. Both our own facilities and those of third parties are vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures, and similar events. They are also subject to break-ins, sabotage, intentional acts of vandalism, the failure of physical, administrative, technical, and cyber security measures, terrorist acts, natural disasters, human error, the financial insolvency of third parties that we work with, and other unanticipated problems or events. The occurrence of any of these events could result in interruptions in our services and unauthorized access to, or alteration of, the content and data contained on our systems that these third parties store and deliver on our behalf.

Any disruption in the services provided by these third parties could materially adversely impact our business reputation, customer relations, and operating results. Upon expiration or termination of any of our agreements with third parties, we may not be able to replace the services provided to us in a timely manner or on terms and conditions, including service levels and cost, that are favorable to us, and a transition from one third party to another could subject us to operational delays and inefficiencies until the transition is complete.

We engage outside consultants to support our cybersecurity efforts. However, our directors do not have significant experience in cybersecurity risk management; therefore, our board’s ability to fulfill its oversight function remains dependent on the input it receives from management and outside consultants.

We face risks, such as unforeseen costs, and potential liabilities in connection with content we license and/or distribute through our services.

As a distributor of content, we face potential liability for defamation, negligence, copyright or trademark infringement, right of publicity or privacy claims, misinformation, personal injury torts or other claims based on the nature and content of materials that we license and/or distribute. We also face potential liability for content used in promoting our service, including marketing materials and features on our platforms such as user reviews. Allegations of impropriety, even if unfounded, could have a material adverse effect on our reputation and our business.

To the extent we do not accurately anticipate costs or mitigate risks, or if we become liable for content we license and/or distribute, our business may suffer. Litigation to defend these claims could be costly and the expenses and damages arising from any liability or unforeseen production risks could harm our results of operations. We may not be indemnified to cover claims or costs of these types, and we may not have insurance coverage for these types of claims.

Various regulations as well as self-regulation related to privacy and data security concerns pose the threat of lawsuits, regulatory fines and other liability, require us to expend significant resources, and may harm our business, operating results, and financial condition.

As we collect and utilize personal data about our customers and users as they interact with our services, we are subject to new and existing laws and regulations that govern our use of user data. We are likely to be required to expend significant capital to ensure ongoing compliance with these laws and regulations. Claims or allegations that we have violated laws and regulations relating to privacy and data security could result in negative publicity and a loss of confidence in us by our users and our partners. We may be required to make significant expenditures to resolve these matters and we could be subject to civil liability and/or fines or other penalties, including by government and data protection authorities.

We may find it necessary or desirable to join self-regulatory bodies or other privacy-related organizations that require compliance with their rules pertaining to privacy and data security. We also may be bound by contractual obligations that limit our ability to collect, use, disclose, share, and leverage user data and to derive economic value from it. New laws, amendments to, or reinterpretations of existing laws, rules of self-regulatory bodies, industry standards, and contractual obligations, as well as changes in our users’ expectations and demands regarding privacy and data security, may limit our ability to collect, use, and disclose, and to leverage and derive economic value from user data. Restrictions on our ability to collect, access and harness user data, or to use or disclose user data, may require us to expend significant resources to adapt to these changes, and would in turn limit our ability to stream personalized content to our users and offer advertising and promotional opportunities to users on the services.

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We have incurred, and will continue to incur, expenses to comply with privacy and security standards and protocols imposed by law, regulation, self-regulatory bodies, industry standards, and contractual obligations. Any failure to comply with privacy laws could result in litigation, regulatory or governmental investigations, enforcement action requiring us to change the way we use personal data, restrictions on how we use personal data, or significant regulatory fines. In addition to statutory enforcement, a data breach could lead to compensation claims by affected individuals (including consumer advocacy groups), negative publicity, and a potential loss of business as a result of customers losing trust in us. Such failures could have a material adverse effect on our financial condition and operations.

We rely on advertising revenue to monetize our services, and any failure to convince advertisers or advertising demand partners of the benefits of advertising on our platform in the future could harm our business, operating results, and financial condition.

Our ability to attract and retain advertisers or advertising demand partners, and ultimately to generate advertising revenue, depends on our ability to, for instance:

●	increase the number of hours our advertisement-supported customers and users spend playing or watching our video content or otherwise engaging with content on our advertisement-supported service;

●	increase the number of advertisement-supported customers and users;

●	keep pace with changes in technology and our competitors;

●	compete effectively for advertising dollars with other online and mobile marketing and media companies;

●	maintain and grow our relationships with marketers, agencies, and other demand sources who purchase advertising inventory from us;

●	implement and maintain an effective infrastructure for order management; and

●	continue to develop and diversify our advertising platform and offerings, which currently include delivery of advertising products through multiple delivery channels, including traditional computers, mobile, and other connected devices, and multiple content types.

We may not succeed in capturing a greater share of our advertisers’ or advertising demand partners’ core marketing budgets, particularly if we are unable to achieve the scale, reach, products, and market penetration necessary to demonstrate the effectiveness of our advertising solutions, or if our advertising model proves ineffective or not competitive when compared to other alternatives and platforms through which advertisers choose to invest their budgets. Our advertising demand partners are generally not bound by long-term contracts.

Failure to grow the advertisement-supported customer and user base and to effectively demonstrate the value of our advertisement-supported service and other similar offerings on the services to advertisers could result in loss of, or reduced spending by, existing or potential future advertisers or advertising demand partners, which would materially harm our business, operating results, and financial condition.

Selling advertisements requires that we demonstrate to advertisers and advertising demand partners that our offerings on the services are effective. For example, we need to show that our advertisement-supported service has substantial reach and engagement by relevant demographic audiences. Some of our demographic data may be incomplete or inaccurate. For example, because advertisement-supported users self-report their personal data, which may include their genders and dates of birth, the personal data we have may differ from our advertisement-supported users’ actual genders and ages. If our advertisement-supported users provide us with incorrect or incomplete information regarding their personal data, such as genders, age, or other attributes we use to target advertisements to users, or the data are otherwise not available to us, then we may fail to target the correct demographic with our advertising. Advertisers often rely on third parties to quantify the reach and effectiveness of our advertisement products. These third-party measurement services may not reflect our true audience or the performance of our advertisement products, and their underlying methodologies are subject to change at any time. In addition, the methodologies we apply to measure the key performance indicators that we use to monitor and manage our business may differ from the methodologies used by third-party measurement service providers, who may not integrate effectively with our advertisement-supported service. Measurement technologies for mobile devices may be even less reliable in quantifying the reach and usage of our advertisement-supported service, and it is not clear whether such technologies will integrate with our systems or uniformly and comprehensively reflect the reach, usage, or overall audience composition of our advertisement-supported service. If such third-party measurement providers report lower metrics than we do, there is wide variance among reported metrics, or we cannot adequately integrate with such services that advertisers require, our ability to convince advertisers of the benefits of our advertisement-supported service could be adversely affected.

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The market for advertising in the digital market is evolving. If this market develops slower or differently than we expect, our business, operating results and financial condition could be adversely affected.

We derive the vast majority of revenue from programmatic advertising directed at the MCN market. We expect that advertising will continue to be a major source of our revenue for the foreseeable future. If the market for programmatic advertising in the MCN market deteriorates or develops more slowly or differently than we expect, it could reduce demand for our platform and our business, growth prospects and financial condition could be adversely affected.

We derive a significant portion of our revenues from advertisements. If we are unable to continue to compete for these advertisements, or if any events occur that negatively impact our relationships with advertising networks, our advertising revenues and operating results would be negatively impacted.

We generate advertising revenue from the sale of digital video advertising delivered through advertising impressions. We engage with advertising demand partners and advertising agencies to monetize our inventory of advertising impressions by filling such advertising impressions with advertising from companies seeking to advertise in the MCN market. We need to maintain good relationships with these advertising demand partners to provide us with a sufficient number of advertisements and to ensure they understand the value of our advertising impressions. Online advertising is an intensely competitive industry. Many large companies, such as Amazon, Facebook and Google, invest significantly in data analytics to make their websites and platforms more attractive to advertisers. Our advertising revenue is primarily a function of the number of free users and hours of engagement of such free users and our ability to maintain or increase user engagement and satisfaction with our services and enhance returns for our advertising partners. If our relationship with any advertising demand partners terminates for any reason, or if the commercial terms of our relationships are changed or do not continue to be renewed on favorable terms, or if we cannot source high-quality advertisements consistent with our brand or product experience, our business, growth prospects and financial condition could be adversely affected.

We depend on highly skilled key personnel to operate our business, and if we are unable to attract, retain, and motivate qualified personnel, our ability to develop and successfully grow our business could be harmed.

We believe that our future success is highly dependent on the talents and contributions of our senior management, members of our executive team, and other key employees, such as the key technology, product, content, engineering, finance, research and development, marketing, and sales personnel. Many of our employees have unique skills required for and/or historical knowledge of our business. Our future success depends on our continuing ability to attract, develop, motivate, and retain highly qualified and skilled employees. All of our employees, including our senior management, are free to terminate their employment relationship with us at any time, and their knowledge of our business and industry may be difficult to replace. Qualified individuals are in high demand, particularly in the digital media industry, and we may incur significant costs to attract and retain them. We use equity awards to attract talented employees. If the value or liquidity of our Common Stock declines significantly and remains depressed, that may prevent us from recruiting and retaining qualified employees. If we are unable to attract and retain our senior management and key employees, we may not be able to achieve our strategic objectives, and our business could be harmed. In addition, we believe that our key executives have developed highly successful and effective working relationships. We cannot assure you that we will be able to retain the services of any members of our senior management or other key employees. If one or more of these individuals leave, we may not be able to fully integrate new executives or replicate the current dynamic and working relationships that have developed among our senior management and other key personnel, and our operations could suffer.

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We have acquired and invested in, and may continue to acquire or invest in, other companies or technologies, which could divert management’s attention and otherwise disrupt our operations and harm our operating results. We may fail to acquire or invest in companies whose market power or technology could be important to the future success of our business.

We acquired our first Indonesia subsidiary in 2023. In the future, we may seek to acquire or invest in other companies or technologies that we believe could complement or expand our services or enhance our capabilities or content offerings or otherwise offer growth opportunities. Pursuit of future potential acquisitions or investments may divert the attention of management and cause us to incur various expenses in identifying, investigating, and pursuing suitable opportunities, whether or not they are consummated. In addition, we have limited experience acquiring and integrating other businesses. We may be unsuccessful in integrating our acquired businesses or any additional business we may acquire in the future, and we may fail to acquire companies whose market power or technology could be important to the future success of our business.

We also may not achieve the anticipated benefits from any acquisition or investment due to a number of factors, including but not limited to:

●	unanticipated costs or liabilities associated with the acquisition or investment, including costs or liabilities arising from the acquired companies’ failure to comply with intellectual property laws and licensing obligations they are subject to;

●	incurrence of acquisition- or investment-related costs; inability to effectively integrate the assets, operations or personnel related to such acquisitions;

●	diversion of management’s attention from other business concerns;

●	regulatory uncertainties;

●	harm to our existing business relationships with business partners and advertisers as a result of the acquisition or investment;

●	harm to our brand and reputation;

●	the potential loss of key employees;

●	use of resources that are needed in other parts of our business; and

●	use of substantial portions of our available cash to consummate the acquisition or investment.

In addition, although we have no current acquisition target, if appropriate opportunities arise, we may acquire additional assets, products, technologies, or businesses that are complementary to our existing operations. Specifically, we will look for and consider acquiring enterprises in Southeast Asia that are in a similar business to ours.  If we acquire or invest in other companies, these acquisitions or investments may reduce our operating margins for the foreseeable future. In addition, a significant portion of the purchase price of companies we acquire may be allocated to acquired goodwill, which must be assessed for impairment at least annually. In the future, if our acquisitions or investments do not yield expected returns, we may be required to take charges to our operating results based on this impairment assessment process. Acquisitions or investments could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our operating results. In addition, if a business we acquire or invest in fails to meet our expectations, our business, operating results, and financial condition may suffer.

If our acquired intangible assets become impaired in the future, we may incur significant impairment charges.

At least annually, or whenever events or circumstances arise indicating impairment may exist, we review goodwill for impairment as required by generally accepted accounting principles in the United States (GAAP). In the future, we may need to further reduce the carrying amount of goodwill and incur additional non-cash charges to our results of operations. Such charges could have the effect of reducing goodwill with a corresponding impairment expense and may have a material effect upon our reported results. The additional expense may reduce our reported profitability or increase our reported losses in future periods and could negatively affect the value of our securities, our ability to obtain other sources of capital, and may generally have a negative effect on our future operations.

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Our operating results may fluctuate, which makes our results difficult to predict.

Our revenue and operating results could vary significantly from quarter to quarter and year to year because of a variety of factors, many of which are outside our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. Factors that may contribute to the variability of our quarterly and annual results include but not limited to:

●	our ability to grow our MCN business beyond historic levels and the further development of our advertisement-supported business model;

●	changes in the license payments we are required to make;

●	our ability to maintain licenses required for our business at a commercial price to us;

●	changes in the mix of content that is streamed by our customers, which results in varying license payment amounts being owed;

●	our ability to monetize our services more effectively, particularly as the number of out-of-home (“OOH”) customers grow;

●	our ability to effectively manage our anticipated growth;

●	our ability to attract user and/or customer adoption of and generate significant revenue from new products, services, and initiatives;

●	our ability to attract and retain existing advertisers and prove that our advertising products are effective enough to justify a pricing structure that is profitable for us;

●	the effects of increased competition in our business;

●	our ability to keep pace with changes in technology and our competitors;

●	lack of accurate and timely reports and invoices from our rights holders and partners;

●	interruptions in service, whether or not we are responsible for such interruptions, and any related impact on our reputation;

●	our ability to pursue and appropriately time our entry into new geographic or content markets and, if pursued, our management of this expansion;

●	costs associated with defending any litigation, including intellectual property infringement litigation;

●	the impact of general economic conditions on our revenue and expenses; and

●	changes in regulations affecting our business.

We may become involved in legal or regulatory proceedings and audits.

Our business requires compliance with many laws and regulations. Failure to comply with any laws or regulations could subject us to lawsuits and other proceedings, and could also lead to damage awards, fines and penalties. From time to time, we may become involved in a number of legal proceedings and audits, including, but not limited to, competitor legal proceedings, government and agency investigations, and consumer, employment, and other litigation. The outcome of some of these legal proceedings, audits and other contingencies could require us to take, or refrain from taking, actions that could harm our operations or require us to pay substantial amounts of money, harming our financial condition. Additionally, defending against these lawsuits and proceedings may be necessary, which could result in substantial costs and diversion of management’s attention and resources, harming our financial condition. There can be no assurance that any pending or future legal or regulatory proceedings and audits will not harm our business, financial condition, reputation, results of operations and the price of our ordinary shares.

On December 2, 2021, an arbitration tribunal issued a final award (the “Final Award”) against Adactive Media, Inc. (“Adactive Delaware”), Adactive Media CA, Inc. and Thoughtful (Thailand) Co., Ltd. (the “Claimants”), ordering us to pay the sum of $705,537 for legal fees and costs to the respondents of an arbitration (the “Underlying Arbitration”) initiated by the Claimants, at an annual interest rate of 5.33% until the date of full payment. Management received the Final Award from a corporate representative of one of the respondents of the Underlying Arbitration, in September 2024, and determined to record the judgement as liabilities of the Company. The respondents initiated judgment enforcement in California and have received judgment award from the United States District Court of Central District of California on May 29, 2025.

Our holding company, Society Pass, is currently engaged in litigation pending in the Supreme Court of the State of New York, New York County, with a former employee, Thomas O’Connor. The Company is not a party, and no claims are asserted against the Company, in that litigation. In order to provide security to O’Connor for enforcement of a possible judgment in his favor, the court, as proposed by Society Pass, ordered on July 23, 2025, that Society Pass place 3,000,000 common shares of the Company in escrow pending further order of the court. This security structure avoids the financial strain on Society Pass that would have resulted if the court had restrained Society Pass from using its cash and other assets in the ordinary course of its business.

Society Pass disputes O’Connor’s claims and has asserted counterclaims in the litigation. While Society Pass feels confident regarding the outcome of the O’Connor litigation, there can be no assurance that it will prevail and that any damages that may be awarded in the judgment will not be material to the results of the operations or financial condition of the Company. A trial was conducted on July 22 and 23, 2025, and closing arguments for the trial were held on October 3, 2025. The judge reserved decision after the closing arguments, but, to date, has not issued his decision. The outcome of this litigation is uncertain until there is a final decision from the court.

If there is a final judgment that such shares be transferred to Thomas O’Connor, the voting power and ownership of Society Pass will decrease. Society Pass’ ownership of 13,000,000 shares would on a post-IPO basis, equal 60.33% of the Common Stock and 60.33% of the aggregate voting power of the Company.

If we fail to implement and maintain effective internal control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected.

Following this initial public offering, we will be required to maintain internal control over financial reporting and to report any material weaknesses in those controls. We may be unable to accurately report our financial results or report them within the timeframes required by law or stock exchange regulations, and we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our Common Stock to decline. Under Section 404 of the Sarbanes-Oxley Act, following this initial public offering we will be required to evaluate and determine the effectiveness of our internal control over financial reporting and provide a management report as to internal control over financial reporting. Failure to maintain effective internal control over financial reporting also could potentially subject us to sanctions or investigations by the SEC, or other regulatory authorities, or stockholder lawsuits, which could require additional financial and management resources. We may identify material weaknesses in the future, which could materially adversely affect our business, operating results, and financial condition.

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Risks Related to Our Intellectual Property

Assertions by third parties of infringement or other violations by us of their intellectual property rights could harm our business, operating results, and financial condition.

Third parties may assert that we have infringed, misappropriated, or otherwise violated their copyrights, patents, trademarks, and other intellectual property rights, and as we face increasing competition, the possibility of intellectual property rights claims against us grows. Our ability to provide our services is dependent upon our ability to use intellectual property to visual content and any other media assets that content providers, artists, and/or labels can add or provide. Various laws and regulations govern the copyright and other intellectual property rights associated with audio and visual content, including but not limited to video music and sound recordings and musical compositions. Existing laws and regulations are evolving and subject to different interpretations, and various legislative or regulatory bodies may expand current or enact new laws or regulations. Although we seek to comply with applicable statutory, regulatory, and judicial frameworks by, for example, entering into license agreements, we may unknowingly be infringing or violating any third-party intellectual property rights, or may do so in the future. Moreover, while we may often be able to seek indemnities from our licensors with respect to infringement claims that may relate to the content, they provide to us, such indemnities may not be sufficient to cover the associated liability if the licensor at issue does not have adequate financial resources.

Furthermore, an adverse outcome of a dispute may require us to pay significant damages, which may be even greater if we are found to have willfully infringed upon a party’s intellectual property; cease exploiting copyrighted content that we have previously had the ability to exploit; cease using solutions that are alleged to infringe or misappropriate the intellectual property of others; expend additional development resources to redesign our solutions; enter into potentially unfavorable royalty or license agreements in order to obtain the right to use necessary technologies, content, or materials; indemnify our partners and other third parties; and/or take other actions that may have material effects on our business, operating results, and financial condition.

Failure to protect our intellectual property rights could substantially harm our business, operating results, and financial condition.

The success of our business depends on our ability to protect and enforce any trade secrets, trademarks, copyrights, and all of our other intellectual property rights, including our intellectual property rights underlying our services. We attempt to protect our intellectual property under trade secret, trademark, and copyright law through a combination of intellectual property registration, employee, third-party assignment and nondisclosure agreements, other contractual restrictions, technological measures, and other methods. These afford only limited protection, and we are still continuing to develop our processes for securing our intellectual property rights. Despite our efforts to protect our intellectual property rights, unauthorized parties may attempt to copy aspects of our product and brand features or obtain and use our trade secrets and other confidential information. Moreover, policing our intellectual property rights is difficult and time-consuming. We cannot assure you that we would have adequate resources to protect our intellectual property rights.

We currently own the www.thoughtfulmedia.com internet domain name and various other related domain names. Internet regulatory bodies generally regulate domain names. If we lose the ability to use a domain name in a particular country, we may be forced either to incur significant additional expenses to market our services within that country or, in extreme cases, to elect not to offer our services in that country. Either result could harm our business, operating results, and financial condition. The regulation of domain names in the United States and in foreign countries is subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars, or modify the requirements for holding domain names. As a result, we may not be able to acquire or maintain the domain names that utilize our brand names in the United States or other countries in which we may conduct business in the future.

Litigation or proceedings before governmental authorities and administrative bodies may be necessary in the future to enforce our intellectual property rights, to protect our trademarks, trade secrets, and domain names and to determine the validity and scope of the proprietary rights of others. Our efforts to enforce or protect our proprietary rights may be ineffective and could result in substantial costs and diversion of resources and management time, each of which could substantially harm our operating results. Additionally, changes in law may be implemented, or changes in the interpretation of such laws may occur, that may affect our ability to protect and enforce our intellectual property rights.

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Risks Related to Our Ownership Structure

Our historical financial information may not be representative of the results we would have achieved as a stand-alone public company and may not be a reliable indicator of our future results.

The historical financial information that we have included in this prospectus may not necessarily reflect what our financial position, results of operations or cash flows would have been had we been an independent entity during the periods presented or those that we will achieve in the future.  Our historical financial information does not reflect changes that will occur in our cost structure, financing and operations as a result of our transition to becoming a stand-alone public company, including potential increased costs associated with reduced economies of scale and increased costs associated with SEC reporting and Nasdaq.

We have made allocations based upon available information and assumptions that we believe are reasonable to reflect these factors, among others, in our historical combined financial data. However, our assumptions may prove not to be accurate, and accordingly, the historical combined financial data presented in this prospectus forms a part should not be assumed to be indicative of what our financial condition or results of operations actually would have been as an independent publicly traded company nor to be a reliable indicator of what our financial condition or results of operations actually may be in the future.

We may have difficulty operating as an independent, publicly traded company.

Once we become an independent, publicly traded company, we believe that our business will benefit from, among other things, allowing us to better focus our financial and operational resources on our specific business, allowing our management to design and implement corporate strategies and policies that are based primarily on the business characteristics and strategic decisions of our business, allowing us to more effectively respond to our industry dynamics. However, we may not be able to achieve some or all of the benefits that we believe we can achieve as an independent company in the time we expect, if at all. Because our business has previously operated as part of the wider Society Pass organization, we may not be able to successfully implement the changes necessary to operate independently and may incur additional costs that could adversely affect our business.

We may encounter operational, administrative, and strategic difficulties as we adjust to operating as a stand-alone public company. This may cause us to react more slowly than our competitors to industry changes and may divert our management’s attention from running our business or otherwise harm our operations.

In addition, since we are becoming a public company, our management team will need to develop the expertise necessary to comply with the numerous regulatory and other requirements applicable to public companies, including requirements relating to corporate governance, listing standards and securities and investor relationships issues. As a stand-alone public company, our management will have to evaluate our internal controls system with new thresholds of materiality, and to implement necessary changes to our internal controls system. We cannot guarantee that we will be able to do so in a timely and effective manner.

If we become an independent, publicly traded company, we may not enjoy the same benefits that we did as part of Society Pass.

There is a risk that, by separating from Society Pass, we may become more susceptible to market fluctuations and other adverse events than we would have been if we were still a part of the current Society Pass organizational structure. As part of Society Pass, we historically have been able to enjoy certain benefits from SP’s operating diversity, available capital for investments and opportunities to pursue integrated strategies with Society Pass’s other businesses. We expect to be able to operate independently of Society Pass in the future, and we have established our own independent financial staff. However, as an independent, publicly traded company, we may not have similar diversity, available capital or integration opportunities and may not have similar access to capital markets. See “Our ability to meet our capital needs may be harmed by the loss of financial support from Society Pass.”

Our ability to meet our capital needs may be harmed by the loss of financial support from Society Pass.

Upon the consummation of this offering, although Society Pass will continue to own 74.25% of our outstanding Common Stock, we do not expect it to provide any additional financial support to the Company. The loss of financial support from Society Pass could harm our ability to meet our capital needs. After the IPO, we expect to obtain any funds needed in excess of the amounts generated by our operating activities, and/or through the capital markets or bank financing, and not from Society Pass. However, given the smaller relative size of our company as compared to Society Pass after the IPO, we may incur higher debt servicing and other costs than we would have otherwise incurred as a part of Society Pass. Further, we cannot guarantee you that we will be able to obtain capital market financing or credit on favorable terms, or at all, in the future. We cannot assure you that our ability to meet our capital needs will not be harmed by the loss of financial support from Society Pass.

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The Company will be a “controlled company” under the Corporate Governance Rules of Nasdaq and can rely on exemptions from certain corporate governance requirements that could adversely affect holders of the Company’s Common Stock.

Upon the consummation of this offering, Society Pass Incorporated will control 74.25% of the voting power of the Company’s outstanding voting securities. Therefore, the Company will qualify as a “controlled company” under the Corporate Governance Rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a controlled company and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of its directors be independent, as defined in the Corporate Governance Rules of Nasdaq and the requirement that the compensation committee and nominating and corporate governance committee of the Company consist entirely of independent directors. The Company currently does not intend to rely on these exemptions. However, if the Company decides to rely on exemptions applicable to controlled company under the Corporate Governance Rules of Nasdaq in the future, holders of Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

The Company has adopted a dual-class share structure with different voting rights, which may adversely affect the value and liquidity of the Common Stock.

The Company has adopted a dual-class structure with different voting rights, and such dual-class share structure may result in a lower or more volatile market price of the Company’s Common Stock. Certain shareholder advisory firms have announced changes to their eligibility criteria for inclusion of shares of public companies on certain stock market indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than five percent of total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the Company’s dual-class share structure may prevent the inclusion of the Company’s Common Stock in such indices and may cause shareholder advisory firms to publish negative commentary about the Company’s corporate governance practices or otherwise seek to cause the Company to change its capital structure. Any such exclusion from indices could result in a less active trading market for the Company’s securities. Any actions or publications by shareholder advisory firms critical of the Company’s corporate governance practices or capital structure could also adversely affect the value of the Company’s Common Stock. Heather Maynard has disclaimed all interests in the 75,000 shares of Series X Super Voting Preferred Stock, which were subsequently canceled and returned to the capital of the Company as authorized and unissued shares of the Series X Super Voting Preferred Stock.

The Company’s dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of the Company’s Series X Super Voting Preferred Stock may view as beneficial.

The Company has adopted a dual class share structure comprised of Common Stock and Series X Super Voting Preferred Stock. In respect of matters requiring the votes of stockholders, each share of Common Stock is entitled to one vote and each share of Series X Super Voting Preferred Stock is entitled to 1,000 votes. As of the date of this prospectus, the Company has 75,000 authorized and unissued shares of Series X Super Voting Preferred Stock, which can be issued by action of the board of directors at any time in the future. Only the shares of Common Stock are tradable on the market upon the consummation of this offering.

As a result of such dual class share structure and the concentration of ownership, holders of Series X Super Voting Preferred Stock will have substantial influence over the Company’s business, including decisions regarding mergers, consolidations and the sale of all or substantially all of the Company’s assets, election of directors and other significant corporate actions. They may take actions that are not in the best interest of the Company or its other stockholders. Such dual class arrangement may discourage, delay or prevent a change in control of the Company, which could deprive the Company’s stockholders of an opportunity to receive a premium for their shares as part of a sale of the Company and may reduce the price of the Common Stock. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of the Company’s Common Stock may view as beneficial.

Our shares of Super Voting Common Stock are not convertible into Common Stock and are not subject to any sunset or other termination provisions.

Certain of our directors and executive officers are directors and/or executive officers of Society Pass and own shares of Society Pass Common Stock, which could cause conflicts of interest.

The interests of our Executive Chairwoman and other directors and officers in Society Pass common stock and the presence of certain of Society Pass’s executives and directors on our Board of Directors could create, or appear to create, conflicts of interest with respect to matters involving both us and Society Pass that could have different implications for Society Pass than they do for us. As a result, we may be precluded from pursuing certain opportunities on which we would otherwise act, including growth opportunities.

We do not intend to adopt specific policies or procedures to address conflicts of interests that may arise as a result of certain of our directors and officers owning Society Pass Common Stock or our directors being an executive officer and/or director of Society Pass.

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We may have conflicts of interest with Society Pass and, because of the controlling ownership interest of Society Pass in our Company, we may not be able to resolve such conflicts on terms favorable to us.

Society Pass will beneficially own 74.25% of common stock, which represents 74.25% of the total voting power, assuming that the underwriters of this offering do not exercise their option to purchase additional Common Stock, or 72.36% of the total voting power, assuming that the option is exercised in full. Accordingly, Society Pass will continue to be our controlling stockholder immediately upon the completion of this offering and may have significant influence in determining the outcome of any corporate actions or other matters that require stockholder approval, such as mergers, consolidations, change of our name, and amendments of our articles of incorporation.

The concentration of ownership and voting power may cause transactions to occur in a way that may not be beneficial to you as a holder of our Common Stock in this offering and may prevent us from doing transactions that would be beneficial to you. Conflicts of interest may arise between Society Pass and us in a number of areas relating to our past and ongoing relationships. Potential conflicts of interest that we have identified include the following:

●	Our Board members or executive officers may have conflicts of interest. Society Pass will have 74.25% of the aggregate voting power of the Company. In addition, Heng Xue Li, our Chief Financial Officer, Sumit Agrawal, our Chief Technology Officer, and Quynh Vo, our Chief Marketing Officer, are also employees of Society Pass. As a result, this overlapping relationship could create, or appear to create, conflicts of interest when these persons are faced with decisions with potentially different implications for Society Pass and us. We intend to enter into an employment agreement with Heng Xue Li, Sumit Agrawal, and Quynh Vo, respectively, which will replace their current agreements with SoPa Technology, New Retail Experience Incorporated, and AdActive Media CA, Inc. The new agreements will become effective when our Common Stock commences trading on Nasdaq.

●	Sale of Common Stock of our Company. Upon expiration of the lock-up period and subject to certain restrictions under relevant securities laws and stock exchange rules, as well as other relevant restrictions, Society Pass may decide to sell all or a portion of the Common Stock that it holds to a third party, including to one of our competitors, thereby giving that third party substantial influence over our business and our affairs. In addition, Society Pass may decide to sell all or a portion of such shares in the event of default of by it under any applicable debt or other obligations or otherwise becomes insolvent. Such a sale of our Common Stock could be contrary to the interests of our employees or our other stockholders. In addition, Society Pass may also discourage, delay, or prevent a change in control of our company, which could deprive our stockholders of an opportunity to receive a premium for their Common Stock as part of a sale of our company and might reduce the price of our Common Stock.

●	Allocation of business opportunities. Business opportunities may arise that both we and Society Pass find attractive, and which would complement our respective businesses. Society Pass may discourage, delay, or prevent a profitable investment opportunity before our Board of Directors or stockholders and subsequently decide to pursue investment opportunities or take business opportunities for itself, which would prevent us from taking advantage of those opportunities. These actions may be taken even if they are opposed by our other shareholders, including those who purchase Common Stock in this offering.

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Risks Related to Owning Our Common Stock and this Offering

As a result of the shutdown of the federal government, we have determined to rely on Section 8(a) of the Securities Act to cause the registration statement of which this prospectus forms a part to become effective automatically. Our reliance on Section 8(a) could result in a number of adverse consequences, including the potential for a need for us to file a post-effective amendment and distribute an updated prospectus to investors, or a stop order issued preventing use of the registration statement, and a corresponding stock price decline, litigation, reputational harm or other negative results.

The registration statement of which this prospectus forms a part is expected to become automatically effective by operation of Section 8(a) of the Securities Act on the 20th calendar day after the dated is filed with the SEC, in lieu of the SEC declaring the registration statement effective following the completion of its review. Although our reliance on Section 8(a) does not relieve us and other parties from the responsibility for the adequacy and accuracy of the disclosure set forth in the registration statement and for ensuring that the registration statement complies with applicable requirements, use of Section 8(a) poses a risk that, after the date of this prospectus, we may be required to file a post-effective amendment to the registration statement and distribute an updated prospectus to investors, or otherwise abandon this offering, if changes to the information in this prospectus are required, or if a stop order under Section 8(d) of the Securities Act prevents continued use of the registration statement. These or similar events could cause the trading price of our common stock to decline, result in securities class action or other litigation, and subject us to significant monetary damages, reputational harm and other negative results.

There is a limited public market for our securities.

We cannot predict the extent to which investor interest in us following this offering and our listing on Nasdaq will lead to the development of an active trading market or how liquid that trading market might become. The lack of an active trading market may reduce the value of shares of our Common Stock and impair the ability of our stockholders to sell their shares at the time or price at which they wish to sell them. An inactive trading market may also impair our ability to raise capital by selling our Common Stock and may impair our ability to acquire or invest in other companies, products, or technologies by using our Common Stock as consideration.

We may not be able to satisfy listing requirements of Nasdaq or maintain a listing of our common stock on Nasdaq.

Nasdaq’s initial listing requirements mandate that we have at least $15 million in market value of unrestricted publicly held securities at the time of listing. We expect to meet these initial listing requirements based on the size of this IPO and the accompanying resale offering. Part of the purpose of the resale offering is to ensure we satisfy the market value requirement by increasing the volume of unrestricted publicly held shares available for trading. Notably, we have obtained an underwriter’s exemption allowing the resale shares to be excluded from lock-up arrangements. However, meeting the initial listing requirements does not guarantee that we will be able to comply with Nasdaq’s continued listing standards, which include specific financial, corporate governance, and liquidity criteria. Failure to meet these standards, or any violation of Nasdaq’s rules, could result in the delisting of our common stock. A delisting would impair the liquidity of our stock, making it more difficult for stockholders to buy or sell shares, and could negatively affect the market price of our stock. Additionally, the resale offering, while designed to help us meet the initial listing requirements, could introduce risks such as increased market volatility or downward pressure on our stock price. If we are unable to maintain the required market value or other continued listing standards, our common stock could be delisted. A delisting could significantly limit our ability to raise additional capital, diminish investor confidence, and reduce the marketability of our shares, which could materially harm the value of your investment. Moreover, our board of directors may determine that the cost of maintaining our Nasdaq listing is not justified, leading to voluntary delisting, which would further impact the liquidity and trading market for our stock.

The requirements of being a public company with its Common Stock listed on the Nasdaq Capital Market may strain our resources and divert management’s attention.

Following this initial public offering, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act, and other applicable securities rules and regulations. Compliance with these rules and regulations will mean we incur substantial legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and place increased demand on our systems and resources. Following our initial public offering, the Exchange Act will require us, among other things, to file annual and current reports with respect to our business and operating results. Following our initial public offering, the Sarbanes-Oxley Act will require us, among other things, to maintain effective disclosure controls and procedures and internal control over financial reporting. To maintain disclosure controls and procedures and internal control over financial reporting that meet this standard, significant resources and management oversight will be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and operating results.

In addition, in connection with this initial public offering, our Common Stock will be listed on Nasdaq, and thus we will be subject to various continued listing standards, which will require our ongoing compliance and attention, as well as various corporate governance and other rules, which will impact the way we raise capital, govern ourselves and otherwise run our business. Failing to comply with any Nasdaq rules could result in the delisting of our Common Stock from Nasdaq, which could have a material impact on the price of our Common Stock.

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The trading price of our Common Stock will likely be volatile.

The trading price of our Common Stock will likely be volatile. The market price of our Common Stock may fluctuate or decline significantly in response to numerous factors, many of which are beyond our control, including:

●	the number of shares of our Common Stock publicly owned and available for trading;

●	quarterly variations in our results of operations or those of our competitors;

●	the accuracy of any financial guidance or projections;

●	our actual or anticipated operating performance and the operating performance of similar companies in the music video, OOH entertainment, or digital media spaces;

●	our announcements or our competitors’ announcements regarding new services, enhancements, significant contracts, acquisitions, or strategic investments;

●	general economic conditions and their impact on advertising spending;

●	the overall performance of the equity markets;

●	threatened or actual litigation;

●	changes in laws or regulations relating to our services; and

●	sales or expected sales of our Common Stock by us, and our officers, directors, and stockholders.

In addition, the stock market in general, and the market for small media companies, have experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of those companies. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources and harm our business, operating results, and financial condition.

Sales of substantial amounts of our Common Stock in the public markets by certain stockholders, or the perception that such sales might occur, could reduce the price that our Common Stock might otherwise attain.

As a relatively small-capitalization company with relatively small public float we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. The 1,800,000 shares of Common Stock registered for resale as part of the Resale Prospectus, once registered, will constitute a considerable percentage of our public float. Sales of a substantial number of our Common Stock in the public market could occur at any time after our Common Stock commences trading on Nasdaq. The sales of a substantial number of registered shares could result in a significant decline in the public trading price of our Common Stock. We are unable to predict the effect that such sales may have on the prevailing market price of our Common Stock. In addition, the conversion price of the Convertible Notes of $1.50 (with all such Convertible Notes converted into 1,800,000 shares of Common Stock in June 2025) is expected to be lower than the offering price of the of Common Stock in the IPO which assumed initial public offering price of $4.50 per share of common stock, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, and as a result, the Selling Stockholders may accept a lower price than the offering price of the IPO for the resale of their Common Stock.

Our directors, executive officers, and the holders of 5% or more of our Common Stock, have entered into or will enter into lock-up agreements with the underwriter of this offering pursuant to which they and we have agreed, or will agree, that, subject to certain exceptions, we will not issue, and they will not sell or transfer or hedge any shares or any securities convertible into or exchangeable for shares of our Common Stock for a period of three months after the date of this prospectus. We also agree for a period of six (6) months from the closing of the IPO that we will not offer or sell any shares of capital stock or any securities convertible into or exercisable or exchangeable for shares or file any registration statement. See the section titled “Underwriting” for more information. Sales of a substantial number of such shares upon expiration of, or the perception that such sales may occur, or early release of the securities subject to, the lock-up agreements, could cause our stock price to fall or make it more difficult for you to sell your Common Stock at a time and price that you deem appropriate. A decline in the price of our Common Stock might impede our ability to raise capital through the issuance of additional Common Stock or other equity securities.

If securities or industry analysts publish inaccurate or unfavorable research about our business or cease publishing research about our business, our share price and trading volume could decline.

The trading market for our Common Stock will be influenced by the research and reports that securities or industry analysts publish about our Company, if any do so in the future. If one or more of the analysts who may cover us in the future downgrade our Common Stock or publish inaccurate or unfavorable research about our Company, our Common Stock price would likely decline. If no securities or industry analysts commence coverage of our Company, the trading price of our shares would likely be negatively impacted. Further, if one or more of these analysts, once they cover us, cease coverage of our Company or fail to publish reports on us regularly, demand for our Common Stock could decrease, which might cause our Common Stock price and trading volume to decline.

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You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. If any of the above should occur, our stockholders, including investors who purchase shares of Common Stock in this offering, will experience additional dilution, and any such issuances may result in downward pressure on the price of our Common Stock.

We do not expect to declare any dividends in the foreseeable future.

We have never declared or paid any cash dividends on our share capital. The continued operation of our business will require substantial cash, and we currently intend to retain any future earnings for working capital and general corporate purposes. Accordingly, we do not anticipate paying any cash dividends to holders of our Common Stock at any time in the foreseeable future. Any determination to pay future dividends will be at the discretion of our Board of Directors and will depend upon our results of operations, financial condition, contractual restrictions, indebtedness, restrictions imposed by applicable law and other factors our Board of Directors deems relevant. There is no guarantee that your shares of Common Stock will appreciate in value or even maintain the price at which you purchased your shares of Common Stock, and you may lose the entire amount of your investment.

We are a “smaller reporting company,” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our Common Stock less attractive to investors.

We are currently a “smaller reporting company”, meaning that we are not an investment company, an asset- backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and annual revenues of less than $50.0 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time as we cease being an “emerging growth company,” we will be required to provide additional disclosure in our SEC filings. However, similar to an “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Conversion of the Convertible Notes and issuance of incentive stock grants shall have a dilutive effect on our stock, and negatively impact the price of our Common Stock.

To the extent that the Convertible Notes are converted (See “Description of Capital Stock-Convertible Notes”) and to the extent that any of the outstanding options described in this prospectus (See “Description of Capital Stock-Equity Incentive Plan”) are exercised, dilution to the interests of our stockholders will occur.

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The Company completed its Convertible Notes offerings in June 2025 pursuant to securities purchase agreements (the “SPAs”) with Creative Vision Digital Limited, GRIT Multi-Strategies Investment Company Limited, and G Bridge Global Investment Limited (collectively, the “Purchasers”). The Company issued Convertible Notes to G Bridge Global Investment Limited on June 17, 2025, to Creative Vision Digital Limited on June 25, 2025, and to GRIT Multi-Strategies Investment Company Limited on June 26, 2025, each with an aggregate principal amount of $900,000.

The Convertible Notes mature six months from the respective issuance dates, at which point the full principal amount and any accrued interest will become due and payable. Pursuant to the SPAs, the Convertible Notes automatically convert into shares of Common Stock upon the effectiveness of the registration statement, at a conversion price of $1.50 per share. The Purchasers fully converted the Convertible Notes on June 24 and June 27, 2025, and the Company issued a total of 1,800,000 shares of Common Stock to the Purchasers.

For the life of options, the holders will have the opportunity to profit from a rise in the price of the Common Stock with a resulting dilution in the interest of the other holders of Common Stock. The existence of such options may adversely affect the market price of our Common Stock and the terms on which we can obtain additional financing, and the holders of such options can be expected to exercise them at a time when we would, in all likelihood, be able to obtain additional capital by an offering of our unissued capital stock on terms more favorable to us than those provided by such options.

Investors in our Common Stock will face immediate and substantial dilution in the net tangible book value per Share and may experience future dilution.

If you purchase shares of our Common Stock in the IPO, you will pay more for your shares than the net tangible book value of your shares. As a result, you will incur immediate dilution of $3.61 per share, representing the difference between the assumed public offering price of $4.50 per share and our estimated as adjusted net tangible book value as of June 30, 2025 of $0.89 per share. Accordingly, should we be liquidated at our book value, you would not receive the full amount of your investment. Please refer to the section titled “Dilution” of this prospectus for more information.

Certain recent initial public offerings of companies with relatively small public floats have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. Our Common Stock may potentially experience rapid and substantial price volatility, which may make it difficult for prospective investors to assess the value of our Common Stock.

In addition to the risks addressed above under “The trading price of our Common Stock will likely be volatile,” our Common Stock may be subject to rapid and substantial price volatility. We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Common Stock. Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Common Stock may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Common Stock.

In addition, if the trading volumes of our Common Stock are low, persons buying or selling in relatively small quantities may easily influence prices of our Common Stock. This low volume of trades could also cause the price of our Common Stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Common Stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Common Stock. As a result of this volatility, investors may experience losses on their investment in our Common Stock. A decline in the market price of our Common Stock also could adversely affect our ability to issue additional Common Stock or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Common Stock will develop or be sustained. If an active market does not develop, holders of our Common Stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

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USE OF PROCEEDS

Based upon an assumed initial public offering price of $4.50 per share of common stock, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, we estimate that we will receive gross proceeds from this offering of approximately $16,875,000 and net proceeds from this offering of approximately $15,099,123, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

We plan to use the net proceeds of the IPO in the following order of priority:

●	Approximately $4,529,737 for merger and acquisition.

●	Approximately $2,264,868 for expansion of market.

●	Approximately $8,304,518 for working capital and other general corporate purposes.

To the extent that our actual net proceeds is not sufficient to fund all of the proposed purposes, we will decrease our allocation of the net proceeds for the purposes set out above on a pro rata basis. We would anticipate raising additional capital through equity or debt financing sufficient to fund our proposed uses above.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of the IPO. Our management will have significant flexibility in applying and discretion to apply the net proceeds of the IPO. If an unforeseen event occurs or business conditions change, we may use the proceeds of the IPO differently than as described in this prospectus.

In addition, although we have no current acquisition target, if appropriate opportunities arise, we may acquire additional assets, products, technologies, or businesses that are complementary to our existing operations. Specifically, we will look for and consider acquiring enterprises in Southeast Asia that are in a similar business to ours. Pending deployment of the net proceeds for the uses described above, the funds may be placed in short-term deposits with financial institutions or used to invest in short-term money market instruments.

We will not receive any proceeds from the sales of shares of our Common Stock by the Selling Stockholders.

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DIVIDEND POLICY

We have no formal dividend policy. We have never declared or paid cash dividends on our Common Stock. We intend to retain all available funds and any future earnings, if any, to fund our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our Board of Directors and will depend upon our results of operations, financial condition, contractual restrictions, indebtedness, restrictions imposed by applicable law and other factors our Board of Directors deems relevant.

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CAPITALIZATION

The following tables set forth our capitalization as of June 30, 2025:

●	on an actual basis;

●	on a pro forma basis to reflect the issuance and sale of 3,750,000 shares of Common Stock at an assumed initial public offering price of $4.50 (the midpoint of the range of our assumed public offering price) per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us; and

You should read the tables together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The pro forma information set forth below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	As of June 30, 2025
	Actual (Unaudited)	Pro Forma
Cash	510,520	15,846,774
Short term liabilities	4,144,010	4,144,010
Total liabilities including lease obligations - net of current portion	4,144,010	4,144,010
Shareholders’ equity:
Treasury Stock	(8)	(8)
Preferred Stock, par value $0.0001, 10,000,000 shares authorized, 0 share issued and outstanding	8	8
Common Stock. $0.0001 par value, 100,000,000 shares authorized, 17,800,000 shares outstanding actual; 21,550,000 shares outstanding pro forma and pro forma as adjusted	1,780	2,155
Additional paid-in capital	3,186,910	18,285,658 (1)
Accumulated comprehensive income	12,181	12,181
Accumulated deficit	(1,812,842)	(1,812,842)
Total shareholder’s equity (deficit)	1,388,029	16,487,152
Total capitalization	5,532,039	20,631,162

(1)	Pro forma additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fee, underwriter expense allowance and other expenses. We expect to receive net proceeds of approximately $15,099,123 (offering proceeds of $16,875,000, less underwriting discounts of $1,181,250, non-accountable expense of $168,750 and offering expenses of $425,877, of which $237,131 has been paid in advance and the remaining cost will be settled upon the completion of the offering). The shares of Common Stock reflects the issuance and sale of 3,750,000 shares of Common Stock at an assumed initial public offering price of $4.50 per share after deducting underwriting discounts, Underwriter expense allowance and other expenses.

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DILUTION

Purchasers of our common stock in this offering will experience an immediate and substantial dilution in the pro forma net tangible book value of their shares of common stock. Dilution in pro forma net tangible book value represents the difference between the public offering price per share and the pro forma net tangible book value per share of our common stock immediately after the offering.

As of June 30, 2025, our historical net tangible book value (deficit) as of June 30, 2025 was approximately $1,388,029 or $0.08 per share of common stock. Our historical net tangible book value (deficit) per share of our common stock represents our total tangible assets (total assets less intangible assets) less total liabilities and preferred stock, which is not included within our stockholders’ deficit. Our historical net tangible book value (deficit) per share represents historical net tangible book value (deficit) divided by 17,800,000 shares of common stock outstanding as of that date.

After giving effect to our sale of 3,750,000 shares of common stock in this offering, at the public offering price of $4.50 per share and after deducting the estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us, our pro forma net tangible book value as of June 30, 2025 would have been $16,487,152 or approximately $0.77 per share. This represents an immediate increase in pro forma net tangible book value of $0.77 per share to our existing stockholders and an immediate dilution of $3.73 per share to new investors who purchase shares of common stock in the offering. Dilution per share to new investors purchasing shares of common stock in this offering is determined by subtracting pro forma net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis to new investors:

Public Offering Price	$4.50
Historical net tangible book value as of June 30, 2025	1,388,029
Increase in pro forma net tangible book value attributable to pro forma adjustments described above on the sale of 3,750,000 shares of common stock in IPO of US$4.50 per share after deducting underwriting discounts and estimated offering expense	$15,099,123
Pro forma net tangible book value as of June 30, 2025	$16,487,152
Dilution per share to new investors in this offering	$3.73

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

Capitalization Table

	Shares Purchased		Total Consideration		Average Price per Share
	Number	%	US$	%	US$
Existing stockholders	16,000,000	74.25	1,600	—	0.0001
New Investors in this Offering	3,750,000	17.40	16,875,000	86.21	4.50
Private placement - convertible notes holders	1,800,000	8.35	2,700,000	13.79	1.50
Total	21,550,000	100.00	19,576,600	100.00

The foregoing tables and calculations (other than the historical net tangible book value calculation), is based on 16,000,000 shares of our common stock outstanding as of June 30, 2025, 3,750,000 shares to be sold in our initial public offering and the conversion of all of our Convertible Notes into an aggregate of 1,800,000 shares of common stock.

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CORPORATE HISTORY AND STRUCTURE

Founded in 2010, AdActive Media CA Inc., one of our operating entities, has established itself as a leading provider of thoughtful and impactful marketing solutions, harnessing the influential power of video creators and their audiences. Our journey has been marked by significant milestones:

●	2010 – 2013: AdActive Media CA Inc. was established with the mission of providing marketers with innovative solutions by collaborating with the world’s most influential video creators. We aimed to leverage their reach and engagement to deliver impactful campaigns.

●	2014 – 2015: Expanding our operations, Thoughtful (Thailand) Co. Ltd was incorporated and ventured into the Thailand market. Through our network of over 100 influencers, we consistently generated an average of 65 million weekly views on YouTube. This marked a significant step towards establishing a strong presence in the region.

●	2016 – 2018: Building on our early successes, we expanded into additional markets, including Vietnam. During this phase, we made significant strides in developing the Thoughtful MCN, uniting over 300 influencers across the Southeast Asian market. This expansion reinforced our position as a trusted partner for content creators and advertisers.

●	2019 – 2021: Despite the challenges posed by the pandemic, Thoughtful Media not only weathered the storm but also experienced a remarkable 20% increase in revenues. This growth can be attributed to the surge in online content consumption during this period, highlighting the effectiveness of our tailored marketing solutions.

●	2022: Society Pass recognized the immense potential of Thoughtful Media and, in July 2022, acquired 100% of the equity interests the Company, which as of such date owned 100% of AdActive Media, Inc., a California corporation, and 99.75% of Thoughtful (Thailand) Co. Ltd, a Thai corporation. This strategic acquisition unlocked new opportunities for collaboration between influencers and advertisers, facilitating cross-marketing synergies within the Society Pass ecosystem. We expanded into Vietnam in fourth quarter of 2022.

●	2023: The investment from Society Pass has empowered Thoughtful Media to expand our presence in each market we serve. We successfully expanded into Indonesia by acquisition during the first quarter of 2023, providing access to a population of over 280 million individuals. This strategic move enables us to penetrate a new market and capitalize on the vast opportunities it presents. We further expanded into Philippines in the third quarter of 2023.

●	2023: On September 21, 2023, the Board of Directors of Society Pass approved an initial public offering of the Company, so as to make it a stand-alone public company with no further financial dependence on or support agreements or other material agreements with Society Pass. On the same day, the Board of Directors approved the authorization of the Convertible Notes.

●	2023: On October 25, 2023, the Company completed an internal restructuring of Hottab Pte Ltd, which previously was 100% held by SOPA Technology Pte. Ltd., resulting in this entity being 100% owned by the Company.

●	2024: On June 21, 2024, the Board of Directors of the Company designated 75,000 shares of our preferred stock as Series X Super Voting Preferred Stock and approved the issuance of 75,000 shares of our Series X Preferred Stock to Heather Maynard subject to certain terms and conditions. On August 14, 2024, the Company filed the certificate of designation of the Series X Super Voting Preferred Stock with the Secretary of State of Nevada upon the receipt of subscription and acceptance agreement for the 75,000 shares of Series X Super Voting Preferred Stock from Heather Maynard. On October 11, 2024, in order to facilitate our IPO process, Heather Maynard disclaimed all interests in the 75,000 shares of Series X Super Voting Preferred Stock voluntarily and without any consideration, which shares subsequently were canceled and returned to the capital of the Company as authorized and unissued shares of the Series X Super Voting Preferred Stock.

●	2024: On July 12, 2024, we issued an additional 8,000,000 shares of Common Stock to Society Pass.

●

2024: The Company entered into binding term sheets dated July 1, 2024 with each of Creative Vision Digital Limited, Grit Securities Limited, Su Feng WANG, XuZhong XU, Zhe ZHOU, and YuZhang ZHOU, respectively (collectively, the “July Term Sheets”). Each term sheet provided for the following terms, among others: a right for the investor to convert the notes into Common stock at price of $1.80 per share until September 15, 2024, and at a price of $1.50 per share commencing from and after such date; and a force majeure provision that permitted the parties to terminate upon a force majeure event, which included the right of the Company to terminate if “know your customer” or other diligence of any investor was not completed in a prompt and comprehensive manner, as well as other events beyond the control of the parties.

On July 17, 2024, the Company entered into securities purchase agreements (the “July SPAs”) with the six above referenced investors for a private placement of Convertible Notes with a principal amount of $5,000,000, five of which were terminated in September 2024 and October 2024.

The Company entered into two additional binding term sheets dated August 12, 2024, with G Bridge Global Investment Limited and GRIT Multi-Strategies Investment Company Limited, respectively (collectively, the August Term Sheets”), when diligence on certain of the investors who signed the July Term Sheets was not moving forward at an acceptable pace; these August Term Sheets contained identical provisions as those contained in the July Term Sheets. On September 20, 2024, the Company determined that the vetting and diligence relating to the four individual above referenced investors (Su Feng WANG, XuZhong XU, Zhe ZHOU, and YuZhang ZHOU) was not satisfactory, and therefore the Company and each such individual mutually terminated its respective July SPA. The Company and Grit Multi-Strategies Investment Company Limited executed long form documentation on September 20, 2024, pursuant to their August Term Sheet (the “September SPA”). The Company and G Bridge Global Investment Limited executed long form documentation on October 15, 2024, pursuant to their August Term Sheet (the “October SPA,” and together with the July SPAs and September SPA, the “SPAs”). Prior to filing Amendment 2 to the Registration Statement on October 18, 2024, the Company removed Grit Securities Limited as a selling stockholder because that entity could, due to its other business activities, be deemed an underwriter under applicable securities laws. Such an event would be beyond the control of that investor, and therefore the Company and Grit Securities Limited terminated their July SPA on October 15, 2024.

The Company completed its Convertible Notes offerings in June 2025 pursuant to securities purchase agreements (the “SPAs”) with Creative Vision Digital Limited, GRIT Multi-Strategies Investment Company Limited, and G Bridge Global Investment Limited (collectively, the “Purchasers”). The Company issued Convertible Notes to G Bridge Global Investment Limited on June 17, 2025, to Creative Vision Digital Limited on June 25, 2025, and to GRIT Multi-Strategies Investment Company Limited on June 26, 2025, each with an aggregate principal amount of $900,000.

The Purchasers fully converted the Convertible Notes on June 24 and June 27, 2025, and the Company issued a total of 1,800,000 shares of Common Stock to the Purchasers.

Our corporate structure after giving effect to this offering shall be as follows:

* “Other Stockholders” are comprised of the holders of Common Stock issued upon the conversion of the Convertible Notes, and the holders of Common Stock offered in this offering.

The foregoing chart assumes no exercise by the underwriters of their over-allotment option. Of the “Other Stockholders,” the holders of Common Stock issued upon the conversion of the Convertible Notes own an aggregate of 9.1% of the outstanding Common Stock.

The subsidiaries shown in the foregoing chart are currently owned by the Company, and the ownership of each such subsidiary shall not change upon or as a result of the consummation of this offering.

We are presented with exciting possibilities to explore innovative advertising approaches. Drawing on the potential of digital media, we possess the means to efficiently reach and captivate diverse audiences, enabling us to offer comprehensive solutions that cater to our clients’ unique marketing objectives. Through this synergy, we continue to pave the way for cutting-edge advertising strategies that drive exceptional results and maximize the impact of our clients’ campaigns.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Consolidated Results of Operations

For the year ended December 31, 2024, compared to the year ended December 31, 2023

The following table shows key components of our results of operations during the years ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023	Year ended Variance(+/-)
	US$	US$	US$	%
Revenue, net	6,673,297	6,835,504	(162,207)	(2.37)
Cost of revenue	(5,123,662)	(4,953,510)	(170,152)	3.43
Gross profit	1,549,635	1,881,994	(332,359)	(17.66)

Operating cost:
Sales and marketing expense	(84,224)	(32,958)	(51,266)	155.55
General and administrative expenses	(1,498,844)	(1,520,015)	21,171	(1.39)
Total operating cost	(1,583,068)	(1,552,973)	(30,095)	1.94

(Loss) / Income from operations	(33,433)	329,021	(362,454)	(110.16)

Other income / (expenses):
Interest income	500	365	135	36.99
Gain on early lease termination	—	1,064	(1,064)	(100.00)
Other income	9,534	6,947	2,587	37.24
Provision for settlement of litigation	(818,352)	—	(818,352)	—
Written off – Non-trade	12,146	—	12,146	—
Interest expense	(594)	—	(594)	—
Total other (expenses) / income, net	(796,766)	8,376	(805,142)	(9,612.49)

(Loss) / Income before income taxes	(830,199)	337,397	(1,167,596)	(346.06)

Income tax expense	(81,747)	(7,225)	(74,522)	1,031.45
NET (LOSS) / INCOME	(911,946)	330,172	(1,242,118)	(376.20)

Revenue

For the year ended December 31, 2024, our revenue decreased by approximately $162,207 or 2.37% to $6,673,297 as compared with $6,835,504 for the year ended December 31, 2023.

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Our revenues were mainly generated by the digital marketing services which can be broadly classified into three major services: (i) premium digital advertising services and (ii) multi-channel network (MCN) and (iii) music entertainment. The following table sets forth the breakdown of our revenue by service lines.

	December 31, 2024	% of total revenue	December 31, 2023	% of total revenue
	US$		US$
Premium digital advertising revenue	3,164,991	47.43%	2,898,771	42.41%
MCN revenue	3,506,052	52.54%	3,936,733	57.59%
Music Entertainment revenue	2,254	0.03%	—	—%
Total revenue	6,673,297	100.00%	6,835,504	100.00%

Our revenues were mainly generated from the MCN for the year ended December 31, 2024, as it contributed to 52.54% of our total revenue, as compared to 57.59% for the year ended December 31, 2023.  On the other hand, revenue generated from the premium digital advertising services accounted for 47.43% and 42.41% of our total revenue for the years ended December 31, 2024 and 2023, respectively.

Premium digital advertising marketing services revenue has increased by approximately $266,220, or 9.18%, during the year ended December 31, 2024 when compared to 2023 mainly due to new projects from Philippines and Singapore as well as higher revenue in the existing market in Thailand compared to 2023.

However, MCN revenue also decreased by approximately $430,681, or 10.94%, during the year ended December 31, 2024 when compared to 2023 due to a decrease in revenues from YouTube due to the following:

1.	Algorithm Changes: During 2024, YouTube implemented several algorithm updates and monetization policies, impacting content discovery and visibility. These changes have negatively affected the revenues of our channels, resulting in a decrease in monetized views on YouTube and, consequently, lower overall revenues.

2.	Market Saturation: The market has become saturated, increasing competition for viewers’ attention. With numerous channels offering similar content, maintaining or expanding our audience base has become challenging. While YouTube revenues decreased, YouTube will hold a significant role for our business. Our MCN business has expanded its reach and monetization efforts to other platforms like TikTok, Instagram, Facebook, and Meta. Each platform requires a nuanced approach, considering factors like content format, audience behavior, and monetization models.

With the rapid changes in social media platforms, it not possible to predict or forecast any trends for the aforementioned algorithm changes or market saturation. Further, external factors such as global events, cultural shifts, or trends will affect influence viewer behavior.

Premium digital advertising services generate revenue from the provision of digital marketing services based on customers’ request. The Company offers the customer a comprehensive suite of digital marketing services to enhance awareness of the customer’s product on their social media to reach their target audiences by achieving their marketing goals.

Premium digital advertising services transfers control of service over time, therefore, it satisfies a performance obligation and recognized revenue over time as the customer simultaneously receives and consumes the benefits provided.

Besides that, the Company also has another revenue stream which derives from its advertising revenue generated from its channel pages and posts on social media platforms, such as YouTube by monetizing its contents. The revenue generated from marketing services from social media platforms is based on the number of audiences view on the advertisement and channel.

Performance obligation is satisfied for these services at a point in time by transferring control of the service to the customer.

The significant portion of our revenue from advertisements referring to marketing services from social media platforms. If any events occur that negative impact our relationships with advertising networks such as YouTube, Facebook, and TikTok, our advertising revenues and operating results would be negatively impacted.

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We believe that premium digital advertising services revenue will remain at a higher proportion of our revenue as we expand into Malaysia and Singapore. We are unaware of any known future trends in our revenue streams, although current margins in premium digital advertising services have historically been higher than those from our MCN offering.

The Company has generated revenue from music entertainment in March 2024. The music entertainment services is a new service recently launched in Indonesia that requires setup costs for concert props. This product is at the introductory stage and the Company invests in marketing to attract local sponsorship for event awareness. Therefore, the ticketing sales for music entertainment has grown at a slow pace.

Cost of Revenue

For the year ended December 31, 2024, our cost of revenue increased by $170,152 or 3.43% to $5,123,662, as compared with $4,953,510 for the year ended December 31, 2023.

The increase in cost of revenue compared to the decrease in revenue is mainly due to lower profit margin and higher cost for the creator payments under premium digital advertising services.

The cost of revenue in music entertainment services has been incurred with the one-time-off transactions upon commencement of the event such as artist’s cost, props and concert setup.

Period	December 31, 2024	December 31, 2023	% of changes
	(US$)	(US$)
Premium Digital Advertising services
Revenue	3,164,991	2,898,771	9.18%
Cost of revenue	(2,065,247)	(1,595,977)	29.40%
Gross Profit	1,099,744	1,302,794	(15.59)%
Gross Profit margin	34.75%	44.94%

MCN services
Revenue	3,506,052	3,936,733	(10.94)%
Cost of revenue	(3,052,303)	(3,357,533)	(9.09)%
Gross Profit	453,749	579,200	(21.66)%
Gross Profit margin	12.94%	14.71%

Music Entertainment services
Revenue	2,254	—	—%
Cost of revenue	(6,112)	—	—%
Gross Loss	(3,858)	—	—%
Gross Loss margin	(171.16)%	—%	—%

Gross Profit

For the year ended December 31, 2024, our gross profit decreased by $332,359 or 17.66% to $1,549,635, as compared with $1,881,994 for the year ended December 31, 2023. Gross profit margin of 23.22% for the year ended December 31, 2024 was decreased, as compared to gross profit margin of 27.53% in December 31, 2023.

The lower gross profit margin derived from premium digital advertising services for the year ended December 31, 2024 was mainly due to higher cost for the creator payments. In addition, the gross profit margin on MCN services for the year ended December 31, 2024 has slightly declined from 14.71% to 12.94% as compared for the year ended December 31, 2023 mainly due to implementation stricter rules and policies for content creators to eligible for monetization   under YouTube platform.

Sales and Marketing Expenses (“S&M”)

For the year ended December 31, 2024, our sales and marketing expenses increased by $51,266 or 155.55% to $84,224, as compared with $32,958 for the year ended December 31, 2023. The increase in S&M is primarily attributable to the related promotion expenses needed for new merchants joining our e-commerce platform.

General and Administrative Expenses (“G&A”)

For the year ended December 31, 2024, our general and administrative expenses decreased   by $21,171 or 1.39% to $1,498,844, as compared with $1,520,015 for the year ended December 31, 2023. The decrease was mainly due to the Company imposed an overall cost control since beginning of year 2024.

Income(Loss) from operations

For the year ended December 31, 2024, our loss from operations increased by $362,454 or 110.16% to $33,433 as compared to income from operations of $329,021 for the year ended December 31, 2023. The decrease is mainly caused by a decrease in revenue which offsetting by increase of cost of revenue and marketing expenses.

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Other income (expenses)

For the year ended December 31, 2024, our other expenses increased by $805,142 or 9,612.49% to $796,766, as compared to other income of $8,376 for the year ended December 31, 2023. The increase in other expenses from 2024 is primarily the result of a $818,352 provision for settlement of litigation.

Income (Loss) before income taxes

For the year ended December 31, 2024, our loss before income taxes increased by $1,167,596 or 346.06% to $830,199, as compared with net profit of $337,397 for the year ended December 31, 2023. The decrease was mainly attributable to a decrease in revenue and provision settlement of litigation of $818,352.

Income Tax Expense

We incurred income tax expenses of $81,747 and $7,225 for the years ended December 31, 2024 and 2023 respectively. The Company has provided for a full valuation allowance against the deferred tax assets on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

Net income (loss)

For the year ended December 31, 2024, our net loss increased by approximately $1,242,118 or 376.20% to $911,946, as compared with net income of $330,172 for the year ended December 31, 2023. The net loss is primarily attributable to a decrease in revenue and provision settlement of litigation.

Liquidity and Capital Resources

As of December 31, 2024, we had cash and cash equivalents of $548,554 and working capital deficit of $1,140,034. For the year ended December 31, 2024, the Company incurred net loss of $911,946 and net cash generated by operating activities of $219,306.

While the Company believes that it will be able to continue to grow the Company’s revenue base and control expenditures, there is no assurance it will be able to do so. The Company continually monitors its cash, capital structure and operating plans and evaluates various potential funding alternatives that may be needed in order to finance the Company’s business development activities, general and administrative expenses and growth strategy. We expect to continue to rely on cash generated through financing from public offerings or private offerings of our or one or more of our subsidiaries’ securities, to finance our operations and future acquisitions. The Company believes that it has sufficient liquidity to continue its current business plans and operations for more than one year.

We have a limited operating history. As shown in our financial statements, the Company has suffered a working capital deficit of $1,140,034 and accumulated deficit of $1,478,402 and an operating loss of $33,433 as at December 31, 2024 that, in the view of our auditors, raise substantial doubt about our ability to continue as a going concern. See “Financial Statements.” Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash Flows

The following table sets forth a summary of our cash flows for the years ended December 31, 2024 and 2023:

	Year Ended December 31,
	2024	2023
Net cash generated by (used in) operating activities	$219,306	$(229,634)
Net cash used in investing activities	(14,074)	(125,347)
Net cash (used in) provided by financing activities	(278,729)	491,295
Effect on exchange rate change	(94,910)	(89,756)
Net change in cash and cash equivalent	(168,407)	46,558
Cash and cash equivalent at beginning of year	716,961	670,403
Cash and cash equivalent at end of year	$548,554	$716,961

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Net Cash Generated by (Used in) Operating Activities.

Net cash generated by (used in) operating activities were generally from results of operations, changes in operating assets and liabilities.

For the year ended December 31, 2024, net cash generated by operating activities was $219,306, which consisted primarily of a depreciation of $26,071, contract liabilities of $307,981, right of use assets of $62,146, accounts payable of $105,670 and accrued liabilities and other payables of $1,062,859, partially offset by net loss of $911,946, accounts receivable of $40,729, deposit, prepayments and other receivables of $223,617, contract assets of $111,190, deferred tax assets of $662 and lease liabilities of $57,277.

For the year ended December 31, 2023, net cash used in operating activities was $229,634, which consisted primarily of gain from early lease termination of $1,064, accounts receivable of $374,935, deposit, prepayments and other receivables of $210,365, contract assets of $227,058, contract liabilities of $83,820 and accrued liabilities and other payables of $357,886, partially offset by a net income of $330,172, depreciation of $20,433, accounts payable of $610,116, right of use assets of $53,349 and lease liabilities of $11,424.

Until we generate cash flows from operations, we expect to continue to rely on cash generated through financing from public offerings or private offerings by the Company or one or more of our subsidiaries’ securities, however, to finance our operations and future acquisitions.

The increase in accounts receivable is due to higher revenue generated from premium digital advertising services which TMG provided 30 to 90 days credit term to receivables. The increase in accrued liabilities and other payable is due to provision for litigation, which is subject to reimbursement by the former owner. As the litigation expenses will be fully reimbursed, they do not result in any net expense recognition for the Company.

Net Cash Used In Investing Activities.

For the years ended December 31, 2024 and 2023, there was a net cash outflow of $14,074 and $125,347 primarily as a result of minor acquisition of computers.

Net Cash (Used In) Provided by Financing Activities.

For the year ended December 31, 2024, net cash outflow was $278,729 due to repayment of advances from related parties and proceeds from the issuance of common shares while for the year ended December 31, 2023, net cash inflow was $491,295 primarily from advances from related parties, respectively. Advances from related parties consisted of mainly advances from Society Pass Incorporated and SOPA Technology Pte Ltd.

Material Cash Requirements

Our cash requirements consist primarily of day-to-day operating expenses, capital expenditures and contractual obligations with respect to banking facilities and other operating leases. We lease all our office facilities. We expect to make future payments on existing leases from cash generated from operations. We have limited credit available from our major vendors and are obligated to settle the purchase invoices and repay the contractual bank loans in a punctual manner, which further constrains our cash liquidity.

We believe that we have sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, absent unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from this offering.

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Off-balance Sheet Financing Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements as of December 31, 2024 and 2023. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Concentration of credit risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. We place our cash and cash equivalents with financial institutions with high credit ratings and quality.

We conduct credit evaluations of customers and generally do not require collateral or other security from our customers. We establish an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

Concentration risk in major customers

For the year ended December 31, 2024, the Company had a single customer that constituted 52.54% of its revenue, with accounts receivable of $253,373 at the year-end.

For the year ended December 31, 2023, the Company had a single customer that constituted 57.59% of its revenue, with accounts receivable of $340,424 at the year-end.

Concentration risk in major vendors

For the years ended December 31, 2024 and 2023, the following vendors who accounted for 10% or more of the Company’s cost of revenue and its outstanding payable balances at period-end dates, are presented as follows:

	Year ended December 31, 2024		As of December 31, 2024
Vendor	Cost of revenue	Percentage of Cost of revenue	Accounts payable
Vendor A	$1,018,846	19.89%	$85,745

	Year ended December 31, 2023		As of December 31, 2023
Vendor	Cost of revenue	Percentage of Cost of revenue	Accounts payable
Vendor A	$1,027,237	20.74%	$—

Exchange rate risk

Our foreign currency exposure gives rise to market risks associated with exchange rate movements against the Vietnam Dong, Thailand Baht, Indonesian Rupiah, Philippine Pesos, Malaysian Ringgit, Singapore Dollar and the United States dollar. As of December 31, 2024 and 2023, we did not hold or issue any derivative for trading purposes or to hedge against fluctuations in foreign exchange rates. We mitigated this risk by conducting sales and purchases transactions in the same currency. Doing so helped to reduce, but has not eliminated, the impact of foreign currency exchange rate movements. As of December 31, 2024, we had no outstanding forward exchange or foreign currency option contracts.

We currently do not have a foreign currency hedging policy. However, our management monitor foreign exchange exposure and will consider hedging significant foreign exchange exposure should the need arise.

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Economic and political risk

Our major operations are conducted in Republic of Vietnam, Thailand, Indonesia, Philippines and United States. Accordingly, the political, economic, and legal environments in Republic of Vietnam, Thailand, Indonesia and Philippines, as well as these countries’ economy may influence our business, financial condition, and results of operations.

For the three and six months ended June 30, 2025, compared to the three and six months ended June 30, 2024

The following table shows key components of our results of operations during the three and six months ended June 30, 2025 and 2024:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	US$	US$	US$	US$
Revenue, net	1,365,803	1,529,979	2,545,433	3,329,376
Cost of revenue	(1,082,267)	(1,231,204)	(2,086,410)	(2,504,163)
Gross profit	283,536	298,775	459,023	825,213

Operating cost:
Sales and marketing expense	(2,892)	(71,928)	(9,226)	(76,887)
General and administrative expenses	(343,793)	(412,337)	(785,020)	(880,025)
Total operating cost	(346,685)	(484,265)	(794,246)	(956,912)

(Loss) / Income from operations	(63,149)	(185,490)	(335,223)	(131,699)

Other income / (expenses):
Interest income	165	205	214	319
Other income	172	1,181	525	1,351
Gain on disposal of long-lived assets	226	—	226	—
Interest expense	(39)	(279)	(39)	(279)
Total other income / (expenses), net	524	1,107	926	1,391

(Loss) / Income before income taxes	(62,625)	(184,383)	(334,297)	(130,308)

Income tax expense	(143)	(810)	(143)	(862)
NET (LOSS) / INCOME	(62,768)	(185,193)	(334,440)	(131,170)

Revenue

For the three months ended June 30, 2025, our revenue decreased by approximately $164,176 or 10.73% to $1,365,803 as compared with $1,529,979 for the three months ended June 30, 2024.

For the six months ended June 30, 2025, our revenue decreased by approximately $783,943 or 23.55% to $2,545,433 as compared with $3,329,376 for the six months ended June 30, 2024.

Our revenues were mainly generated by the digital marketing services which can be broadly classified into three major services: (i) premium digital advertising services and (ii) multi-channel network (MCN) and (iii) music entertainment. The following table sets forth the breakdown of our revenue by service lines.

For the three months ended June 30, 2025

	June 30, 2025	% of total revenue	June 30, 2024	% of total revenue
	US$		US$
Premium digital advertising revenue	882,113	64.59%	566,627	37.03%
MCN revenue	483,690	35.41%	963,352	62.97%
Total revenue	1,365,803	100.00%	1,529,979	100.00%

For the six months ended June 30, 2025

	June 30, 2025	% of total revenue	June 30, 2024	% of total revenue
	US$		US$
Premium digital advertising revenue	1,473,163	57.87%	1,457,642	43.78%
MCN revenue	1,072,270	42.13%	1,869,480	56.15%
Music Entertainment revenue	—	—%	2,254	0.07%
Total revenue	2,545,433	100.00%	3,329,376	100.00%

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Our revenues were mainly generated from the MCN for the three months ended June 30, 2025, as it contributed to 35.41% of our total revenue, as compared to 62.97% for the three months ended June 30, 2024. On the other hand, revenue generated from the premium digital advertising services accounted for 64.59% and 37.03% of our total revenue for the three months ended June 30, 2025, and 2024, respectively.

Our revenues were mainly generated from the MCN for the six months ended June 30, 2025, as it contributed to 42.13% of our total revenue, as compared to 56.15% for the six months ended June 30, 2024. On the other hand, revenue generated from the premium digital advertising services accounted for 57.87% and 43.78% of our total revenue for the six months ended June 30, 2025, and 2024, respectively.

Premium digital advertising marketing services revenue has increased by approximately $315,486, or 55.68%, during the three months ended June 30, 2025, when compared to 2024. Premium digital advertising marketing services revenue has increased by approximately $15,521, or 1.06%, during the six months ended June 30, 2025, when compared to 2024 primarily due to major projects awarded in Philippines during the quarter.

MCN revenue for the three months ended June 30, 2025 were mainly generated from YouTube platform, as it contributed to 99.87% of our total MCN revenue, as compared to 100.00% for the three months ended June 30, 2024. MCN revenue for the six months ended June 30, 2025 were mainly generated from YouTube platform, as it contributed to 99.94% of our total MCN revenue, as compared to 100.00% for the six months ended June 30, 2024. On the other hand, MCN revenue generated from Facebook platform accounted for 0.13% and 0% of our total revenue for the three months ended June 30, 2025, and 2024, respectively. MCN revenue generated from Facebook platform accounted for 0.06% and 0% of our total revenue for the six months ended June 30, 2025, and 2024, respectively.

However, MCN revenue decreased by approximately $479.662, or 49.79%, during the three months ended June 30, 2025, when compared to 2024.

MCN revenue also decreased by approximately $797,210, or 42.64%, during the six months ended June 30, 2025, when compared to 2024 due to a decrease in revenues from YouTube due to the following:

1.	Algorithm Changes: Since 2024, YouTube has implemented several changes to its content discovery algorithms and monetization policies. These updates have significantly impacted our partner channels in the Family & Kids category, which has traditionally been our highest revenue-generating vertical. In response, the Company has obligation to inform creators about these policy changes, support them in making adjustments, and conduct internal content audits to remove channels at risk of demonetization. The Company is required to comply with YouTube’s evolving guidelines to maintain platform status. These changes have reduced the visibility and monetization potential of many of our channels, resulting in fewer monetized views and a notable decline in ad revenue.

2.	Market Saturation: The online content landscape has become increasingly saturated, with more creators producing similar types of content. This heightened competition makes it more difficult for our channels to stand out and retain audience engagement, contributing to the overall revenue drop. Despite the decline in YouTube revenue, the platform continues to play a key role in the Company’s MCN service. To mitigate the impact, we’ve expanded our monetization strategies across other platforms, including TikTok, Instagram, and Facebook. Each platform requires a tailored approach based on unique content formats, audience behaviors, and monetization models. Given the fast-changing nature of the digital media space, it remains challenging to accurately forecast trends. External factors such as global events, cultural shifts, and evolving audience preferences will continue to influence viewer behaviors and performance outcomes.

With the rapid changes in social media platforms, it not possible to predict or forecast any trends for the aforementioned algorithm changes or market saturation. Further, external factors such as global events, cultural shifts, or trends will affect influence viewer behavior.

Premium digital advertising services generate revenue from the provision of digital marketing services based on customers’ request. The Company offers the customer a comprehensive suite of digital marketing services to enhance awareness of the customer’s product on their social media to reach their target audiences by achieving their marketing goals.

Premium digital advertising services transfers control of service over time, therefore, it satisfies a performance obligation and recognized revenue over time as the customer simultaneously receives and consumes the benefits provided.

Besides that, the Company also has another revenue stream which derives from its advertising revenue generated from its channel pages and posts on social media platforms, such as YouTube by monetizing its contents. The revenue generated from marketing services from social media platforms is based on the number of audiences view on the advertisement and channel.

Performance obligation is satisfied for these services at a point in time by transferring control of the service to the customer.

The significant portion of our revenue from advertisements referring to marketing services from social media platforms. If any events occur that negative impact our relationships with advertising networks such as YouTube, Facebook, and TikTok, our advertising revenues and operating results would be negatively impacted.

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We believe that premium digital advertising services revenue will remain at a higher proportion of our revenue as we expand into Malaysia and Singapore. We are unaware of any known future trends in our revenue streams, although current margins in premium digital advertising services have historically been higher than those from our MCN offering.

The Company has generated revenue from music entertainment in March 2024. The music entertainment services is a new service recently launched in Indonesia that requires setup costs for concert props. This product is at the introductory stage and the Company invests in marketing to attract local sponsorship for event awareness. Therefore, the ticketing sales for music entertainment has grown at a slow pace.

Cost of Revenue

For the three months ended June 30, 2025, our cost of revenue decreased by $148,937 or 12.10% to $1,082,267, as compared with $1,231,204 for the three months ended June 30, 2024.

For the six months ended June 30, 2025, our cost of revenue decreased by $417,753 or 16.68% to $2,086,410, as compared with $2,504,163 for the six months ended June 30, 2024.

The decrease in cost was consistent with a decrease in revenue. The decrease in cost of revenue compared to the decrease in revenue is mainly due to sharp drop for MCN revenue while maintaining the cost for the creator payments under premium digital advertising services.

The cost of revenue in music entertainment services has been incurred with the one-time-off transactions upon commencement of the event such as artist’s cost, props and concert setup.

For the three months ended June 30, 2025

Period	June 30, 2025	June 30, 2024	% of changes
	(US$)	(US$)
Premium Digital Advertising services
Revenue	882,113	566,627	55.68%
Cost of revenue	(603,787)	(404,874)	49.13%
Gross Profit	278,326	161,753	72.07%
Gross Profit margin	31.55%	28.55%

MCN services
Revenue	483,690	963,352	(49.79)%
Cost of revenue	(478,480)	(826,330)	(42.10)%
Gross Profit	5,210	137,022	(96.20)%
Gross Profit margin	1.08%	14.22%

Music Entertainment services
Revenue	—	—	—%
Cost of revenue	—	—	—%
Gross Loss	—	—	—%
Gross Loss margin	—%	—%	—%

For the six months ended June 30, 2025

Period	June 30, 2025	June 30, 2024	% of changes
	(US$)	(US$)
Premium Digital Advertising services
Revenue	1,473,163	1,457,642	1.06%
Cost of revenue	(1,072,948)	(872,307)	23.00%
Gross Profit	400,215	585,335	(31.63)%
Gross Profit margin	27.17%	40.16%

MCN services
Revenue	1,072,270	1,869,480	(42.64)%
Cost of revenue	(1,013,462)	(1,625,744)	(37.66)%
Gross Profit	58,808	243,736	(75.87)%
Gross Profit margin	5.48%	13.04%

Music Entertainment services
Revenue	—	2,254	—%
Cost of revenue	—	(6,112)	—%
Gross Loss	—	(3,858)	—%
Gross Loss margin	—%	(171.16)%	—%

Gross Profit

For the three months ended June 30, 2025, our gross profit decreased by $15,239 or 5.10% to $283,536, as compared with $298,775 for the three months ended June 30, 2024. Gross profit margin of 20.76% for the three months ended June 30, 2025 was increased, as compared to gross profit margin of 19.53% in June 30, 2024.

For the six months ended June 30, 2025, our gross profit decreased by $366,190 or 44.38% to $459,023, as compared with $825,213 for the six months ended June 30, 2024. Gross profit margin of 18.03% for the six months ended June 30, 2025 was decreased, as compared to gross profit margin of 24.79% in June 30, 2024.

The lower gross profit margin derived from premium digital advertising services for the six months ended June 30, 2025 was mainly due to higher cost for the creator payments. In addition, the gross profit margin on MCN services for the six months ended June 30, 2025 has significantly declined from 13.04% to 5.48% as compared for the six months ended June 30, 2024 and mainly due to implementation stricter rules and policies for content creators to be eligible for monetization on the YouTube platform.

Sales and Marketing Expenses (“S&M”)

For the three months ended June 30, 2025, our sales and marketing expenses decreased by $69,036 or 95.98% to $2,892, as compared with $71,928 for the three months ended June 30, 2024.

For the six months ended June 30, 2025, our sales and marketing expenses sharply decreased by $67,661 or 88.00% to $9,226, as compared with $76,887 for the six months ended June 30, 2024. The decrease in S&M is primarily attributable to lesser marketing and promotion for the Company.

General and Administrative Expenses (“G&A”)

For the three months ended June 30, 2025, our general and administrative expenses decreased by $68,544 or 16.62% to $343,793, as compared with $412,337 for the three months ended June 30, 2024.

For the six months ended June 30, 2025, our general and administrative expenses decreased by $95,005 or 10.80% to $785,020, as compared with $880,025 for the six months ended June 30, 2024. The decrease was mainly due to the Company imposed an overall cost control since beginning of year 2024.

(Loss) Income from operations

For the three months ended June 30, 2025, our loss from operations decreased by $122,341 or 65.96% to $63,149 as compared to loss from operations of $185,490 for the three months ended June 30, 2024. The decrease is mainly caused by a higher percentage decrease in cost of revenue which offsetting by lower percentage decrease of revenue.

For the six months ended June 30, 2025, our loss from operations increased by $203,524 or 154.54% to $335,223 as compared to income from operations of $131,699 for the six months ended June 30, 2024. The decrease is mainly caused by a higher percentage decrease in revenue which offsetting by lower percentage decrease of cost of revenue.

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Other income (expenses)

For the three months ended June 30, 2025, our other income decreased by $583 or 52.66% to $524, as compared to other income of $1,107 for the three months ended June 30, 2024. The increase in other income from 2024 is primarily the result of a $1,053 refund tax in Vietnam.

For the six months ended June 30, 2025, our other income decreased by $465 or 33.43% to $926, as compared to other income of $1,391 for the six months ended June 30, 2024. The increase in other income from 2024 is primarily the result of a $1,053 refund tax in Vietnam.

(Loss) Income before income taxes

For the three months ended June 30, 2025, our loss before income taxes decreased by $121,758 or 66.04% to $62,625, as compared with net loss of $184,383 for the three months ended June 30, 2024.

For the six months ended June 30, 2025, our loss before income taxes increased by $203,989 or 156.54% to $334,297, as compared with net profit of $130,308 for the six months ended June 30, 2024. The decrease was mainly attributable to a decrease in revenue.

Income Tax Expense

We incurred income tax expenses of $143 and $810 for the three months ended June 30, 2025 and 2024 respectively.

We incurred income tax expenses of $143 and $862 for the six months ended June 30, 2025 and 2024 respectively. The Company has provided for a full valuation allowance against the deferred tax assets on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

Net (loss) income

For the three months ended June 30, 2025, our net loss decreased by approximately $122,425 or 66.11% to $62,768, as compared with net loss of $185,193 for the three months ended June 30, 2024.

For the six months ended June 30, 2025, our net loss increased by approximately $203,270 or 154.97% to $334,440, as compared with net income of $131,170 for the three months ended June 30, 2024. The net loss is primarily attributable to a decrease in revenue.

Liquidity and Capital Resources

As of June 30, 2025, we had cash and cash equivalents of $510,520 and working capital surplus of $1,245,983. For the six months ended June 30, 2025, the Company incurred net loss of $334,440 and net cash used in operating activities of $660,373.

While the Company believes that it will be able to continue to grow the Company’s revenue base and control expenditures, there is no assurance it will be able to do so. The Company continually monitors its cash, capital structure and operating plans and evaluates various potential funding alternatives that may be needed in order to finance the Company’s business development activities, general and administrative expenses and growth strategy. We expect to continue to rely on cash generated through financing from public offerings or private offerings of our or one or more of our subsidiaries’ securities, to finance our operations and future acquisitions. The Company believes that it has sufficient liquidity to continue its current business plans and operations for more than one year.

We have a limited operating history. As shown in our financial statements, the Company has suffered a working capital deficit of $1,140,034 and accumulated deficit of $1,478,402 and an operating loss of $33,433 as at December 31, 2024 that, in the view of our auditors, raise substantial doubt about our ability to continue as a going concern. See “Financial Statements.” Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cash Flows

The following table sets forth a summary of our cash flows for the six months ended June 30, 2025 and 2024:

	Six Months Ended June 30,
	2025	2024
Net cash used in operating activities	$(2,702,160)	$(252,194)
Net cash used in investing activities	(6,921)	(115,611)
Net cash provided by financing activities	2,700,000	790
Effect on exchange rate change	(28,953)	119,678
Net change in cash and cash equivalent	(38,034)	(247,337)
Cash and cash equivalent at beginning of period	548,554	716,961
Cash and cash equivalent at end of period	$510,520	$469,624

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Net Cash (Used in) Provided by Operating Activities.

Net cash (used in) provided by operating activities were generally from results of operations, changes in operating assets and liabilities.

For the six month ended June 30, 2025, net cash used in operating activities was $2,702,160, which consisted primarily of a net loss of $334,440, accounts payable of $165,519, contract liabilities of $340,286, lease liabilities of $28,490, and accrued liabilities and other payables of $43,383, deposit, prepayments and other receivables of $2,990,653, partially offset by depreciation of $14,936, accounts receivable of $486,269, contract assets of $8,715, right of use assets of $32,642 and advances from related parties of $658,049.

For the six months ended June 30, 2024, net cash used in operating activities was $252,194, which consisted primarily of net loss of $131,170, contract assets of $283,066, and lease liabilities of $34,144, deposit, prepayments and other receivable of $6,568, and accounts payable of $85,669, and advances to related parties of $305,196 partially offset by an accounts receivable of $418,799, contract liabilities of $6,541, depreciation of $12,157, right of use assets of $30,268, accrued liabilities and other payable of $125,854.

Advances from related parties consisted of mainly advances from Society Pass Incorporated and SOPA Technology Pte Ltd.

Until we generate cash flows from operations, we expect to continue to rely on cash generated through financing from public offerings or private offerings by the Company or one or more of our subsidiaries’ securities, however, to finance our operations and future acquisitions.

The increase in accounts receivable is due to higher revenue generated from premium digital advertising services which TMG provided 30 to 90 days credit term to receivables. The increase in accrued liabilities and other payable is due to provision for litigation, which is subject to reimbursement by the former owner. As the litigation expenses will be fully reimbursed, they do not result in any net expense recognition for the Company.

Net Cash Provided by (Used In) Investing Activities.

For the six months ended June 30, 2025 and 2024, there were net cash outflow of $6,921 and $115,611 respectively primarily because of minor acquisition of computers.

Net Cash Provided by (Used In) Financing Activities.

For the six months ended June 30, 2025, net cash inflow was $2,700,000 primarily from proceed from the issuance of convertible notes while for the six months ended June 30, 2024, net cash inflow was $790 due to proceed from the issuance of common share, respectively.

Material Cash Requirements

Our cash requirements consist primarily of day-to-day operating expenses, capital expenditures and contractual obligations with respect to banking facilities and other operating leases. We lease all our office facilities. We expect to make future payments on existing leases from cash generated from operations. We have limited credit available from our major vendors and are obligated to settle the purchase invoices and repay the contractual bank loans in a punctual manner, which further constrains our cash liquidity.

We believe that we have sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, absent unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from this offering.

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Off-balance Sheet Financing Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements as of June 30, 2025, and December 31, 2024. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Concentration of credit risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. We place our cash and cash equivalents with financial institutions with high credit ratings and quality.

We conduct credit evaluations of customers and generally do not require collateral or other security from our customers. We establish an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

Concentration risk in major customers

For the three and six months ended June 30, 2025 and 2024, the customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balances at period-end dates, are presented as follows:

	Three months ended June 30, 2025		As of June 30, 2025
Customer	Revenue	Percentage of revenue	Accounts receivable
Customer A	$483,789	35.42%	$148,225
Customer B	$306,800	22.46%	$—

	Three months ended June 30, 2024		As of June 30, 2024
Customer	Revenue	Percentage of revenue	Accounts receivable
Customer A	$963,208	62.97%	$271,317
Customer B	$—	—%	$—

	Six months ended June 30, 2025		As of June 30, 2025
Customer	Revenue	Percentage of revenue	Accounts receivable
Customer A	$1,072,270	42.13%	$148,225
Customer B	$349,754	13.74%	$—

	Six months ended June 30, 2024		As of June 30, 2024
Customer	Revenue	Percentage of revenue	Accounts receivable
Customer A	$1,869,336	56.15%	$271,317
Customer B	$—	—%	$—

Concentration risk in major vendors

For the three months ended June 30, 2025 and 2024, the following vendors who accounted for 10% or more of the Company’s cost of revenue and its outstanding payable balances at period-end dates, are presented as follows:

	Three months ended June 30, 2025		As of June 30, 2025
Vendor	Cost of revenue	Percentage of Cost of revenue	Accounts payable
Vendor A	$98,794	9.13%	$9,048

	Three months ended June 30, 2024		As of June 30, 2024
Vendor	Cost of revenue	Percentage of Cost of revenue	Accounts payable
Vendor A	$293,086	23.80%	$108,733

	Six months ended June 30, 2025		As of June 30, 2025
Vendor	Cost of revenue	Percentage of Cost of revenue	Accounts payable
Vendor A	$257,669	12.35%	$9,048

	Six months ended June 30, 2024		As of June 30, 2024
Vendor	Cost of revenue	Percentage of Cost of revenue	Accounts payable
Vendor A	$521,200	20.81%	$108,733

Exchange rate risk

Our foreign currency exposure gives rise to market risks associated with exchange rate movements against the Vietnam Dong, Thailand Baht, Indonesian Rupiah, Philippine Pesos, Malaysian Ringgit, Singapore Dollar and the United States dollar. As of June 30, 2025, and December 31, 2024, we did not hold or issue any derivative for trading purposes or to hedge against fluctuations in foreign exchange rates. We mitigated this risk by conducting sales and purchases transactions in the same currency. Doing so helped to reduce, but has not eliminated, the impact of foreign currency exchange rate movements. As of June 30, 2025, we had no outstanding forward exchange or foreign currency option contracts.

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We currently do not have a foreign currency hedging policy. However, our management monitor foreign exchange exposure and will consider hedging significant foreign exchange exposure should the need arise.

Economic and political risk

Our major operations are conducted in Republic of Vietnam, Thailand, Indonesia, Philippines and United States. Accordingly, the political, economic, and legal environments in Republic of Vietnam, Thailand, Indonesia and Philippines, as well as these countries’ economy may influence our business, financial condition, and results of operations.

Critical Accounting Policies and Estimates

We prepare our carve-out combined consolidated financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions that affect our reported amounts of assets, liabilities, revenue, costs and expenses, and any related disclosures. Although there were no material changes made to the accounting estimates and assumptions in the past two years, we continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates.

We believe that the following accounting policies involve a higher degree of judgment and complexity in their application and require us to make significant accounting estimates. Accordingly, these are the policies we believe are the most critical to understanding and evaluating our carve-out combined and consolidated financial condition and results of operations.

Use of Estimates and Assumptions

The preparation of carve-out combined and consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates reflected in the Company’s carve-out combined and consolidated financial statements include the useful lives of plant and equipment, impairment of long-lived assets, allowance for doubtful accounts, allowance for obsolete inventories, provision for long service payments, revenue recognition, income tax provision, deferred taxes and uncertain tax position.

The inputs into the management’s judgments and estimates consider the economic implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

●	Accounts Receivable

Accounts receivables are recorded at the amounts that are invoiced to customers, do not bear interest, and are due within contractual payment terms, generally 30 to 90-days from completion of service or the delivery of a product. Credit is extended based on an evaluation of a customer’s financial condition, the customer’s creditworthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. Quarterly, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company records bad debt expense and records an allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For receivables that are past due or not being paid according to payment terms, appropriate actions are taken to pursue all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance for doubtful accounts after all means of collection have been exhausted and the potential for recovery is considered remote. Currently, the Company performs ongoing credit evaluation of its customers and generally does not require collateral. The Company makes estimates of expected credit losses for the allowance for doubtful accounts and allowance for unbilled receivables based upon its assessment of various factors, including (i) historical experience, (ii) the age of the accounts receivable balances, (iii) credit quality of its customers, (iv) current economic conditions, (v) reasonable and supportable forecasts of future economic conditions, and other factors that may affect its ability to collect from customers. Expected credit losses are estimated on a pool basis when similar risk characteristics exist using an age-based reserve model. Receivables that do not share risk characteristics are evaluated on an individual basis. Estimates of expected credit losses on trade receivables are recorded at inception and adjusted over the contractual life.

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The Company did not recognize any allowance for doubtful accounts and credit losses at December 31, 2024 and 2023.

●	Revenue Recognition

The Company recognizes revenue from its contracts with customers in accordance with ASC Topic 606 — Revenue from Contracts with Customers (“ASC 606”). The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;

2.	Identify the performance obligations in the contract;

3.	Determine the transaction price;

4.	Allocate the transaction price to the performance obligations in the contract; and

5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

The Company’s revenues were mainly generated by the digital marketing services which can be classified into two major services: (i) premium digital advertising services and (ii) marketing services from social media platforms.

Premium digital advertising

Generally, revenues are recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

A summary of each of the Company’s revenue streams under ASC 606 is as follows:

Marketing services from customers

Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

The Company derives its revenue from the provision of digital marketing services to customers. The Company offers customers with a comprehensive suite of digital marketing services to enhance their social media presence and reach their target audiences, particularly Gen Z and Millennials, to achieve marketing goals. The customers can leverage the Company’s experience in building content with creators, their creators’ creativity, engagement, and trust among creators and their followers to increase their brand awareness and sell products. The Company offers customized digital marketing solution, including (i) advising on content strategy and budget and recommending specific creators; (ii) communicating with and managing selected creators; (iii) producing and engaging relevant content with creators to promote key messages for customers; (iv) uploading branded content on creators’ social media channels; (v) amplifying the reach of creators’ and customers’ content through precise media planning and buying via boosting marketing services on social media platforms, such as Google; and (vi) providing optimization services through data analysis and reporting. The Company’s customers’ payment terms generally range from 30-60 days of fulfilling its performance obligations and recognizing revenue.

Premium digital advertising services revenue is recognized as a distinct single performance obligation when the Company transferred services to customers, which occurs at a point in time. The performance obligation is a promise to place a branded content on certain social media platforms and is satisfied upon delivery of related services to customers. The duration of the service period is short, usually one to two days. Such revenue is recognized at a point in time, for the amount the Company is entitled to receive, when the marketing services are provided and completed.

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Marketing services from social media platforms (“platform revenue”)

The Company also derives its advertising revenue generated from its channel pages and posts on social media platforms, such as YouTube by monetizing its contents. The payments are usually received within 30 days upon completion of performance obligation for platform revenue services.

The Company recognizes revenue as performance obligations are satisfied as the creation of contents are published on the social media platforms, which occurs at a point in time. The advertisements are delivered primarily based on impressions of contents on social media platforms, hence the Company provided the advertising services by an on-going basis during the publication period and the outcome of the services can be received and consumed by the social media platform simultaneously.

The Company records its revenues, net of value added taxes (“VAT”), which is levied at the rate of 10% on the invoiced value of sales.

Music entertainment services

The Company records its revenues, which is the sales tickets for the concert to public. Besides, the Company earn revenue from profit sharing with venue providers on the consumables during the events. The Company recognize as performance obligations are satisfied as the event has been performed on the promised date to audiences which occurs at a point in time.

●	Leases

The Company adopted ASC Topic 842, “Leases” (“ASC 842”) to determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the consolidated balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in the consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

When a lease is terminated before the expiration of the lease term, irrespective of whether the lease is classified as a finance lease or an operating lease, the lessee would derecognize the ROU asset and corresponding lease liability. Any difference would be recognized as a gain or loss related to the termination of the lease. Similarly, if a lessee is required to make any payments or receives any consideration when terminating the lease, it would include such amounts in the determination of the gain or loss upon termination

As of June 30, 2025, and December 31, 2024, the Company recognized the right of use assets of $34,611 and $63,102, respectively.

●	Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures (“ASC Topic 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC Topic 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

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The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, contact assets, deposits, prepayments and other receivables, accounts payable, accrued liabilities and other payables, contract liabilities, amounts due to related parties and lease liabilities, approximate their fair values because of the short maturity of these instruments.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date.

In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-13, Financial Instruments — Credit Losses (Topic 326). The new standard amends guidance on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities. In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) — Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842), which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company believes the adoption will modify the way the Company analyzes financial instruments, but it does not anticipate a material impact on the results of operations. The Company is in the process of determining the effects the adoption will have on its consolidated financial statements and not expected to have a material impact on the Company’s financial position, results of operations, and cash flows.

In October 2020, the FASB issued ASU 2020-08, Codification Improvements to Subtopic 310-20, Receivables — Nonrefundable Fees and Other Costs, which clarifies that, for each reporting period, an entity should re-evaluate whether a callable debt security is within the scope of ASC 310-20-35-33. For public business entities, ASU 2020-08 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Early application is not permitted. For all other entities, ASU 2020-08 is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. This Update is not expected to have a significant impact on the Company’s unaudited condensed consolidated financial statements.

In October 2020, the FASB issued ASU 2020-10, Codification Improvements, which makes minor technical corrections and clarifications to the ASC. The amendments in Sections B and C of the ASU are effective for annual periods beginning after December 15, 2020, for public business entities. For all other entities, the amendments are effective for annual periods beginning after December 15, 2021, and interim periods within annual periods beginning after December 15, 2022. This Update is not expected to have a significant impact on the Company’s unaudited condensed consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s carve-out combined and consolidated financial statements.

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BUSINESS

Our Vision Statement

The Thoughtful Media Group’s vision is to be the premier digital advertising company servicing advertisers, merchants, and our over 10,000 content creators or influencers throughout SEA.

Overview

Operating as a trusted advertising platform in SEA since 2010 and headquartered in Bangkok, Thailand, Thoughtful Media Group connects advertisers, brands and merchants with over 10,000 influencers to targeted audiences in SEA via our social media-focused advertising platform, delivering effective results, which rival most forms of traditional media. We help advertisers invest their marketing funds more efficiently and effectively and generate more revenues across tens of thousands of creator channels in industries such as fashion & beauty, lifestyle, video games, cooking, automotive, travel, luxury, and sports.

We currently employ over 60 professionals, all of whom are based in our four main offices: Bangkok, Ho Chi Minh City, Jakarta, and Manila. TMG advertising and marketing professionals market to advertisers, brands and merchants, onboard up-and-coming creators, advise on campaign strategy, produce campaign content, partner with social media platforms, distribute content via media buying and placement, and promote events and concerts.

We pride ourselves on our innovative approach to marketing and advertising, leveraging social media’s power to reach and engage audiences effectively throughout SEA and indeed the globe. Because we are locally staffed but regionally focused, TMG understands the ever-changing market trends and dynamics in SEA and advises our advertisers with the most up-to-date market intelligence throughout the SEA region. Our comprehensive suite of services encompasses creative strategy, content creation and production, targeted distribution, and performance analytics. By leveraging cutting-edge technology and in-depth market insights, we help our clients achieve their marketing objectives and stand out in the competitive landscape of Southeast Asia.

Currently operating in four SEA countries (Thailand, Vietnam, Indonesia and Philippines), TMG’s business model is centered around the multi-channel network, premium advertising and social commerce verticals. We derive a significant portion of our revenues from advertisements. Advertising revenue is derived directly from client campaigns for the premium advertising and content creators within the MCN. Each vertical employs a distinct approach to generating advertising revenues. For instance, in the MCN, advertising revenues originate from YouTube, where advertisers pay to feature ads in the videos created by content creators. The premium advertising revenue is obtained from campaigns delivered directly to clients and from whom we directly receive revenue. Depending on the campaign type, key performance metrics such as views, engagement, and brand awareness are utilized for measurement. This measurement process is accompanied by comprehensive analytics and detailed reporting for clients. Revenue distribution is governed by client agreements, which may include flat fees or a percentage of the ad spend.

Conversely, operating under the MCN umbrella allows us to receive funds on behalf of the creators, and we implement a revenue-support fee with them as compensation for the support and services we provide.

The decrease in MCN revenue observed for the year ended December 31, 2023, appears to be a trend that has continued into 2025. This decline can be attributed to several factors affecting both the industry and our operations:

●	Market Saturation and Increased Competition: The multi-channel network space has become increasingly saturated, with a growing number of MCNs vying for content creators and advertisers. This heightened competition has placed downward pressure on revenue-sharing agreements and reduced the overall profitability of MCN operations.

●	Stricter Monetization Requirements: YouTube has implemented more stringent policies regarding which content is eligible for monetization. This includes stricter adherence to community guidelines, copyright enforcement, and content quality standards. YouTube has also introduced new measures to limit the types of ads shown on certain content, particularly on videos deemed unsuitable for a broad audience or those failing to meet advertiser-friendly criteria. These policy changes have significantly reduced the earnings potential for creators, leading to frustration and, in some cases, attrition as creators explore alternative revenue streams outside the MCN model.

The expansion of TMG’s multi-channel network (MCN) operations into Singapore and Malaysia remained in the development phase throughout 2024. This timeline reflects a strategic decision to address the nuanced challenges and competitive dynamics of entering these mature and highly saturated markets.

As a new entrant, we are navigating a landscape where many content creators are bound by existing contracts with established MCNs. Building relationships with these creators requires a methodical and patient approach, as they often need time to conclude their obligations before transitioning to a new network. Beyond contractual considerations, creators are understandably cautious and require reassurance about the value and long-term benefits of joining a less-established player in these regions.

To overcome these challenges, we are investing significant time into developing a compelling value proposition that differentiates us from competitors. This phased and deliberate approach aims to establish a robust foundation for sustainable growth. By focusing on relationship-building and offering distinctive advantages, TMG is positioning itself to become a competitive and trusted player in the Singaporean and Malaysian MCN markets when we complete this development phase.

In addition, we are developing our sports marketing, production house, and music entertainment verticals. The Sports Marketing business is a vertical that we are still avid on building up. We are laser focused into building the credentials needed and plan to offer Sports Marketing services in year 2025 mainly in existing offices located at Philippines, Thailand, Indonesia, and Vietnam.

These verticals in turn allow us to provide comprehensive and integrated solutions to meet the diverse needs of our clients and content creators, bridging the gap between marketing strategy, influencer selection, creative design, content creation, content production, and online or offline media platform distribution. Online media platforms include YouTube, Instagram, TikTok or Facebook, while offline media platforms include billboards or elevator advertisements. For the fiscal years ended December 31, 2024 and 2023, virtually all of our revenues have been generated from our MCN and premium advertising verticals, and our other verticals have generated nominal or no revenues.

Upon the consummation of this offering, Society Pass will own 74.25% of the Company’s Common Stock and will have 74.25% of the aggregate voting power, assuming that the underwriters of this offering do not exercise their option to purchase additional Common Stock, or 74.25% of the total voting power, assuming that the option is exercised in full.

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Certain Industry Definitions

For purposes of this prospectus, the following industry terms have the following meanings:

●	Views: “Monthly views” and “yearly views” represent the total number of video views across all YouTube channels within our MCN during a given month or year, respectively. This metric reflects the overall reach and engagement of the content we manage.

●	Premium Business: Our “premium business” category comprises collaborations with clients, creators, influencers, and brands. These collaborations often involve premium content creation, exclusive promotions, and strategic marketing initiatives.

●	Channel Partners: “Channel partners” refer to content creators that have entered into a formal partnership agreement with our MCN. These partnerships may include revenue-sharing arrangements, promotional support, and access to our suite of creator services.

The measurement of these key performance indicators is invaluable to investors for several reasons:

●	Performance Assessment: These metrics allow investors to gauge the performance and popularity of our MCN channels and creators, providing insights into the effectiveness of our content strategies.

●	Revenue Impact: The number of monthly views on YouTube, and premium business collaborations directly influences our revenue streams. Increased engagement and premium partnerships contribute to higher monetization potential.

●	Operational Efficiency: Monitoring channel partners helps us assess the effectiveness of our partnerships and the overall health of our creator ecosystem.

In conclusion, these measurements serve as essential tools for investors to assess the health and growth trajectory of our YouTube Multi-Channel Network. They provide a comprehensive understanding of our market position, revenue potential, and operational efficiency, enhancing investor confidence and informed decision-making.

Multi-Channel Network:

Multi-Channel Networks (“MCN”) are third-party platforms that offer a wide range of support services directly to content creators. These services are aimed at driving growth in creators’ content, optimizing monetization opportunities, and facilitating distribution on different digital platforms.

Acting as an intermediary between creators and social media platforms (YouTube, Facebook, TikTok, etc.), TMG provides creators with comprehensive strategy, tailored content, advertiser collaboration, and valuable resources to launch and manage their digital platforms. Some of the support services offered by TMG include audience development, content optimization, copyright protection, access to music libraries, legal support, brand partnerships, and media production. By partnering with TMG, our creators benefit from the collective expertise and infrastructure of the TMG network, which helps them reach a broader audience, increase their revenue generation potential, and enhance the overall quality of their content. Our collaborative approach enables creators to focus on their creative pursuits, while relying on the TMG-managed MCN to handle various technical and administrative aspects of content management, content production and distribution.

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As one of the first established MCNs in the APAC market, TMG possesses a long-standing track record of remarkable achievements and strong partnerships:

●	Long-standing SEA Geographical Presence: TMG brings more than a decade of experience and expertise operating in Asia. Our long-standing presence in Thailand and Vietnam, as well as our recent entry into Indonesia (in the first quarter of 2023) and the Philippines (in the third quarter of 2023), enables us to cultivate a strong understanding of local audiences and trends, positioning us as a reliable and trusted partner for content creators.

●	Vast Subscriber Base: Over the past decade, TMG has engaged and onboarded a wide audience base, resulting in an impressive subscriber count and consistently high viewership numbers. Our MCN subscriber base is one of our key selling points for advertisers and merchants.

●	Extensive and Growing Network: TMG has forged robust partnerships with an extensive roster of over 10,000 talented content creators across various genres and niches throughout SEA. These collaborations have facilitated a diverse and compelling content catalogue, catering to a wide range of audience preferences.

●	Industry Recognition: Third party advertising and marketing industry organizations over the years have recognized TMG’s commitment to its business scope. For example, we were awarded with the following prestigious industry awards and accolades:

●	The July 2023 acknowledgment of our Multi-Channel Network business by YouTube Thailand as the top-growing MCN channel from the YouTube Super Bootcamps and Activation program.

●	Additionally, TMG proudly holds the title of a YouTube Certified Partner by Google, allowing us to actively participate in vital YouTube partner events, such as YouTube Enterprise Day and YouTube Partnership Day.

●	Thriving Monetization Opportunities: Through our strategic approach to monetization, we have unlocked diverse revenue streams for our creators, enabling them to capitalize on their content’s potential and achieve financial success.

●	Innovation and Adaptability: As one of the first companies in the APAC MCN landscape, we continuously embrace innovation and adapt to the ever-changing digital landscape. Our ability to stay ahead of the curve ensures that our creators remain at the forefront of industry trends.

As a market leader in the APAC region, we have achieved remarkable milestones and earned a reputation for unwavering commitment to our creators, backed by impressive numbers:

●	Our MCN monthly YouTube views consistently exceed 800 million, even averaging 1 billion monthly views in 2023 and 2024, reflecting the immense popularity of the content within our network. We calculated the average monthly views based on the total monthly views for the entire recent 12 months. YouTube views refer to the number of times a particular video has been viewed on the YouTube platform. The view count is an essential metric on YouTube, serving as a key indicator of a video’s popularity and reach. It significantly influences a video’s overall performance on the platform. The higher the view count, the greater the likelihood of attracting attention and achieving success on YouTube.

●	With a remarkable lifetime view count for our MCN surpassing 110 billion and 117 billion as of December 31, 2024 and 2023, our creators have captured the attention of a vast and engaged audience over time. We calculated the total lifetime YouTube views based on the combined views from all channels connected to our MCN.

●	As of December 31, 2024 and 2023, our premium business comprises over 1,000 channel partners and more than 10,000 influencers, fostering a strong and supportive community of content creators.

●	The recognition of our creators’ talents is evident through 34 and 36 Gold Buttons (awarded for reaching 1 million subscribers) and 149 and 165 Silver Buttons (awarded for reaching 100,000 subscribers) recognized from YouTube as of December 31, 2024 and 2023, celebrating their outstanding achievements.

We derived the performance metrics, such as channel partners, monthly views, Gold Buttons, Silver Buttons, and channels, from our database sourced from the YouTube Content Manager System. This web-based tool, developed by YouTube, is designed for MCN partners overseeing channel management and rights on the platform.

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The following chart illustrates the historical number of subscribers and number of channels for our business. While subscribers and channels do not directly correlate to revenues, subscribers and number of channels result in views which do create revenues. The number of channels decreased as we streamlined our business by eliminating channels with a low of number of subscribers and views.

	Jan 2021 – Dec 2021		Jan 2022 – Dec 2022		Jan 2023 – Dec 2023		Jan 2024 – Dec 2024
Subscribers*	227	M	209	M	240	M	251	M
Number of Channels**	335		280		235		248

*	Subscribers: This metric is specific to the YouTube platform and represents the total number of individuals who have chosen to subscribe to a particular YouTube channel by clicking the ‘Subscribe’ button.

**	Number of Channels: Channel partners represent the total number of partners who have connected to our MCN through the Content Management System (CMS). This implies that they have entered into an agreement with us, allowing us to receive advertising revenues on their behalf and share the revenue with them.

The graph below illustrates the growth of our total yearly YouTube views over the past decade, starting from 2014 with 1 billion views and soaring to over 90 billion views in 2022, reflecting an annual compound growth rate (“CAGR”) of 199% over the past nine years. This trajectory showcases the continuous and substantial increase in viewership of our content, solidifying our position as a leading and influential presence in the digital landscape in SEA. The graph also highlights the exponential rise in engagement with our content, reflecting the growing appeal and resonance of our creators’ work among audiences worldwide. The consistent upward trend is a testament to the quality, relevance, and appeal of the content within our network, as well as the effectiveness of our strategies in captivating and retaining viewers’ attention.

Our MCN vertical assists creators in every step of their journey. As the illustration below depicts, our TMG professionals provide end-to-end services ranging from developing effective content strategy and optimization, to managing and safeguarding their digital assets, to accessing various SEO tools and analytics, to growing their audiences, to building an online brand image, to collaborating on brand and content sponsorships with local, regional and international advertisers, and finally to accessing diverse revenue streams on a myriad of online social media platforms. As a result, our MCN vertical has executed successful outreach campaigns and optimized monetization opportunities across popular platforms such as YouTube, TikTok, Instagram, and Facebook.

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Our MCN revenue model is built upon three key pillars: Creator Support Fee, Talent Management Fees, and Content Production Revenue. By integrating these three key pillars into our revenue model, we create a comprehensive and supportive ecosystem for content creators to thrive. Our focus on rewarding creativity, providing expert guidance, and investing in content production, which not only benefits our creators but also positions us as a leader in the SEA MCN industry. We are committed to continuously evolving and refining our marketing approach, ensuring that our MCN remains at the forefront of innovation, driving success for both our creators, our advertisers and our MCN.

1. Creator Support Fee: As a Multi-Channel Network (MCN), we are dedicated to providing extensive support services directly to content creators. These services are not limited but include audience development, content optimization, channel promotion, channel development, content distribution and copyright protection. Our objective is to foster the growth of creator content, optimize monetization opportunities, and to facilitate distribution across diverse digital platforms.

In recognition of TMG’s services, the creator is supported by us through our payment of a specified percentage of the earnings generated from their content within our MCN. The specific percentage split is subject to the terms negotiated between TMG and individual creators.

In the role of a dedicated consultant for monetizing creators’ YouTube channels, TMG also offers comprehensive strategies, tailored content creation, collaboration with advertisers, and valuable resources for the initiation and management of digital platforms. Through partnership with TMG, creators gain access to the collective expertise and infrastructure of the TMG network, enhancing their ability to reach a broader audience, increase revenue potential, and elevate the overall quality of their content. This collaborative approach empowers creators to focus on their creative endeavors while entrusting the TMG-managed MCN with the technical and administrative aspects of content management, production, and distribution.

Additionally, TMG controls video ownership and channels, providing content to end consumers. Before uploading a video, TMG assesses its content to ensure compliance with social media platform guidelines and other necessary support services. TMG is a principal in marketing collaborations, controlling the video before its release on social platforms. It delineates the “contribution” from TMG and the input from creators, while the MCN provides social platforms to distribute the video produced by TMG and creators.

2. Talent Management Services: Our MCN offers Talent Management Services with fixed pricing based on the package and scope of work agreed upon with each creator. These services play a crucial role in supporting content creators to develop their brand image throughout their digital journey. Our Talent Management team is dedicated to guiding creators through the ever-changing digital landscape, helping them navigate challenges, seize opportunities for growth and connect with advertisers. We understand the importance of building a strong brand presence, and we work closely with creators to develop effective strategies that elevate their online identity and engage their target audience.

3. Content Production: Thoughtful Media Group understands the critical role that content production plays in driving revenue for our advertisers and fostering audience engagement for our creators. As a testament to our commitment to excellence, the TMG production team has created our very own YouTube channel. These following channels showcase our innovative marketing approach and domain expertise by delivering captivating and compelling content to our target audience throughout SEA. Our own YouTube channel demonstrates our deep understanding of the SEA digital landscape and the local preferences of our audience. It also allows us to experiment with creative storytelling techniques, cutting-edge visuals, and immersive experiences that resonate with viewers, advertisers and creators.

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Furthermore, our production services encompass the essential tasks of conceptualizing and crafting original content across a diverse array of formats, including films, television shows, web series, commercials, documentaries, music videos, and other digital content. Our dedicated team of creative and design professionals work passionately to bring these creative visions to life, ensuring each project is carefully crafted to captivate audiences and deliver a meaningful impact. From ideation to marketing to execution, we take pride in delivering top-tier production services that elevate the storytelling experience and resonate with viewers across various digital platforms.

The TMG creator support fee model not only allows creators to earn income from their content but also enables TMG to thrive as a multi-channel network by fostering successful creators and creating a dynamic and profitable content ecosystem. Some of our MCN content creators are as follows:

Role of YouTube within the MCN Vertical:

●	Primary Platform: YouTube serves as the foundational platform within our MCN vertical. Historically, our MCN began primarily on YouTube, establishing a strong foundation and expertise in content creation, audience engagement, and monetization strategies specific to this platform.

●	Revenue Contribution: The reference to a decrease in MCN revenue for the years ended December 31, 2023 and 2024, attributed to a decline in revenues from YouTube, indicates the significant role YouTube plays in our overall revenue stream. While we have diversified our presence across multiple platforms, any fluctuations in YouTube’s performance will directly impact our MCN financial performance.

●	Differentiating Role: Compared to other social media platforms, YouTube’s revenue model, audience demographics, content consumption patterns, and advertising ecosystem have distinct characteristics. Our strategies on YouTube are tailored to capitalize on its unique features, such as longer-form content and a search-driven discovery mechanism.

MCN Operations Across Platforms:

●	Unified MCN Structure: We operate under a single MCN umbrella, leveraging shared resources, expertise, and synergies across platforms. This unified approach allows us to streamline content creation, cross-promotion, and monetization strategies.

●	Diverse Platform Strategies: While YouTube holds a significant role, our MCN has expanded its reach and monetization efforts to other platforms like TikTok, Instagram, Facebook, and Meta. Each platform requires a nuanced approach, considering factors like content format, audience behavior, and monetization models.

●	Comprehensive Support: As highlighted in “Business-Competition”, we provide comprehensive support across various platforms. This includes but is not limited to content strategy, audience growth, monetization optimization, and rights management. Our goal is to maximize the potential of each platform while ensuring a cohesive brand presence and strategy across the board.

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In summary, YouTube remains a cornerstone within our MCN vertical, both in terms of historical significance and revenue contribution. However, our MCN’s strength lies in its diversified presence across multiple platforms, each offering unique opportunities and challenges. Through a unified yet flexible approach, we aim to harness the full potential of each platform within our multi-channel network.

Premium Digital Advertising (PDA)

Our PDA vertical provides a broad range of services in digital advertising that allow us to help brands, products, advertisers reach their target audiences. Strategically, we leverage the power of influential personalities to promote brands and engage with their audiences. Additionally, we offer content production services to create compelling and impactful brand messaging, as well as media buying to optimize brand exposure through strategic advertising placements. Here are the areas of services that we can offer to advertisers:

●	Influencer Marketing: Involves partnering with influential individuals on social media to promote products or services to their followers. Influencers have dedicated fan bases, and their endorsements can have a significant impact on brand visibility and customer trust.

●	Social Listening and Reputation Management: Monitoring social media channels for brand mentions, reviews, and sentiment analysis to manage the brand’s reputation effectively.

●	Social Media Advertising: This encompasses advertising on social media platforms like Facebook, Instagram, X (formerly known as Twitter), LinkedIn, and others. Social media ads can take the form of sponsored posts, display ads, carousel ads, video ads, and more. Social media platforms provide sophisticated targeting options, allowing advertisers to reach specific demographics, interests, behaviors, and locations.

●	Video Advertising: Video ads are short promotional videos that can be displayed on platforms like YouTube or other video-centric websites. Advertisers can use in-stream ads (played before, during, or after a video), video discovery ads (displayed alongside search results or suggested videos), or in-display ads (appear next to a video or in the related videos section).

●	Content Marketing: Content marketing involves creating valuable, relevant, and engaging content to attract and retain a target audience. This content can take the form of blog posts, articles, infographics, videos, and more. Content marketing aims to build brand awareness, establish authority, and nurture leads.

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●	Search Engine Advertising: This type of advertising involves placing ads on search engine results pages, such as Google Ads or Bing Ads. Advertisers bid on specific keywords, and when a user searches for those keywords, the ads are displayed at the top or bottom of the search results. Advertisers only pay when a user clicks on their advertisement (hence the term “pay-per-click”).

●	Display Advertising: Display ads are graphical or interactive advertisements that appear on websites, mobile apps, or other digital platforms. These ads can be in the form of banners, videos, rich media, or interactive ads. Display advertising often employs targeting methods to show relevant ads to users based on their online behavior.

●	Native Advertising: Native ads are designed to blend seamlessly with the platform’s content, providing a less intrusive and more natural user experience. They match the look and feel of the surrounding content, making them less disruptive and more likely to be engaged with by users.

●	Email Marketing: Email advertising involves sending targeted promotional messages directly to a list of subscribers. Email campaigns can be used to promote products, share updates, offer discounts, and encourage customer engagement.

Our regional presence currently in four SEA countries (Thailand, Vietnam, Indonesia and Philippines) provides our international and local merchant partners with tailored influencer marketing and brand campaigns with a comprehensive reach designed to reach the optimal consumer audiences. As a result, whether it is influencer booking, digital production, digital media buying, social media, campaign strategy, channel optimization or billboard advertising, our multilingual advertising professionals across the region achieve better marketing results for our partners.

We provide comprehensive services to our clients, enabling them to effectively communicate with their prospects, current users, and loyal customers. Our reach extends to millions of individuals, and we are proud to have served over 100 international and local brands throughout the SEA region.

Summary case studies of our clients Pepsi and Milo are forth below:

Pepsi:

Reach indicates the number of individuals who have come across the video. (While views show you how many times people have actually watched your video from start to finish.)

Engagements measures the level of interaction and participation from viewers, including likes, comments, and shares. (While views show you how many times people have actually watched your video from start to finish.)

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Milo:

Our PDA revenue model is built on the following:

●	Retainer Based Pricing Model: A retainer-based revenue model is when we charge clients an up-front payment in exchange for providing ongoing services for them within a selectable timeline. Under a retainer-based pricing model, the prospective client pays a monthly recurring fee for ongoing services, including social media management, marketing promotion. This provides us with a steady income and allows for long-term planning for an entire project. For example, a client may pay us a retainer to monitor their social media campaigns or provide SEO support over six months.

●	Influencer Campaign Management: Influencer Campaign Management generates revenue through services facilitating collaborations between influencers and brands for marketing campaigns. In this capacity, we function as a principal, offering various services, including strategic planning, creative ideation, influencer selection, timeline management, and quality control. Our goal is to optimize the results of influencer marketing campaigns for brands.

Influencer Campaign Management’s pricing structure is tailored to each brand’s specific requirements. This flexible approach ensures that the pricing model aligns with each influencer marketing endeavor’s particular needs and intricacies.

For example, if a marketing campaign is relatively straightforward and the brand only requires certain functions, such as influencer campaign management, overseeing the influencer working timeline, and ensuring the quality of influencer work within a specified timeframe, the revenue is calculated based on the specific services provided.

Alternatively, we offer comprehensive services for more complex projects, including strategic influencer marketing planning, creative services, production, license fees, influencer marketing performance analysis, and media buying and optimization. In such cases, our revenue is optimized proportionately to the campaign’s complexity, allowing us to provide a holistic and effective solution for brands.

●	Campaign or project-based compensation. Our revenue generation extends to engagements that compensate us on a per-campaign or per-project basis. This versatile approach allows us to maximize revenue streams by tailoring our charges to the specific needs of each campaign or project. We offer a comprehensive range of service items, including planning, creative services, and account management fees. This flexibility ensures that clients who choose to receive customized solutions aligned with their advertising and marketing goals can access them from us.

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Social Commerce

The dramatic rise of social media in SEA has accelerated the adoption of live commerce as a significant sales tool for advertisers. TMG’s in-house production technology capabilities in our four operating offices (Bangkok, HCMC, Jakarta, and Manila) allow our creators to seamlessly create content on behalf of our merchant partners throughout SEA.

We work with multi-platform social commerce channels to ensure that brands, sellers, or advertisers maximize their selling opportunities and return of investment in marketing and sales. Our merchandise services encompass affiliate marketing, live-streaming, and social selling. We assist clients in establishing and managing affiliate programs to drive sales and increase brand awareness. Through live-streaming platforms, we enable brands to connect with their audience in real-time, fostering engagement and enhancing brand loyalty. Our social-selling strategies help clients leverage social media platforms to promote and sell their merchandise directly to their target customers.

TikTok shoppe entertainment commerce is one of the fastest growing social commerce tools that we offer to our prospects. It is the integration of e-commerce capabilities and shopping features within the TikTok social media platform, a popular short-form video-sharing app that has gained immense popularity worldwide. Recognizing its potential as a marketing and sales platform, TikTok has been exploring ways to enable brands and businesses to sell products directly to its users. Key aspects of TikTok commerce include:

●	Shoppable Posts and In-Video Links: allows brands to create shoppable posts that include product tags and links, enabling users to click on the products displayed in the videos and make purchases without leaving the app.

●	Livestream Shopping: offers live streaming capabilities, and brands can leverage this feature to host live shopping events where they showcase products in real-time, interact with viewers, and encourage immediate purchases.

●	Hashtag Challenges with Shopping: Brands can run hashtag challenges on TikTok, where users are encouraged to create videos related to a specific theme or product and add a feature called “Shop Now,” which allows users to directly shop for the products featured in these challenges.

●	TikTok Creator Marketplace: allows brands to connect with popular creators and influencers on the platform for influencer marketing campaigns and product promotions.

●	Branded Hashtag Challenges Plus: This is a feature that allows brands to collaborate with TikTok on more extensive and interactive hashtag challenges that include a branded banner showcasing the products and direct links for purchasing.

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Our revenue generation within the social commerce vertical is strategically designed, employing diverse approaches for each segment:

●	Campaign, project and retainer fee. Within our social commerce services, we offer adaptable pricing structures to cater to varying client needs. Clients have the flexibility to choose between paying on a per-campaign or per-project basis, or they can opt for a retainer fee model for ongoing support. This versatility allows us to maximize revenue streams by incorporating a spectrum of service items such as social commerce planning fees, social commerce solution fees, and account management fees.

●	Livestreaming commerce. In the domain of livestreaming commerce, our revenue model is transparent and client-friendly. Charges often are based on a fixed fee. Moreover, we typically collect a commission, generating revenue through a percentage of sales. This dual-pronged approach not only offers pricing flexibility but also serves as an incentive for effective product promotion through livestreaming events.

Music Entertainment

Our music entertainment business model revolves around a comprehensive range of services; music creation, production, distribution, promotion, and live performances as well as artists, music labels, concert promoters, and other entities involved in the creation and dissemination of music to audiences. We tailored our music entertainment business model to meet the diverse needs of our clients:

●	Event Promotion: A key aspect of our business involves promoting and organizing music events. We create memorable experiences for both artists and audiences and ensure seamless event execution and maximizing attendance and engagement.

●	Local and International Artists: Our diverse selection of musicians allows us to cater to various events and music projects. Our extensive network comprises renowned local and regional musicians and rising stars and enables us to curate exceptional performances and collaborations.

●	Artist Agency and Management: Another crucial component of our business is our dedicated artist agency and management services. We nurture and elevate artists’ careers by providing them with strategic guidance, marketing support, and valuable industry connections. Through our strategic advice and networking efforts, we empower artists to reach their full potential and achieve long-term success in their musical journey.

Our music entertainment generates revenue from music events, which is built on the following:

●	Music events attract sponsors wanting to promote their brands during the event. This includes sponsorship and advertising on brand logos displayed on stage, banners, event programs, and other promotional materials. Sponsors benefit from exposure to a large and geographically engaged audience.

●	Selling tickets to attendees wanting to experience live music performances. The revenue generated from ticket sales is a significant source of income for music events. The pricing of tickets varies based on factors such as the artist’s popularity, venue capacity, seating arrangement (if applicable), and the overall production quality of the event.

●	Music events also generate revenue by selling merchandise like t-shirts, posters, CDs, and other memorabilia related to the performing artists. We expect that attendees at music events often will purchase these items as souvenirs to commemorate the event and support their favorite artists.

●	Many music events have food and beverage stalls or vendors on-site, providing refreshments to attendees. The revenue generated from these sales contributes to the overall income of the event.

We started local live music events in Indonesia in March 2024 and plan to expand this business in other countries in SEA.

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Production House

Our content production services encompass a diverse range of creative offerings:

●	Podcasts: We specialize in producing engaging and high-quality podcasts across various genres. Our team of experienced professionals works closely with clients to develop captivating podcast content that resonates with their target audience. From concept creation to recording, editing, and distribution, we ensure a seamless and impactful podcasting experience.

●	Music Production: Our music production services cater to artists and musicians seeking top-notch recording, mixing, and mastering solutions. We provide a state-of-the-art studio environment and a team of skilled sound engineers to bring out the best in every musical creation.

●	Movie Production & Distribution: With a passion for storytelling and visual excellence, our movie production services bring cinematic visions to life. From concept development and scriptwriting to filming, editing, and post-production, we handle every aspect of movie creation with precision and creativity. Furthermore, we ensure that the finished films reach their intended audiences through strategic distribution channels.

Our Production House revenue model is built on the following:

The revenue model is centered around Project-Based Fees. Under this approach, clients pay a fixed fee for each production project including podcasts, music videos, movies, commercials, or other media content. The fee is typically based on the scope of the project, its complexity, and the services provided.

Moreover, in cases where our production house generates content suitable for licensing or distribution, an additional avenue for revenue emerges. Through strategic licensing agreements with broadcasting entities, streaming platforms, and other distribution channels, we can seize the opportunity to monetize our content. This entails the potential sale of exclusive rights to broadcast our content for specific durations or within designated regions. We have established facilities and resources for content production services but we have not yet generated and revenue from these services.

The synergy between our diverse revenue streams forms a dynamic fabric that empowers us in various areas and enhances our overall business. By strategically exploiting the strengths of MCN, Premium Digital Advertising, Social Commerce, Sports Marketing, Music Entertainment and Production, we have curated an ecosystem of mutual support and mutual benefit.

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●	Our MCN serves as a nucleus, nurturing partnerships with creators. Through creator support fees and talent management, creators amplify their reach, driving content production revenue. This cycle elevates us as a source for high-quality content.

●	Premium digital advertising capitalizes on brand exposure. Our MCN’s engaged audience aligns with advertisers, enhancing financial stability and broadening our appeal.

●	In Social Commerce, we blend entertainment and commerce, creating a unique interaction space. Social Commerce’s revenue reinforces our role as an innovative bridge.

●	Sports Marketing taps into fan bases, deepening connections and expanding our reach, bolstering our financial base.

●	Music Entertainment, driven by our MCN’s platform, fuels revenue and content diversity.

●	Our Production House enriches MCN’s offerings, deepening engagement and amplifying revenue streams.

These interconnected threads magnify our impact, attracting creators, advertisers, and audiences. Our comprehensive approach positions us as a hub for immersive content, fostering stability, innovation, and leadership across industries.

Sports Marketing

Our Sports Marketing vertical provides services for sports and e-sports, such as event sponsorship, community building, and sports personalities engagement. Through event sponsorship, we help businesses align their brand with sporting events, providing exposure to a captive audience. Our community building initiatives aim to foster connections within sports communities, cultivating passionate fan bases and brand advocates. We also facilitate partnerships between brands and sports personalities, enabling mutually beneficial collaborations that amplify brand reach and impact. We partner with sporting events or teams in the region through securing sponsorship revenue and increasing the event/team’s multi-channel network. We also focus on sports tourism and collaborate with our current sister company, NusaTrip Inc., to provide travel packages to sporting and music events around the region. We expect to continue our collaboration with NusaTrip Inc. from and after the consummation of this offering. Here are some descriptions of Sport Marketing services that we are offering to brands, and advertisers:

●	Sponsorship and Partnerships: Brands often sponsor sports teams, events, or athletes to gain exposure and align their brand with the values and image of the sports entity. Sponsorship deals can include logos on jerseys, stadium naming rights, and product endorsements by athletes.

●	Event Marketing: Promoting sports events involves creating excitement and attracting audiences through targeted marketing campaigns, ticket sales, and pre-event activations.

●	Sport Influencer Marketing: Sports marketers leverage social media platforms to engage sports fans, share behind-the-scenes content, and collaborate with influencers and athletes to increase brand visibility.

●	Athlete Endorsements/Ambassador: Brands partner with athletes who align with their values and target audience to endorse products and services, enhancing credibility and trust.

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●	Branded Content and Storytelling: Sports marketing often uses storytelling to create emotional connections with sports and e-sports consumers, showcasing the passion, dedication, and triumphs of athletes and teams.

●	Fan Engagement: Enhancing fan experiences and engagement is a key focus of sports marketing. This can include interactive experiences, fan contests, loyalty programs, and exclusive access to athletes and events.

●	Community Initiatives: Sports brands and teams often engage in community outreach and charitable initiatives to connect with local communities and build a positive brand image.

We have several sports marketing clients at this time and we expect to generate revenue in this vertical in 2024.

Industry

SEA is expected to be one of the leading sources of growth for the global economy, with an average growth of 4.7% in 2023, close to pre-pandemic average growth rates of about 5% annually. Key drivers for this rebound include China’s reopening following the pandemic, which is a boost to SEA being a major beneficiary and stronger trade growth across the SEA economies. While the pace of economic growth differs across the markets, the SEA economy is large and has the third largest population after China and India. Benefitting from current global trade trends and geopolitical environment, SEA offers a wide spectrum of investment opportunities as a fast-growing region.

SEA region presents a significant opportunity for Digital Advertising and Influencer Business due to several key factors. With over 70% of the total population (482 million people) actively engaged on social media and a staggering 87% of Southeast Asians spending more than 2 hours on social media, the market potential is vast. This high level of social media usage indicates a captive audience that is receptive to digital content and open to engaging with influencers. Furthermore, the influencer landscape in SEA is rapidly expanding. Influencers are gaining prominence and amassing sizable followings across various social media platforms. This growth provides brands with a diverse pool of influencers to collaborate with, allowing for targeted and effective marketing campaigns.

The internet economy in SEA is thriving and poised for exponential growth, with predictions that it will reach $1 trillion by 2030. This economic expansion creates a favorable environment for influencer marketing, as brands can tap into a robust digital ecosystem to promote their products or services. The increasing market size and growing consumer spending power further contribute to the viability and potential return on investment for influencer advertising.

Projections indicate that the Influencer Advertising market is set to reach a value of $693.70 million by 2024, with an expected CAGR of 12.80% between 2023 to 2027. This forecasted growth reflects the increasing importance of influencer marketing in the region and highlights the industry’s potential for brands to reach and engage with their target audiences effectively.

Moreover, the average advertisement spending per internet user in the Influencer Advertising market is projected to amount to $1.13 in 2023. This figure demonstrates the willingness of brands to allocate resources to influencer marketing campaigns and the recognition of its effectiveness in driving consumer engagement and brand awareness.

In summary, the combination of a highly active social media user base, the rapid growth of influencers, a growing internet economy, and the projected growth in the influencer business market all point to a significant opportunity for brands to leverage influencer marketing strategies in Southeast Asia. By capitalizing on this growing trend, brands can connect with their target audience, boost brand visibility, and ultimately drive business growth.

The Company anticipates benefiting from key favorable market dynamics:

1)	The latest e-Economy SEA 2022 report released by Google, Temasek and Bain & Company (the “Google Report”) forecasts the size of the Internet market in SEA could reach as much as US$1 trillion by 2030. SEA possesses strong economic and demographic fundamentals, including GDP growth in 2023 ranging from 4.6% to 5.3%, total population of over 680 million people, young and tech-savvy population with over 460 million digital consumers, and rising internet penetration of total population.

2)	Based on World Bank’s 2021 estimates, except for Singapore, Malaysia and Brunei, other SEA countries have over 40% of their respective populations located in rural areas, despite this urban-rural digital divide, SEA countries are witnessing rapid internet penetration rate each year as consumers are rapidly adopting smart phones as the preferred method of accessing the Internet. According to the Google Report, nearly 90% of its internet users will also use smartphones in 2023.

3)	Influencer marketing in SEA has gained more popularity, making it a promising channel for brands to grow their business. Many predict that the market will still thrive and have a bright future in 2023, even after a long COVID-19 pandemic. According to influencer marketing hub report more than 75% of global brands allocate their marketing budget to influencer marketing.

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Our Industry Niche in SEA

a. Unlocking YouTube Success: Empowering Content Creators through Thoughtful Media’s Comprehensive Solutions

One of content creators’ most significant concerns is maximizing their video performance, viewership, and subscriber base, ultimately earning more revenue. Recognizing this challenge, Thoughtful Media addresses these concerns and empowers content creators by optimizing their performance and revenue generation potential. Through our partnership program, creators gain access to a team of specialists who provide industry-leading advice and strategies to enhance performance and maximize revenue potential. Unlike other MCNs, we offer personalized guidance and production capabilities tailored to the specific needs of each content creator. Focusing on effective metadata strategies, our specialists provide valuable insights and recommendations to optimize content performance.

Additionally, content creators often seek alternative revenue streams beyond YouTube’s monetization. Thoughtful Media provides creators with access to a range of monetization channels. This includes advertisement revenue sharing, brand partnerships, sponsored content opportunities, and licensing arrangements. Through our established relationships with advertisers and brands, we assist creators in securing profitable collaborations that align with their content and values. By diversifying their revenue streams, creators can reduce their reliance on a single platform and explore new opportunities for income generation.

Thoughtful Media’s solution addresses the concerns of content creators by offering access to a team of specialists who provide industry-leading advice and strategies. Through effective metadata strategies and alternative monetization channels, we empower creators to optimize their content’s performance and explore new avenues for revenue generation. By leveraging our expertise and network, content creators can overcome their worries and achieve sustainable growth and financial success.

b. The Rise of Multi-Channel Networks — Empowering Influencers and Brands in the Digital Landscape

The increasing presence of influencers has contributed to the growth of MCNs. Influencers, with their authentic and relatable content, have become powerful voices in the digital space, attracting a loyal following. MCNs serve as a catalyst, facilitating partnerships between influencers and brands, leading to impactful influencer marketing campaigns that resonate with consumers. Moreover, the growing demand for personalized and targeted advertising has driven brands to seek MCNs as strategic partners. By leveraging data-driven insights and audience segmentation, MCNs enable brands to deliver tailored advertising messages, maximizing the effectiveness of their marketing efforts.

The MCN market is estimated to have reached a value of $3.6 billion in 2022. It is projected to experience substantial growth, with a peak value expected to reach $6.1 billion by 2032. This growth trajectory is anticipated to be driven by a steady CAGR of 5.5% between the years 2022 and 2032. As the digital landscape continues to evolve, the MCN market is set to grow, presenting lucrative opportunities for stakeholders in the industry.

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Currently, North America stands as the leading region for MCNs, with the United States at the forefront. The U.S. boasts a large pool of content creators and enjoys high digital platform penetration, creating a fertile ground for MCN growth and innovation. Looking ahead, we anticipate the Asia-Pacific region to experience the highest growth rate in the MCN market. Factors such as increasing internet penetration rates and the surging popularity of social media platforms have fueled the region’s appetite for digital content, presenting abundant opportunities for MCNs to capture.

c. Optimizing Influencer Marketing: Thoughtful Media’s Solutions for Brand Safety and Cost Efficiency

Thoughtful Media understands the challenges faced by brands in reaching out to the right influencers who are relevant to their products and ensure brand safety. We provide strategic recommendations backed by data-driven analysis to help brands select the perfect Influencers for their brand. Another problem that many brands encounter is the inefficient cost associated with running Influencer campaigns. To tackle this, we offer a solution by centralizing the budget and leveraging our expertise to negotiate better prices without compromising on performance and value. This ensures that brands get the most out of their investment and achieve their desired results.

With our comprehensive solutions, Thoughtful empowers brands to effectively connect with the right influencers, enhance brand safety, and streamline their Influencer marketing efforts, ultimately driving impactful results.

Our Value Proposition

Thoughtful Media Group mission wants to be the premier digital advertising and multi-channel network management company generating the most efficient results for advertisers, merchants, and content creators throughout Southeast Asia. This commitment forms the cornerstone of our success and is deeply embedded in every aspect of our operations.

For our esteemed brand partners, we offer exclusive access to the vibrant and rapidly growing market of SEA. With 482 million active social media users in the region, the SEA market presents immense opportunities for brands to connect with a diverse and engaged audience. By partnering with us, brands gain a strategic edge, positioning themselves for brand exposure and meaningful customer engagement. Our comprehensive suite of services caters to the unique needs of each brand partner, ensuring that their marketing campaigns resonate with their target audience, drive sales, and ultimately, foster brand loyalty.

At the same time, our creators are at the heart of our ecosystem, and we take immense pride in empowering them to thrive in the digital landscape. By joining our influential network, creators unlock a world of possibilities, gaining access to an extensive advertising platform featuring over 500 prestigious brands. Our supportive community of more than 10,000 influencers fosters collaboration, creativity, and growth, enabling creators to monetize their content more effectively and achieve sustainable success. We provide our creators with the tools, resources, and strategic guidance they need to elevate their digital presence, expand their reach, and maximize their revenue potential.

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Client satisfaction is our ultimate goal, and we measure our success by the results we achieve for both our brand partners and creators. Our client satisfaction is determined through our internal annual surveys. We gather feedback from our creators regarding various aspects of our services. The surveys include questions related to the quality of service, communication effectiveness, meeting client expectations, and overall satisfaction with the client relationship. We consider factors such as responsiveness, problem resolution, adherence to deadlines, and the perceived value of our services.

Measurement of Contract Renewal Rate:

The contract renewal rate is calculated by tracking the percentage of clients who choose to renew their contracts with us after the initial term expires. This rate serves as a key indicator of client confidence and the perceived value of our services over time.

To measure the contract renewal rate, we analyze the number of clients who opt to continue their partnership with us against the total number of clients whose contracts are up for renewal. This data is then expressed as a percentage, providing insight into the extent to which our clients find our services valuable and choose to extend their engagement with our company.

When the clients choose our digital media agency, they gain access to a team of dedicated specialists who are committed to unlocking your brand’s full potential in the digital landscape. Our staffs comprise seasoned experts, each specializing in various aspects of the digital landscape, including social media marketing, search engine optimization (“SEO”), content creation, email marketing, and beyond. With this wealth of specialized knowledge at our disposal, we create custom-tailored strategies that precisely align with our clients’ unique goals and target audience. By understanding the intricacies of each digital marketing facet, we optimize campaigns to maximize their impact and effectiveness, ensuring that our clients achieve remarkable results and a strong return on investment. We constantly stay abreast of industry trends and emerging technologies, applying our insights to craft innovative and forward-thinking strategies that drive sustainable growth and elevate brand visibility.

In essence, our success is a result of the deep partnerships we forge with our clients and creators. By providing value, fostering collaboration, and empowering growth, we continue to shape the landscape of digital marketing and content creation, driving meaningful connections and achievements in the ever-evolving world of digital media.

Our Competitive Strengths

As a digital advertising company servicing advertisers, merchants, and over 10,000 content creators throughout SEA, we specialize in leveraging the power of content creators and influencer marketing in designing holistic digital strategies across various channels. Each brings its unique set of strengths to the table, catering to different aspects of the digital media landscape and providing value to brands and content creators in their respective ways.

Thoughtful Media Group commenced operations in multi-channel network and creator management in SEA in 2010. Our strong networks and connections with a diverse array of influencers and creators provide us with a unique advantage. This extensive reach allows us to effectively engage with influencers and creators, gaining valuable insights into leveraging influencer marketing for branding and generating sales proposals. As a result, we are well-equipped to offer superior services to a wide range of brands and products, tailoring our strategies to meet their specific needs and objectives.

Our executive team comprises professionals with decades of collective expertise in various crucial areas, including business operations, marketing technology, digital platform management, and financial acumen in the Asian market. This wealth of experience empowers us to not only operate efficiently but also seize the best opportunities for mergers and acquisitions (“M&A”). With a deep understanding of the market dynamics and industry trends, our experienced leaders guide our strategic decisions, positioning us for sustained growth and success.

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Thoughtful Media executives pride ourselves through our unwavering commitment to empowering both creators and advertisers, equipping them with the essential support, tools, and strategic insights to thrive in the dynamic digital landscape. Our unique competitive strengths lie in the following areas, which bring significant benefits to our valued partners:

●	Digital Rights & IP Protection: We offer round-the-clock support to address platform-related issues, including copyrights and account settings. This ensures that creators’ valuable intellectual property is safeguarded, providing them with peace of mind as they focus on creating compelling content.

●	Cross-Channel Revenue Optimization: Through our multi-platform official partnerships, we enable creators to generate additional revenue streams. By leveraging our expansive network and partnerships, creators can maximize their earnings potential across various platforms.

●	Content Strategy, Analysis, and Optimization: Our in-house tools provide valuable data insights that allow creators to analyze their content’s performance and make informed decisions to improve their channel’s followership. With data-driven content strategies, creators can effectively engage their audiences and drive meaningful interactions.

●	Data-Driven Approach to Identify and Engage with Creators: Utilizing our vast network data, we assist advertisers in identifying the most suitable influencers for their marketing campaigns. By leveraging data insights, advertisers can design impactful influencer strategies that resonate with their target audience, ensuring optimal campaign performance.

●	Regional Presence and Local-to-Local Relationships: TMG’s region-wide presence allows us to launch campaigns across different markets while benefiting from local expertise and customized execution. This approach ensures that advertisers stay relevant to local audiences and achieve successful campaign outcomes.

Leveraging the power of digital media, we effectively reach and engage audiences, creating comprehensive solutions for our clients’ marketing objectives. Our suite of services includes creative strategy, content creation, targeted distribution, and performance analytics, enabling our clients to stand out in the competitive landscape of SEA. We also embrace emerging technologies, trends, and ideas to create extraordinary digital media experiences. Through consistent innovation and staying ahead of industry developments, we develop groundbreaking solutions that captivate audiences and drive impactful engagement. By harnessing the latest advancements, we remain at the forefront of the digital media industry, ensuring our partners always have access to cutting-edge solutions.

TMG technology assists our creators to increase their marketing reach. Our exclusive Thoughtful Vision Dashboard below is an example of our dedication to empowering creators. This user-friendly online software provides creators with advanced video optimization and analytics tools. With optimized metadata, including keywords, titles, and descriptions, creators can enhance their videos and maximize their reach. The Thoughtful Vision Dashboard empowers creators to make data-driven decisions for optimal content performance, ensuring their success in the competitive digital landscape.

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Source: Thoughtful Vision Dashboard

Our Growth Strategies

Thoughtful Media Group’s growth strategy revolves around strategic initiatives to expand our reach, diversify offerings, and strengthen relationships with influencers and advertisers. Our key focus areas include:

●	Acquisition of Digital Agencies: By acquiring digital agencies throughout the SEA, we aim to tap into new markets, diversify our customer base, and leverage existing capabilities. These acquisitions will fuel rapid innovation, expand our product lines, and enhance our competitiveness. Our vision is to operate a region-wide advertising platform in multiple SEA countries, including Thailand, Vietnam, Indonesia, Philippines, Singapore, and Malaysia, by the end of 2024.

●	Expanding our Influencer Network: We are committed to growing our influencer network, which currently exceeds 10,000 influencers. Through regular communication, we provide updates on new opportunities, campaigns, and industry trends to foster strong and lasting relationships with influencers. We believe that maintaining strong ties with influencers is pivotal for long-term success in influencer marketing.

●	Collaborating with Advertisers and Influencers: To extend our operational reach and broaden our offerings, we seek partnerships with various industry players, including podcast providers, entertainment companies, content production companies, music labels, live streaming platforms, talent management agencies, and event production firms. These collaborations may involve co-marketing initiatives, video collaborations, guest blogging, joint webinars, or cross-promotions, all of which contribute to reaching new audiences and increasing brand exposure.

●	Building an Active Social Media Presence: We recognize the power of social media in building brand awareness and engaging with our target audience. Our strategy involves establishing and maintaining a robust presence on relevant social media platforms such as Facebook, TikTok, Instagram, YouTube, and LinkedIn. Through these channels, we showcase our expertise, share success stories, and promote our services to both advertisers and creators.

As we pursue these growth strategies, Thoughtful Media Group remains dedicated to providing thoughtful and impactful marketing solutions, leveraging the influential power of video creators and their audiences. Our commitment to excellence, innovation, and collaboration positions us for continued success in the ever-evolving landscape of digital media and influencer marketing.

a. Integration of the digital advertising ecosystem though M&A

As an acquisition focused digital advertising group, M&A sits at the core of our growth strategy. After we acquired AdActive Media CA Inc. and Thoughtful (Thailand) Co. Ltd, we acquired other companies with complementary areas of expertise or with different footprints. Currently, there are no contemplated or pending mergers or acquisitions.

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After TMG was acquired by Society Pass in 2022, TMG started acquiring business to rapidly expand through SEA. In 2023, we acquired More Media Company, an Indonesia-based creative design and branding agency. This acquisition helped TMG strengthen its core business in digital creative design and digital advertising in the Indonesian market. Later in June 2023, TMG acquired NeWave, Indonesia-based Key Opinion Leader (“KOL”) Management agency. This acquisition enhanced TMG’s competence in the influencer marketing business.

On October 25, 2023, the Company completed an internal restructuring of Hottab Pte Ltd portion, which was previously 100% owned by SOPA Technology Pte. Ltd and became a wholly owned subsidiary of the Company as a result of the internal restructure.

We plan to pursue additional acquisitions through SEA in 2024 and 2025, particularly in new markets such as Malaysia and Singapore; however, we have not entered into any binding contracts or letters of intent for any such acquisition as of the date of this prospectus.

b. Revenue growth of each individual company organically

Each vertical within our group has unique growth drivers, yet they all share commonalities in their customer base. The MCN services primarily generate revenue through the number of monetized views on YouTube and the acquisition of creators or channels into our MCN network. On the other hand, our Premium Digital Marketing services contribute to revenue growth by expanding our client base and nurturing them into loyal key accounts. We ensure sustainable development in this vertical by serving more clients and fostering solid relationships.

c. Geographical expansion throughout SEA

We intend to reiterate the approach in other Southeast Asia countries following the same playbook. This strategy enables Thoughtful Media to quickly access new markets, diversify its customer base, and leverage existing capabilities.

Recognizing the significance of social media in today’s digital landscape, we have taken the decisive step of developing our social media profiles. Through these channels, we aim to establish meaningful connections with our audience, foster community engagement, and share captivating content that resonates with our followers.

Intellectual Property Portfolio

We strive to protect and enhance our intellectual property that is commercially important to our business. Our policy is to seek to protect our proprietary position through a combination of intellectual property rights, including trademarks, copyrights, trade secret laws and internal procedures. We do not own any patents. Our commercial success will depend in part on our ability to protect our intellectual property.

Software and Development

Our ability to compete depends in large part on our continuous commitment to research and development, our ability to rapidly introduce new features and functionality and our ability to improve proven applications for established markets in which we have competitive advantages. We intend to work closely with our customers to continuously enhance the performance, functionality, usability, reliability and flexibility of our applications.

Our software and development team are responsible for the design enhancements, development, testing and certification of the Application. In addition, we may, in the future, utilize third parties for our automated testing, managed upgrades, software development and other technology services.

Seasonality

We have seen seasonality in our revenue and business related to advertising sales. Our revenues are largely reliant on digital advertising sales. The first quarter of each calendar year, from January to March is traditionally the least profitable quarter in terms of revenue generation for advertising publishers, as advertisers are holding and planning their budgets for the upcoming fiscal year and consumers tend to spend less after the winter holiday season. This results in fewer advertising demands and rates paid by advertisers. The second quarter of each calendar year, from April to June, typically experience an increased advertising demands and higher advertising rates as compared to the first quarter of the calendar year, as advertisers start to spend their budgets in greater amounts. The third quarter of the calendar year, from July to September, typically sees a slight increase in advertising demands and rates as compared to the second quarter, even though consumers spend more time outdoors and less time online during the summer months. The fourth quarter of the calendar year, from October to December, is generally the most crucial quarter for advertising publishers, as companies want their brands and products to be seen in the run up to the winter holidays season. This generally results in publishers receiving higher advertising rates and increased advertising demands for their advertisement impressions during the fourth quarter of the calendar year. As a result of these market trends for digital advertising we generally expect to receive increased advertisement fill rates during the fourth quarter of a calendar year and lower advertisement fill rates during the first quarter of a calendar year.

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Data Protection and Privacy

Because we handle, collect, store, receive, transmit, transfer, and otherwise process certain information, which may include personal information, regarding our users and employees in the ordinary course of business, we are subject to laws related to the privacy and protection of such data.

We are subject to various laws and regulations covering the privacy and protection of users’ data, such as the Personal Data Protection Act 2019 in Thailand, Indonesian Law No. 27 of 2022 concerning Personal Data Protection, Data Privacy Law in the Philippines and Vietnam’s Decree on Personal Data Protection. These laws are similar in nature and reflect the effort of these governments to take responsibility for providing security and ensuring recognition and respect for the importance of personal data protection. The laws have provisions to ensure that companies with personal data use the data fairly, lawfully and transparently. In some cases, specific consent is required for the use or disclosure of personal data. We are required to have appropriate security measures to secure individuals’ personal data. These laws make us subject to breach notification laws in the jurisdictions in which we operate, and we may be subject to litigation and regulatory enforcement actions as a result of any data breach or other unauthorized access to or acquisition or loss of personal information.

These laws and regulations, and their application to our business, are increasingly changing and expanding. Compliance with these laws and regulations could affect our business, and their potential impact is uncertain. Any actual or perceived failure to comply with these laws and regulations may result in investigations, claims and proceedings, regulatory fines or penalties, damages for breach of contract, or orders that require us to change our business practices, including the way we process data. Any significant change to applicable laws, regulations, interpretations of laws or regulations, or market practices, regarding the processing of personal data, or regarding the manner in which we seek to comply with applicable laws and regulations, could require us to make modifications to our products, services, policies, procedures, notices, and business practices, including potentially material changes. Such changes could potentially have an adverse impact on our business.

Competition

In the fast-evolving landscape of digital marketing, influencer marketing content has emerged as the major player; many media, advertising firms and new business ventures see the big potential of revenue growth through influencers and content creators. This could create high competition in this business from players who have a strong presence in the market as well as newcomers.

Through a comprehensive analysis of our services performance compared to our competitors in the market, we have identified several key areas where we stand out as described below:

The YouTube MCN industry is characterized by its dynamic and constantly evolving nature. With the emergence of new players and continuous evolution of existing MCNs, competition within the space remains intensely competitive.

To ensure our success in this highly competitive market, we have recognized the importance of adapting to new social trends and expanding our services beyond just YouTube. As part of our competitive strategies, we are now providing comprehensive support on various social platforms, including but not limited to TikTok, Meta, and Instagram. This enables us to offer a wide range of services and opportunities for content creators and brands to thrive across multiple digital landscapes. Also, this flexibility allows us to stay ahead of the curve and tap into new and evolving audience.

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Employees

We employed approximately 60 people as of December 31, 2023, and 2024, all of whom are full-time employees. None of our employees are represented by a union in collective bargaining with us. We believe that our employee relations are good.

Properties

Our principal executive offices are located at 7 Sumerpoint Building, 3rd Floor, Room No. 301-302, Soi Sukhumvit 69 (Saleenimit), Prakanong Nua Sub-district, Wattana District, Bangkok City, Thailand. We currently lease approximately 2,896 square feet of office space at this location. The lease term is 36 months, from October 2022 to October 2025.

Our other offices are as follows: The Company’s Vietnam office is located at 366 Nguyen Trai Street, District 5, Ho Chi Minh City, Vietnam;

The Company’s Indonesia office is located at AIA Central Lantai 28 Jl. Jend. Sudirman No. Kav. 48A, District Semanggi, Jakarta Selatan City, Indonesia;

The Company’s Philippines office is located at 10th Floor, Jaka Building, 6780 Ayala Avenue, Makati City, Manila, Philippines; and

The Company’s Singapore office is located at 80 Robinson Road #17-01B Singapore 068898.

We believe that our leased facilities are adequate to meet our needs at this time. We do not currently own any real property.

Legal Proceedings

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. Other than as disclosed below, there is no action, suit, proceeding, inquiry, or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company, threatened against or affecting our Company, or our Common Stock, in which we believe an adverse decision could have a material adverse effect on our financial condition or results of operations.

On December 2, 2021, an arbitration tribunal issued a final award (the “Final Award”) against Adactive Media, Inc. (“Adactive Delaware”), Adactive Media CA, Inc. and Thoughtful (Thailand) Co., Ltd. (the “Claimants”), ordering us to pay the sum of $705,537 for legal fees and costs to the respondents of an arbitration (the “Underlying Arbitration”) initiated by the Claimants, at an annual interest rate of 5.33% until the date of full payment. Management received the Final Award from a corporate representative of one of the respondents of the Underlying Arbitration, in September 2024, and determined to record the judgement as liabilities of the Company. The respondents initiated judgment enforcement in California and have received judgment award from the United States District Court of Central District of California on May 29, 2025.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth the names, ages, and positions of our executive officers and directors as of the date of this prospectus:

Name	Age	Position
Kriangkrai Chaimongkol	43	Chief Executive Officer
Quynh Vo	34	Chief Marketing Officer and MCN Head
Heng Xue Li	35	Chief Financial Officer
Sumit Agrawal	43	Chief Technology Officer
Heather Maynard	39	Executive Chairwoman
Joy Leigh Freed	57	Independent Director
Michael Anthony Izzi	65	Independent Director
Julianne Trinh	46	Independent Director

The following is a brief biography of each of our executive officers and directors:

Executive Officers

Kriangkrai Chaimongkol, our Chief Executive Officer (CEO), reports to the Executive Chairwoman and is based in Thailand joining our Company in April 2023. He is responsible for leading business operations of the company including business strategy, marketing and sales, digital planning function for the company with the main in charge of brand awareness, reputation and raising top-line growth of TMG Group in the market. Mr. Chaimongkol previously worked as Executive Director of ADK Connect (Thailand) Co., Ltd., a digital marketing agency based in Thailand, from January 2017 to March 2023. Prior to that, he was the Group Account Director of J. Walter Thompson based in Thailand, World top international marketing agency, from April 2016 to Dec 2016. Prior to J. Walter Thompson, Mr. Chaimongkol was the Group Account Director of MSTF based in Myanmar from April 2015 to March 2016. Prior to MSTF, Mr. Chaimongkol was the Account Director of Delphys Hakuhodo based in Thailand from January 2012 to March 2015. A native of Thailand, Mr. Chaimongkol speaks both Thai and English. He earned a Master of Arts degree in International Business from Leeds Beckett University, the UK, and Bachelor of Arts degree in Communication Art, from The University of the Thai Chamber of Commerce, Thailand.

Quynh Vo, our Chief Marketing Officer (CMO) and MCN head, reports to the CEO and is based in the United States and Vietnam, Ms. Vo joined Thoughtful Media Group in 2014 and has an impressive 10-year career in Digital Media and Influencers industry. As CMO, she is responsible for developing strategies in alignment with its vision and goals, identifying new business opportunities, and exploring potential markets to expand the company’s presence and drive revenue growth. She has expertly managed YouTube’s MCN operations across Southeast Asia, achieving an impressive 81 billion lifetime views and driving consistent growth in YouTube advertising revenues. She possesses a deep understanding of content strategies, data analytics, influencer management, business development, and international go-to-market strategies. A native of Vietnam, Ms. Vo speaks both Vietnamese and English. She holds a Bachelor of Science degree in Marketing from California State University Northridge.

Heng Xue Li, our Chief Financial Officer (CFO), reports to the CEO. Ms. Heng joined SOPA Technology Pte Ltd, as Finance Manager in May 2022. Ms. Heng was promoted to Thailand Country General Manager in April 2023 and assumed the role of CFO of Thoughtful Media Group in June 2023. Ms. Heng is responsible for all aspects of Thoughtful Media’s financial governance. These responsibilities include but are not limited to corporate finance, financial reporting, management reporting & analysis, group consolidation and financial forecasting. Ms. Heng began her career as an Audit Associate at Cornerstone Alliance Limited Liability Partnership in Singapore from 2014 to 2017. After which, she worked at Kreston David Yeung Public Accounting Corporation as a Senior Auditor from 2017 to 2019. She later joined Kinder World International Group Limited as a Group Accountant from 2019 – 2022. A native of Malaysia, Ms. Heng speaks Chinese, Malay and English. She graduated with an association of chartered certified accountant (ACCA, UK) from July 2010 to June 2013 and currently is a Chartered Accountant under Institute of Singapore Chartered Accountants (ISCA).

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Sumit Agrawal, our Chief Technology Officer (CTO), reports to the CEO and is based in the Philippines. Mr. Agrawal joined Society Pass Group in February 2019 and has 13 years of experience in software development. As a CTO, he is responsible for software and website development at Thoughtful Media group, with particular focus on application programming. Mr. Agrawal possesses in-depth knowledge and vast experience in Mobile UI design principles, patterns, best practices in Design, Development, different versions of Mobile. Mr. Agrawal worked as IT Manager for Kent RO Water Purifier Company in 2018, where he defined the application architect, strategy and solution. He joined Neotech systems in 2016 as a Technical Lead, where he managed the Mobile application software environments, built a team of Mobile developers in Native and Hybrid technology for IOT Platform. In 2015 he joined Woo Dating Team as a Software Engineer where he developed the Mobile Application for Dating. In 2013, he joined the MCarbon based in India where he worked for different Network Providers including Airtel, Vodafone as a R&D Engineer. In 2012 he worked for Nordian Flight safety education system and designed the fully offline system available primarily to ATOs (a measure of readability). A native of India, Mr. Agrawal speaks both Hindi and English. He earned a Master of Computer Applications Degree from The University of Uttar Pradesh Technical University, India and Bachelor of Science in Physics and Mathematics from The University of Garhwal, India.

Heather Maynard was appointed as our Executive Chairwoman in October 2023 and chairs the Executive Committee. Ms. Maynard joined the Board of Directors of NusaTrip Inc. in August 2023. A social media influencer and collaborating with a number of travel brands since 2015, Ms. Maynard focuses on discovering unique travel destinations throughout the world. Since September 2022, she served as the CEO of a real estate investment company in France. She previously served on the University of California, Irvine (UCI) Alumni Association Board of Directors from 2017 to 2021. Ms. Maynard is passionate about and volunteers her time with endeavors related to education, art and sustainability. She advocated for the UCI Institute and Museum of California Art. Prior to that, Ms. Maynard conducted epidemiological research studies for the Los Angeles County Department of Public Health as well as UCLA Center for World Health. She holds a Master of Public Health from Claremont Graduate University’s School of Community and Global Health and earned a Bachelor of Science in Public Health from UCI. We believe Ms. Maynard is qualified to serve as a member of our Board because of her extensive social media advertising and international investment experience.

Joy Leigh Freed is a Director of the Board of Directors of the Company and chairs the Compensation Committee With over 25 years in organizational management, she has a strong background in accounting and business management. Mrs. Freed’s career includes an impressive 18-year tenure at Burton’s Electric, where she excelled in team management and overseeing business development performances. Since 2016 to present, Mrs. Freed has been a self-employed graphic designer at Five Star Graphics. In addition to her diverse professional roles, Mrs. Freed holds a real estate license and an appraisal license. Her extensive experience in real estate includes property acquisition, finance, and investment facilitation, underscoring her capability to navigate complex investment landscapes. We believe Mrs. Joy Freed is exceptionally qualified to serve as a member of our Board due to her profound management, investment, and business experience. Her proven leadership and comprehensive understanding of real estate and investment dynamics make her an invaluable asset to our organization.

Michael Anthony Izzi is a Director of the Board of Directors of the Company and chairs the Audit Committee since June 2024. From 1991 to 2022, Michael Izzi managed numerous high-performance collegiate athletics programs and served in Athletic Administration roles, including Director of Intercollegiate Athletics, at Stanford University, the University of California, Irvine, and California State University, Northridge. He was responsible for fundraising, strategic planning, oversight of multiple athletic programs and oversee the financial. Since 2022, Mr. Izzi has served as Executive Director of Surfing Heritage & Culture Center. Mr. Izzi is responsible for building, fostering, and maintaining a balanced organizational culture that inspires the mission of excellence with the efficacy of best business practices, fiscal accountability, and institutional impact. Mr. Izzi holds a Bachelor of Arts degree in Sociology with a business emphasis, earned from the University of California, Los Angeles, during his academic pursuits from 1981 to 1984. We believe Mr. Izzi is qualified to serve as a member of our Board because of his extensive international financial, and business experience.

Julianne Trinh is a Director of the Board of Directors of the Company and chairs the Nominating and Governance Committee since June 2024. Julianne Trinh is a dynamic and accomplished entrepreneur whose multifaceted experience brings invaluable insights to the board. Her unique blend of healthcare knowledge, business experience, and marketing prowess positions her to offer a well-rounded perspective that can guide strategic decision-making and foster innovation. She holds both a Bachelor’s and Master’s degree in Nursing Science, graduating with top academic honors from Mount Saint Mary’s College, California in 2002, and California State University, Long Beach in 2008. At the young age of 25, she launched her first aesthetics practice (2005-2006), demonstrating her entrepreneurial spirit and ambition. From 2008-2016, Ms Trinh managed a plastic surgery center, surgery center, and wellness spa. It was during this time that she started to really focus on social media and marketing her services to the community. From 2016-present, at the age of 37, Ms Trinh founded her second aesthetics practice, which has grown to be one of the most successful practices in the nation and cemented her position as a leader in the aesthetics industry. Julianne is the visionary marketing and social media director for her company, where her strategic insights and innovative approaches, coupled with her business acumen, has been instrumental in her success. She understands the nuances of digital marketing and has leveraged these skills to promote her businesses effectively. Her management experience further complements her skill set, enabling her to lead teams, manage operations, and drive growth. Beyond her entrepreneurial ventures, since 2016-present, Ms Trinh is dedicated to training and mentoring the future generation of aesthetics providers. Her commitment to mentorship and leadership development reflects her dedication to fostering the next generation of business leaders. We believe Ms. Trinh is qualified to serve as a member of our Board because of her extensive social media and business experience.

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Family Relationships

There are no family relationships among our directors or executive officers.

Director Independence

We intend to list our Common Stock on the Nasdaq in connection with this offering. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other Board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has determined that Julianne Trinh, Michael Anthony Izzi and Joy Leigh Freed are “independent directors” as such term is defined under the applicable rules of Nasdaq.

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We have established an Executive Committee, Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board of Directors has determined that Michael Anthony Izzi is an “audit committee financial expert,” as defined under the applicable rules of the SEC, and that all members of the Audit Committee are “independent” within the meaning of the applicable Nasdaq rule and the independence standards of Rule 10A-3 of the Exchange Act. Each of the members of the Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq.

Board Leadership Structure and Role in Risk Oversight

The Chairwoman of the Board position is held by Ms. Maynard. Periodically, our Board of Directors assesses these roles and the Board of Directors leadership structure to ensure the interests of our Company and our stockholders are best served. Our Board of Directors has determined that its current leadership structure is appropriate. Ms. Maynard, as Executive Chairwoman, has extensive knowledge of all aspects of TMG, our business and risks.

While management is responsible for assessing and managing risks to TMG, our Board of Directors is responsible for overseeing management’s efforts to assess and manage risk. This oversight is conducted primarily by our full Board of Directors, which has responsibility for general oversight of risks, and standing committees of our Board of Directors. Our Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company. Our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.

Committees of the Board of Directors

Our Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Board of Directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees operates under a charter that has been approved by our Board of Directors, which is available on our website.

Executive Committee. Our Executive Committee consists of Ms. Maynard, Julianne Trinh and Joy Leigh Freed, with Ms. Maynard serving as the Chair of the Executive Committee.

Audit Committee. Our Audit Committee consists of Julianne Trinh, Michael Anthony Izzi and Joy Leigh Freed, with Mr. Anthony Izzi serving as the Chair of the Audit Committee. Our Board of Directors has determined that the directors that serve on our Audit Committee are independent within the meaning of the Nasdaq listing rules and Rule 10A-3 under the Exchange Act. In addition, our Board of Directors has determined that Mr. Izzi qualifies as an “audit committee financial expert” within the meaning of SEC regulations and the NYSE American rules.

The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to the Board of Directors any substantive issues found during the audit. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties.

Compensation Committee. Our Compensation Committee consists of Joy Leigh Freed, Julianne Trinh, and Michael Anthony Izzi, with Joy Leigh Freed serving as the Chairwoman of the Compensation Committee. Our Board of Directors has determined that the directors that serve on our Compensation Committee are independent under the listing standards, are “non-employee directors” as defined in rule 16b-3 promulgated under the Exchange Act and are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Compensation Committee provides advice and makes recommendations to the Board of Directors in the areas of employee salaries, benefit programs and director compensation. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other officers and makes recommendations in that regard to the Board of Directors as a whole.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Julianne Trinh, Joy Leigh Freed, and Michael Anthony Izzi, with Ms. Trinh serving as the Chairwoman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee nominates individuals to be elected to the Board of Directors by our stockholders. The Nominating and Corporate Governance Committee considers recommendations from stockholders if submitted in a timely manner in accordance with the procedures set forth in our bylaws (the “Bylaws”) and will apply the same criteria to all persons being considered. All members of the Nominating and Corporate Governance Committee are independent directors as defined under the Nasdaq rules.

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Code of Business Conduct and Ethics

Prior to the consummation of this offering, we will adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Following this offering, a copy of the code will be made available on the Corporate Governance section of our website, which is located at www.thoughtfulmedia.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K filed with the SEC.

Board Composition

Our Board currently consists of four members. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

We have no formal policy regarding Board diversity. Our priority in selection of Board members is identification of members who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members, knowledge of our business and understanding of the competitive landscape.

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EXECUTIVE COMPENSATION

Executive and Director Compensation

All decisions regarding compensation for our executive officers and executive compensation programs are reviewed, discussed and approved by the Compensation Committee. Prior to the establishment of the Compensation Committee in December 2021, decisions regarding executive compensation were made by the full Board. All compensation decisions are determined following a detailed review and assessment of the executive’s leadership and operational performance and contributions to our success; any significant changes in role or responsibility; our financial resources, results of operations and financial projections; the nature, scope and level of the executive’s responsibilities; and internal equity of pay relationships.

The Compensation Committee will determine each element of compensation for our CEO. When making determinations about each element of compensation for our other executive officers, the Compensation Committee also considers recommendations from our CEO. Additionally, at the Compensation Committee’s request, our executive officers may assess the design of, and make recommendations related to, our compensation and benefit programs, including recommendations related to the performance measures used in our incentive programs. The Compensation Committee is under no obligation to implement these recommendations.

The following table summarizes information concerning the compensation awarded to, earned by and paid to the named executive officers and directors for services rendered to us for the year ended December 31, 2024:

Name	Salary US$	Bonus	Equity Awards(1)	All other compensation(2)	Total US$
Kriangkrai Chaimongkol, Chief Executive Officer	86,100	—	19,000	258	105,358
Heng Xue Li, Chief Financial Officer	62,208	—	10,000	10,575	82,783
Quynh Vo, Chief Marketing Officer	102,790	—	—	11,833	114,623
Sumit Agrawal, Chief Technology Officer	24,948	—	—	3,768	28,716

The following table summarizes information concerning the compensation awarded to, earned by and paid to the named executive officers and directors for services rendered to us for the year ended December 31, 2023:

Name	Salary US$	Bonus US$	Equity Awards US$(1)	All other compensation US$(2)	Total US$
Kriangkrai Chaimongkol, Chief Executive Officer	60,314	—	—	194	60,508
Heng Xue Li, Chief Financial Officer	56,956	—	10,000	9,952	76,908
Quynh Vo, Chief Marketing Officer	103,200	—	—	11,307	114,507
Sumit Agrawal, Chief Technology Officer	25,691	—	—	3,881	29,572

(1)

Equity Awards represent the shares of common stock issued by Society Pass. The total value of these awards is specified in the employees’ employment agreements. The number of shares issued was calculated by dividing the total value specified in the employment agreements by the quarterly average share price of Society Pass.

(2)	All other compensation comprises of social security contributions

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To date, we have not paid any compensation to our directors in their capacity as such. For the fiscal years ended December 31, 2024 and 2023, we had no plans in place and had never maintained any plans that provided for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

We entered into an employment agreement dated February 2, 2023, with Kriangkrai Chaimongkol, our CEO. Pursuant to the employment agreement, we initially shall pay Kriangkrai Chaimongkol a monthly salary to 250,000.00 THB per month which is subject to deductions or contributions as maybe required by law and will issue shares worth US$1,000 per month to Kriangkrai Chaimongkol after the probation period. Kriangkrai Chaimongkol may terminate the agreement at any time by submitting a resignation letter with one (1) month’s notice, which will take effect one (1) month from the date the resignation letter is submitted. We can terminate the agreement if the Kriangkrai Chaimongkol is unable to perform his duties satisfactorily. We have the right to terminate the employment agreement by giving Kriangkrai Chaimongkol one (1) month’s notice in the event of a change in business requirements or if we identify performance issues. Termination will be without severance pay or compensation.

We have not entered into an employment agreement with Heng Xue Li. However, SoPa Technology Pte Ltd. (“SoPa Technology”), one of the subsidiaries of Society Pass, entered into an employment agreement dated March 4, 2022, with Heng Xue Li. Pursuant to the agreement, Heng Xue Li shall receive a cash salary of SGD 5,000.00 per month and 10,000 shares of common stock of Society Pass per year. Subsequently, there is an adjustment of cash salary to SGD 7,000 per month for the promotion to Head of Finance. Either party agrees to provide a 30-calendar day written notice for terminating the agreement. We intend to enter into an employment agreement with Heng Xue Li, which will replace the current agreement with SoPa Technology. This new agreement will become effective when our Common Stock commences trading on Nasdaq and will continue until the fifth anniversary of the start date, provided, however, that unless a party has given the other party written notice at least ninety days prior to the end date of the new employment agreement that such party does not agree to renew the employment agreement, the term of the employment agreement shall be automatically renewed for an additional one-year term. Heng Xue Li shall receive a cash salary of SGD 7,000 per month and 10,000 shares of common stock of the Company per year. Heng Xue Li is also entitled to certain annual cash bonus subject to the discretion of the board and/or compensation committee.

The compensation will be reviewed by the compensation committee and/or the board of directors each year and may be adjusted from time to time. We can terminate the agreement if Heng Xue Li is unable to perform her duties satisfactorily. We have the right to terminate the employment agreement by giving Heng Xue Li one (1) month’s notice in the event of a change in business requirements or if we identify performance issues. Termination will be without severance pay or compensation.

We have not entered into an employment agreement with Sumit Agrawal. However, New Retail Experience Incorporated (“New Retail”), one of the subsidiaries of Society Pass, entered into an employment agreement dated July 31, 2023, with Sumit Agrawal. Pursuant to the agreement, Sumit Agrawal shall receive a cash salary of PHP 110,000 per month. Sumit Agrawal agrees to provide a 30-calendar day written notice for terminating the agreement. We intend to enter into an employment agreement with Sumit Agrawal, which will replace the current agreement with New Retail. This new agreement will become effective when our Common Stock commences trading on Nasdaq and will continue until the fifth anniversary of the start date, provided, however, that unless a party has given the other party written notice at least ninety days prior to the end date of the new employment agreement that such party does not agree to renew the employment agreement, the term of the employment agreement shall be automatically renewed for an additional one-year term. Sumit Agrawal shall receive a cash salary of PHP 110,000 per month. Sumit Agrawal is also entitled to certain annual cash bonus subject to the discretion of the board and/or compensation committee.

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The compensation will be reviewed by the compensation committee and/or the board of directors each year and may be adjusted from time to time. We can terminate the agreement if Sumit Agrawal is unable to perform her duties satisfactorily. We have the right to terminate the employment agreement by giving Sumit Agrawal one (1) month’s notice in the event of a change in business requirements or if we identify performance issues. Termination will be without severance pay or compensation.

We have not entered into an employment agreement with Quynh Vo. However, AdActive Media CA, Inc. (“AdActive”), one of the subsidiaries of Society Pass, entered into an employment agreement dated November 1, 2022, with Quynh Vo. Pursuant to the agreement, Quynh Vo shall receive a cash salary of SGD 7,500 per month and shares of common stock of Society Pass worth $30,000 per year. Either party agrees to provide a 30 calendar day written notice for terminating the agreement. We intend to enter into an employment agreement with Quynh Vo, which will replace the current agreement with AdActive. This new agreement will become effective when our Common Stock commences trading on Nasdaq and will continue until the fifth anniversary of the start date, provided, however, that unless a party has given the other party written notice at least ninety days prior to the end date of the new employment agreement that such party does not agree to renew the employment agreement, the term of the employment agreement shall be automatically renewed for an additional one-year term. Quynh Vo shall receive a cash salary of SGD 7,500 per month and the shares of common stock of the Company worth of $30,000 per year. Quynh Vo is also entitled to certain annual cash bonus subject to the discretion of the board and/or compensation committee.

The compensation will be reviewed by the compensation committee and/or the board of directors each year and may be adjusted from time to time. We can terminate the agreement if Quynh Vo is unable to perform her duties satisfactorily. We have the right to terminate the employment agreement by giving Quynh Vo one (1) month’s notice in the event of a change in business requirements or if we identify performance issues. Termination will be without severance pay or compensation.

We recently engaged an outside compensation consultant to provide advice on compensation matters.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2024 and 2023, there were no outstanding equity awards.

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2024, there is no equity incentive plan awards to Company employees, officers, directors, consultants, and advisors.

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Key Employees

Name	Age	Position
Issaree Pimpkhan	53	Thailand Country Manager
Billy Soo	31	Philippines, Malaysia and Singapore Country Manager

Issaree Pimpkhan reports to the CEO and is based in Thailand. Since joining our Company in March 2021, Ms. Pimpkhan is Thailand Country Head of Thoughtful Media Group and is responsible for leading business operation of Thailand market including business strategy, marketing and sales, digital planning function. She is primarily responsible for brand awareness, reputation and raising top-line growth of Thailand in the market. Ms. Pimpkhan previously worked as Sales Director for Web TVAsia Thailand, one of YouTube’s largest partners in Asia with a Multi-Channel Network (MCN). Miss Issaree Pimpkhan obtained a BA in Faculty of Law from Thammasat University, Thailand.

Billy Soo reports to the CEO and is based in the Philippines. Mr.Soo joined Thoughtful Media Group in July 2023 and is the Country Head of TMG Philippines, Singapore and Malaysia. He is tasked to lead business growth as a country office, focusing on building business revenue and development across all units within those abovementioned countries, not limited to business strategy, marketing and sales, and business operations. Mr. Soo previously worked as Head of Gaming at Gushcloud International, a global influencer, entertainment and talent acquisition company headquartered in Singapore from 2021 to 2023. Prior to that, he was Co-founder & CEO of Nixgen Entertainment Pte. Ltd., a company led by Mr. Soo from 2019 until its eventual acquisition by Gushcloud International in 2021. He previously was the Head of Business Development at Speech Academy Asia Pte. Ltd. (2016-2017), and Financial Advisor at AXA (2018-2019). Mr. Soo also serves as Executive Board Member of the Singapore Esports Association (SGEA) based in Singapore, since July 2021. He holds a BS in Marketing from the University College Dublin (2016-2018).

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PRINCIPAL STOCKHOLDERS

As of the date of this prospectus, there were 17,800,000 shares of Common Stock outstanding.

The following table sets forth, as of the date of this prospectus, ownership of our voting securities that are beneficially owned by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities;

●	each of our executive officers named in “Management— Executive Officers and Directors” above;

●	each of our directors; and

●	all of our executive officers and directors as a group.

Information relating to beneficial ownership of the voting securities by our principal stockholders and management is based upon each person’s information using “beneficial ownership” concepts under the SEC rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. For purposes of computing the number and percentage of shares beneficially owned by a security holder, any shares which such person has the right to acquire within 60 days of October 17, 2025, are deemed to be outstanding, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other security holder.

Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, ownership consists of sole ownership, voting and investment rights, and the address for each stockholder listed is 7 Sumerpoint Building, 3rd Floor, Room No. 301-302, Soi Sukhumvit 69 (Saleenimit), Prakanong Nua Sub-district, Wattana District, Bangkok City, Thailand.

Common Stock:

		Number of Shares of Common Stock Beneficially Owned Before the Offering		Beneficial Ownership After This Offering
Name of Stockholder(1)	Class of Voting Stock Beneficially Owned	Shares	Percent	Shares(2)		Percent
Kriangkrai Chaimongkol	Common Stock	0	0	0		0
Heng Xue Li	Common Stock	0	0	0		0
Quynh Vo	Common Stock	0	0	0		0
Sumit Agrawal	Common Stock	0	0	0		0
Joy Freed	Common Stock	0	0	0		0
Michael Izzi	Common Stock	0	0	0		0
Julianne Trinh	Common Stock	0	0	0		0
Heather Maynard	Common Stock	0	0	0		0
Total (8 persons)

5% or Greater Stockholders
Society Pass Incorporated	Common Stock	16,000,000	89.89%	16,000,000	(1)	74.2	5%

(1)	As discussed in “Risk Factors — We may become involved in legal or regulatory proceedings and audits,” on July 23, 2025, the Supreme Court of the State of New York, New York County ordered that Society Pass place 3,000,000 shares of Common Stock that it owns in escrow pending further order of the court. If there is a final judgment that such shares be transferred to Thomas O’Connor, Society Pass’ ownership of 13,000,000 shares would, on a post-IPO basis, equal 60.33% of the Common Stock and 60.33% of the aggregate voting power of the Company.

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CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Related Party Transactions

SEC rules require us to disclose any transaction since the beginning of our last fiscal year and for the two fiscal years preceding our last fiscal year, or any currently proposed transaction, in which we are a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of our total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director or holder of 5% or more of our Common Stock, or an immediate family member of any of those persons. Such transactions are as follows:

Amount due to/(from) related parties

As of June 30, 2025 and December 31, 2024, the net amounts due to related parties were $1,677,151 and $1,010,626, respectively. Amounts due to/(from) related parties consisted of the following as of the periods indicated:

	June 30, 2025	December 31, 2024
Name of companies	US$	US$
SoPa Technology Co Ltd	$6,256	$18,120
Hottab Vietnam Co Ltd	10,832	11,117
Society Pass Incorporated	152,479	152,479
SoPa Technology Pte Ltd	1,427,241	1,534,757
New Retail Experience Incorporated	(184,057)	(185,040)
Nusatrip Singapore Pte Ltd	701,800	1,707
PT Tunas Sukses Mandiri	(164,733)	(237,063)
Vietnam International Travel and Service Joint Stock Company	(26,638)	(39,039)
Gorilla Networks Pte Ltd	(246,029)	(246,412)
	$1,677,151	$1,010,626

The amounts due to/(from) related parties as discussed above are non-trade, unsecured and interest-free and have no fixed terms of repayment. These related parties are controlled by Society Pass Inc.

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DESCRIPTION OF CAPITAL STOCK

The following description of our securities is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our certificate of incorporation and our bylaws.

General

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is 110,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, $0.0001 par value per share, of which 17,800,000 shares are issued and outstanding, and 10,000,000 shares of preferred stock, $0.0001 par value per share, of which 75,000 shares are designated as Series X Super Voting Preferred Stock. There are currently no outstanding shares of Series X Super Voting Preferred Stock.

Common Stock

The holders of our Common Stock are entitled to the following rights:

Voting Rights. Each share of our Common Stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of our Common Stock are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Rights. Subject to limitations under Nevada law and preferences that may apply to any shares of preferred stock that we may decide to issue in the future, holders of our Common Stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our business, the holders of our Common Stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock.

Other Matters. The holders of our Common Stock have no subscription, redemption or conversion privileges. Our Common Stock does not entitle its holders to preemptive rights. All of the outstanding shares of our Common Stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our Common Stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Preferred Stock

On August 14, 2024, the Company filed the certificate of designation of the Series X Super Voting Preferred Stock with the Secretary of State of Nevada upon the receipt of subscription and acceptance agreement for the 75,000 shares of Series X Super Voting Preferred Stock from Heather Maynard. On October 11, 2024, in order to facilitate our IPO process, Heather Maynard disclaimed all interests in the 75,000 shares of Series X Super Voting Preferred Stock voluntarily and without any consideration, which shares subsequently were canceled and returned to the capital of the Company as authorized and unissued shares of Series X Super Voting Preferred Stock. The following is a summary of the material terms of our Series X Super Voting Preferred Stock.

Voting Rights. Each share of our Series X Super Voting Preferred Stock entitles its holder to 1,000 votes per share and votes with our Common Stock as a single class on all matters to be voted or consented upon by the stockholders.

No Dividend Rights. The holders of our Series X Super Voting Preferred Stock are not entitled to any dividend rights.

No Liquidation Rights. The holders of the Series X Super Voting Preferred Stock are not entitled to any liquidation preference.

No Conversion Rights. The shares of our Series X Super Voting Preferred Stock are not convertible into shares of our Common Stock.

No Redemption Rights.  The Series X Super Voting Preferred Stock is not subject to any redemption rights.

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Additional Preferred Stock

Our Board has the authority to issue additional preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

While we do not currently have any plans for the issuance of any additional preferred stock, the issuance of additional preferred stock could adversely affect the rights of the holders of Common Stock and, therefore, reduce the value of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the Common Stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the Common Stock;

●	Diluting the voting power of the Common Stock;

●	Impairing the liquidation rights of the Common Stock; or

●	Delaying or preventing a change in control of the Company without further action by the stockholders.

Convertible Notes

The Company entered into binding term sheets dated July 1, 2024 with each of Creative Vision Digital Limited, Grit Securities Limited, Su Feng WANG, XuZhong XU, Zhe ZHOU, and YuZhang ZHOU, respectively (collectively, the “July Term Sheets”). Each term sheet provided for the following terms, among others: a right for the investor to convert the notes into Common stock at price of $1.80 per share until September 15, 2024, and at a price of $1.50 per share commencing as of such date; and a force majeure provision that permitted the parties to terminate upon a force majeure event, which included the right of the Company to terminate if “know your customer” or other diligence of any investor was not completed in a prompt and comprehensive manner, as well as other events beyond the control of the parties.

On July 17, 2024, the Company entered into securities purchase agreements (the “July SPAs”) with the six above referenced investors for a private placement of Convertible Notes with a principal amount of $5,000,000, five of which were terminated in September 2024 and October 2024.

The Company entered into two additional binding term sheets dated August 12, 2024, with G Bridge Global Investment Limited and GRIT Multi-Strategies Investment Company Limited, respectively (collectively, the August Term Sheets”), when diligence on certain of the investors who signed the July Term Sheets was not moving forward at an acceptable pace; these August Term Sheets contained identical provisions as those contained in the July Term Sheets. On September 20, 2024, the Company determined that the vetting and diligence relating to the four individual above referenced investors (Su Feng WANG, XuZhong XU, Zhe ZHOU, and YuZhang ZHOU) was not satisfactory, and therefore the Company and each such individual mutually terminated its respective July SPA. The Company and Grit Multi-Strategies Investment Company Limited executed long form documentation on September 20, 2024, pursuant to their August Term Sheet (the “September SPA”). The Company and G Bridge Global Investment Limited executed long form documentation on October 15, 2024, pursuant to their August Term Sheet (the “October SPA,” and together with the July SPAs and September SPA, the “SPAs”). Prior to filing Amendment 2 to the Registration Statement on October 18, 2024, the Company removed Grit Securities Limited as a selling stockholder because that entity could, due to its other business activities, be deemed an underwriter under applicable securities laws. Such an event would be beyond the control of that investor, and therefore the Company and Grit Securities Limited terminated their July SPA on October 15, 2024.

The Company completed its Convertible Notes offerings in June 2025 pursuant to securities purchase agreements (the “SPAs”) with Creative Vision Digital Limited, GRIT Multi-Strategies Investment Company Limited, and G Bridge Global Investment Limited (collectively, the “Purchasers”). The Company issued Convertible Notes to G Bridge Global Investment Limited on June 17, 2025, to Creative Vision Digital Limited on June 25, 2025, and to GRIT Multi-Strategies Investment Company Limited on June 26, 2025, each with an aggregate principal amount of $900,000.

The Convertible Notes mature six months from the respective issuance dates, at which point the full principal amount and any accrued interest will become due and payable. Pursuant to the SPAs, the Convertible Notes automatically convert into shares of Common Stock upon the effectiveness of the registration statement, at a conversion price of $1.50 per share. The Purchasers fully converted the Convertible Notes on June 24 and June 27, 2025, and the Company issued a total of 1,800,000 shares of Common Stock to the Purchasers.

Equity Incentive Plan

As at June 30, 2025, there is no equity incentive plan awards to Company employees, officers, directors, consultants, and advisors.

Anti-Takeover Provisions

Acquisitions of Controlling Interest. The “control share” provisions of Nevada Revised Statutes Sections 78.378 to 78.3793, inclusive, provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Neither our articles of incorporation nor our bylaws opt out of this act.

The control share provisions create a number of restrictions on the ability of a person or entity to acquire control of certain Nevada corporations by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The provisions are limited to “issuing corporations” that are organized in the State of Nevada and that have 200 or more stockholders of record, at least 100 of whom have addresses in the State of Nevada appearing on the stock ledger of the corporation, and that do business in the State of Nevada directly or through an affiliated corporation.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must meet certain requirements. We have not opted out of the control share provisions and will be subject to these provisions if we are an “issuing corporation” as defined in such provisions.

The effect of the Nevada control share provisions is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share provisions, if applicable, could have the effect of discouraging takeovers of the Company.

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Interested Stockholder Transactions. Nevada Revised Statutes sections 78.411 through 78.444 provide that a Nevada corporation with 200 or more stockholders of record generally may not engage in certain business combinations and transactions with an “interested stockholder” (in general, the beneficial owner of 10% or more of the corporation’s voting power) or the interested stockholder’s affiliates or associates during the two-year period after the stockholder first became an interested stockholder unless the combination meets all of the requirements of the corporation’s articles of incorporation and either:

●	The business combination or transaction by which the person first became an interested stockholder is approved by the board of directors before the stockholder first became an interested stockholder; or

●	During the two-year period, the transaction is approved by the board of directors and by at least 60% of the disinterested stockholders at an annual or special meeting.

After that initial two-year period, corporations subject to these statutes may not engage in specified business combinations and transactions unless the combination meets all of the requirements of the articles of incorporation and either:

●	The business combination or transaction by which the person first became an interested stockholder is approved by the board of directors before the stockholder first became an interested stockholder;

●	The business combination is approved by a majority of the outstanding voting power of the resident domestic corporation not beneficially owned by the interested stockholder or any of the interested stockholder’s affiliates or associates; or

●	The combination meets specified statutory requirements.

A corporation may opt out of these provisions by expressly opting out in its original articles of incorporation or in an amendment of the articles approved by the majority vote of disinterested stockholders. Our articles of incorporation do not opt out of this act.

Articles of Incorporation and Bylaws. In addition, some provisions of our Articles of Incorporation and Bylaws may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Cumulative Voting. Our Articles of Incorporation do not permit stockholders the right to cumulative voting in the election of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws provide those stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than thirty (30) days prior to or delayed by more than thirty (30) days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting, or (B) the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from nominating directors at an annual meeting of stockholders.

Authorized but Unissued Shares. Our authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock could render it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

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Amendments to Bylaws.  Our Bylaws provide that either the Board of Directors or our stockholders may amend our Bylaws. While our stockholders may amend our Bylaws, any such amendment requires the affirmative vote of the holders of (i) any class or series of stock of the Company required by law or by our Articles of Incorporation and (ii) a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Limitation of Liability and Indemnification

The Nevada Revised Statutes provide that a corporation may indemnify its officers and directors against expenses actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action (other than an action brought by or in the right of the corporation as discussed below) by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the law or (2) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify its officers and directors against expenses, including amounts paid in settlement, actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action by or in the right of the corporation by reason of his or her official position with the corporation, provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the laws or (2) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. The Nevada Revised Statutes further provide that a corporation generally may not indemnify an officer or director if it is determined by a court that such officer or director is liable to the corporation or responsible for any amounts paid to the corporation in settlement, unless and only to the extent that court also determines that the officer or director is fairly and reasonably entitled to indemnification in light of all of the relevant facts and circumstances. The Nevada Revised Statutes require a corporation to indemnify an officer or director to the extent he or she is successful on the merits or otherwise successfully defends an action against the officer or director by reason of the fact that the person is or was an officer or director.

Our Bylaws provide that the Company shall indemnify its directors and executive officers to the fullest extent not prohibited by Nevada law, provided that the Company shall not be required to indemnify any director or executive officer in connection with any proceeding initiated by such person subject to stated exceptions. The Company will advance expenses to indemnified directors and executive officers upon delivery of an undertaking by such party to repay all amounts advanced if it is ultimately determined that the indemnified person is not entitled to be indemnified for such expenses. The Company also may indemnify its employees and agents as permitted by Chapter 78 of the Nevada Revised Statutes. Our Bylaws expressly authorize the Company to enter into individual indemnification agreements with any or all of its directors, officers, employees or agents, and to obtain insurance on behalf of any of the foregoing persons. The Company intends to maintain director and officer liability insurance, if available on reasonable terms. We have not entered into indemnification agreements with our directors, officers, employees or agents.

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SHARES ELIGIBLE FOR FUTURE SALE

Immediately prior to this offering, there was no trading activity in our Common stock. Future sales of substantial amounts of Common Stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock.

All shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales would be subject to the Rule 144 resale restrictions described below, other than the holding period requirement.

Restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, described below. Restricted securities may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S.

Lock-Up

For further details on the lock-up agreements, see the section entitled “Underwriting — Lock-Up Agreements.”

Rule 144

Some of our stockholders will be forced to hold their shares of our Common Stock for at least a six-month period before they are eligible to sell those shares, and even after that six-month period, sales may not be made under Rule 144 promulgated under the Securities Act unless we and such stockholders are in compliance with other requirements of Rule 144.

In general, Rule 144 provides that (i) any of our non-affiliates that has held restricted Common Stock for at least six months is thereafter entitled to sell its restricted stock freely and without restriction, provided that we remain compliant and current with our SEC reporting obligations, and (ii) any of our affiliates, which includes our directors, executive officers and other person in control of us, that has held restricted Common Stock for at least six months is thereafter entitled to sell its restricted stock subject to the following restrictions: (a) we are compliant and current with our SEC reporting obligations, (b) certain manner of sale provisions are satisfied, (c) a Form 144 is filed with the SEC, and (d) certain volume limitations are satisfied, which limit the sale of shares within any three-month period to a number of shares that does not exceed the greater of 1% of the total number of outstanding shares. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of Common Stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

Rule 701

In general, Securities Act Rule 701 allows a stockholder who purchased shares of capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding 90 days to sell those shares in reliance upon Securities Act Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until ninety (90) days after the date of this prospectus before selling shares pursuant to Rule 701.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of our Common Stock acquired in this offering by a “non-U.S. holder” (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any state or local or non-U.S. jurisdiction or under U.S. federal gift and estate tax rules, or rising out of other non-income tax rules, except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

●	persons subject to the alternative minimum tax or the tax on net investment income;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Common Stock being taken into account in an applicable financial statement;

●	tax-exempt organizations or governmental organizations;

●	pension plans and tax-qualified retirement plans;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnership for U.S. federal income tax purposes (and investors therein);

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	certain former citizens or long-term residents of the United States;

●	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who hold or receive our Common Stock pursuant to the exercise of any option or otherwise as compensation;

●	persons who do not hold our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment); and

●	persons deemed to sell our Common Stock under the constructive sale provisions of the Code.

In addition, if a partnership, entity or arrangement classified as a partnership or flow-through entity for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership or other entity. A partner in a partnership or other such entity that will hold our Common Stock should consult his, her or its own tax advisor regarding the tax consequences of the ownership and disposition of our Common Stock through a partnership or other such entity, as applicable.

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YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is neither a “U.S. person” nor an entity (or arrangement) treated as a partnership. A “U.S. person” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our Common Stock, and we do not anticipate paying any dividends on our Common Stock following the completion of this offering. However, if we do make distributions of cash or property on our Common Stock to non-U.S. holders, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will first constitute a return of capital and will reduce each non-U.S. holder’s adjusted tax basis in our Common Stock, but not below zero. Any additional excess will then be treated as capital gain from the sale of stock, as discussed under “Gain on Disposition of Common Stock.”

Subject to the discussions below on effectively connected income, backup withholding and the Foreign Account Tax Compliance Act, or FATCA, any dividend paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. In order to receive a reduced treaty rate, such non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced treaty rate. A non-U.S. holder of shares of our Common Stock eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. If such non-U.S. holder holds our Common Stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to such agent, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. Each non-U.S. holder should consult its own tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends received by a non-U.S. holder that are treated as effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so provides, such non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussion below on backup withholding and FATCA withholding. To claim this exemption, a non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if a non-U.S. holder is a corporation, dividends such non-U.S. holder receives that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. Each non-U.S. holder should consult its own tax advisor regarding the tax consequences of the ownership and disposition of our Common Stock, including any applicable tax treaties that may provide for different rules.

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Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding and FATCA withholding, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock unless:

●	the gain is effectively connected with such non-U.S. holder’s conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, such non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

●	such non-U.S. holder is an individual who is present in the United States for an aggregate 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

●	our Common Stock constitutes a United States real property interest, or USRPI, by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our Common Stock is regularly traded on an established securities market, your Common Stock will be treated as U.S. real property interests only if you actually (directly or indirectly) or constructively hold more than 5% of such regularly traded Common Stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our Common Stock.

A non-U.S. holder described in the first bullet above will be required to pay U.S. federal income tax on the gain derived from the sale (net of certain deductions and credits) under regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to the branch profits tax at a 30% rate on a portion of its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items. A lower rate may be specified by an applicable income tax treaty.

A non-U.S. holder described in the second bullet above will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses of such non-U.S. holder for the taxable year, provided such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Each non-U.S. holder should consult its own tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

Information Reporting and Backup Withholding

Generally, we or an applicable withholding agent must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such non-U.S. holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to such non-U.S. holder. Pursuant to any applicable income tax treaty or other agreement, the IRS may make such report available to the tax authority in such non-U.S. holder’s country of residence.

Dividends paid by us (or our paying agent) to a non-U.S. holder may also be subject to backup withholding at a current rate of 24%. Such information reporting and backup withholding requirements may be avoided, however, if such non-U.S. holder establishes an exemption by providing a properly executed, and applicable, IRS Form W-8, or otherwise establishes an exemption. Generally, such information reporting and backup withholding requirements will not apply to a non-U.S. holder where the transaction is effected outside the United States, through a non-U.S. office of a non-U.S. broker. Notwithstanding the foregoing, backup withholding and information reporting may apply, however, if the applicable withholding agent has actual knowledge, or reason to know, that such non-U.S. holder is a U.S. person.

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Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act (FATCA)

Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance issued thereunder (commonly referred to as FATCA) generally impose a 30% U.S. federal withholding tax on dividends on, and gross proceeds from the sale or other disposition of our Common Stock, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), if such entity fails to comply with certain disclosure and reporting rules that, in general, require that (i) in the case of a foreign financial institution, the entity identify and provide information in respect of financial accounts with such entity held (directly or indirectly) by United States persons and United States-owned foreign entities, and (ii) in the case of a non-financial foreign entity, the entity identify and provide information in respect of substantial United States owners of such entity. The IRS has issued proposed regulations that, when finalized, will provide for the repeal of the 30% withholding tax that existing regulations released in January 2013 and subsequent guidance by the IRS would have applied to all payments of gross proceeds from the sale, exchange or other disposition of any stock occurring after December 31, 2018. In the preamble to the proposed regulations, the IRS provided that taxpayers may rely upon this repeal until the issuance of final regulations. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules.

If withholding is required under FATCA on a payment related to our Common Stock, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Non-U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of FATCA on their investment in our Common Stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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UNDERWRITING

We intend to enter into an underwriting agreement with Cathay Securities, Inc. and Bancroft Capital, LLC, as the Representatives of the underwriters named below. The underwriting agreement provides for the purchase of a specific number of shares of Common Stock by each of the underwriters. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specified number of shares of Common Stock but is not responsible for the commitment of any other underwriter to purchase Common Stock. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of shares of Common Stock set forth opposite its name below:

Underwriter	Number of Shares
Cathay Securities, Inc.
Bancroft Capital, LLC
Total

The underwriters have agreed to purchase all of the Shares offered by this prospectus (other than those covered by the over-allotment option described below), if any are purchased.

The Shares are expected to be ready for delivery on or about against payment in immediately available funds.

Over-Allotment Option

We have granted the underwriters an option, exercisable for 45 days from the date of the closing of the offering, to purchase up to 562,500 additional shares of Common Stock. The purchase price to be paid by the underwriters per additional share of Common Stock will be $ , less underwriting discounts and commissions.

Discount, Commissions and Expenses

The underwriters are offering the Shares subject to various conditions and may reject all or part of any order. The Representatives have advised us that the underwriters propose to offer the Shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at a price less a concession not in excess of $ per Share to brokers and dealers. After the Shares are released for sale to the public, the Representatives may change the offering price, the concession, and other selling terms at various times.

The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us before expenses. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to additional securities from us:

	Per Share	Total Without Exercise of Over- Allotment Option	Total With Full Exercise of Over- Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions payable by us(1)	$	$	$
Proceeds to us, before other expenses(2)	$	$	$

(1)	We have agreed to pay the Representatives an underwriter’s fee of seven percent (7%) of the amount raised in the offering.

(2)	We have also agreed to reimburse the Representatives for certain out-of-pocket expenses, including the fees and disbursements of its counsel, up to an aggregate of $160,000. In addition, we have agreed to pay to the Representatives a non-accountable expense allowance in the amount of 1.0% of the gross dollar amount of the offering. We have paid to the underwriters a $50,000 refundable advance to be accredited against the accountable expenses, which balance over and above actual expenses incurred by the Representatives will be returned to us if the offering is terminated. We estimate the total expenses payable by us for this offering will be approximately $ , which amount excludes underwriting discounts and commissions and the expense reimbursement described above.

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Underwriter Warrants

We have agreed to issue to the Representatives or their designees warrants to purchase up to a total of 5% of the shares of Common Stock sold in this offering (including any shares sold through the exercise of the over-allotment option). The Underwriter Warrants are exercisable at $ per share (125% of the public offering price) commencing on a date which is 180 days from the commencement of sales in the offering and expiring on a date which is no more than five (5) years from the commencement of sales in the offering in compliance with FINRA Rule 5110. The warrants have been deemed compensation by FINRA and are therefore subject to a 180 day lock-up pursuant to Rule 5110 of FINRA. The underwriters (or their permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from effectiveness. The Underwriter Warrants are not redeemable by us. The Underwriter Warrants also provide for registration rights, including a one-time demand registration right and unlimited “piggyback” registration rights at our expense with respect to the underlying shares during the five-year period commencing from the effective date of the registration statement related to this offering, subject to FINRA Rule 5110(g)(8).

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Lock-up Agreements

Our directors, executive officers and holders of 5% or more of our Common Stock have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our Common Stock or securities convertible into or exchangeable for, or that represent the right to receive, shares of Common Stock, for a period of three (3) months following the date of this prospectus. This means that, subject to certain exceptions, for a period of three (3) months following the date of this prospectus, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representatives.

We have agreed, for a period of six (6) months from the closing of this offering, that we will not, without the prior written consent of the Representatives, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any common stock, shares or share equivalents, subject to certain exceptions, including (i) the issuance of shares of common stock or options to employees, consultants, officers or directors of our Company pursuant to any stock or option plan duly adopted for such purpose, approved by the Company’s stockholders and issued for bona fide services permissible under Form S-8, (ii) the issuance of the shares of common stock underlying Underwriter’s Warrants, (iii) the issuance of shares of common stock in conversion of debt and (iv) securities issued pursuant to certain acquisitions and strategic transactions.

Right of First Refusal

We have granted the Representatives a right of first refusal, for a period of 12 months from the closing of this offering, to act as sole book-running manager, sole underwriter or sole placement agent at the Representative’s discretion, for each and every future public, private equity financing, or any other capital-raising financing of equity, equity-linked or debt securities for the Company, or any successor to or subsidiary of the Company; provided, however, if the underwriting agreement is terminated for cause by the Company, the first of first refusal shall be terminated as provided in FINRA Rule 5110(g)(5)(B).

96

Trading; Nasdaq Listing

We have applied to list our Common Stock on Nasdaq under the symbol “TMGX”. There is no assurance that our listing application will be approved by Nasdaq. The approval of our listing on Nasdaq is a condition of closing this offering.

Price Stabilization, Short Positions and Penalty Bids

Rules of the SEC may limit the ability of the underwriters to bid for or purchase shares of common stock before the distribution of the shares of Common Stock is completed. However, the underwriters may engage in the following activities in accordance with the rules:

●	Stabilizing transactions — The Representatives may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares of common stock, so long as stabilizing bids do not exceed a specified maximum.

●	Over-allotments and syndicate covering transactions — The underwriters may sell more shares of common stock in connection with the offering than the number of shares of common stock that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase shares of common stock in the offering described above. The underwriters may close out any covered short position either by exercising its over-allotment option or by purchasing shares of common stock in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of the shares of common stock available for purchase in the open market, as compared to the price at which they may purchase shares of common stock through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares of common stock that could adversely affect investors who purchase shares of common stock in the offering.

●	Penalty bids — If the Representatives purchases shares of common stock in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares of common stock as part of the offering.

●	Passive market making — Market makers in the shares of common stock who are underwriters or prospective underwriters may make bids for or purchases of shares of common stock, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of the shares of common stock may have the effect of raising or maintaining the market price of the shares of common stock or preventing or mitigating a decline in the market price of the shares of common stock. As a result, the price of the shares of common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares of common stock if it discourages resales of the shares of common stock.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the shares of common stock. These transactions may occur on the Nasdaq Capital Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

Determination of Offering Price

The actual public offering price of the securities we are offering has been negotiated between us and the underwriters based on the trading of our shares of common stock prior to this offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of this offering and such other factors as were deemed relevant.

97

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be delivered to potential investors by one or more of the underwriters participating in the offering. The underwriters may agree to allocate a number of shares of securities to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Representatives to underwriters and selling group members that may make internet distributions on the same basis as other allocations. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

98

LEGAL MATTERS

The validity of the shares of Common Stock being offered by this prospectus will be passed upon for us by Fennemore Craig, P.C. Legal matters as to Nevada law will be passed upon for us by Fennemore Craig, P.C. Loeb & Loeb LLP is acting as U.S. securities counsel for the Company and may rely upon Fennemore Craig, P.C. with respect to matters governed by Nevada law. Lucosky Brookman LLP is acting as U.S. securities counsel for the underwriters.

EXPERTS

The financial statements of Thoughtful Media, Inc. as of December 31, 2024 and 2023 have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as stated in their report thereon which report expresses an unqualified opinion and includes an explanatory paragraph relating to going concern uncertainty, and included in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of Common Stock being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to our Company and the Common Stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You may read our SEC filings, including this registration statement, over the Internet at the SEC’s website at www.sec.gov. Upon the completion of this offering, we will be subject to the information reporting requirements of the Exchange Act and we will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website referred to above. We also maintain a website at www.thoughtfulmedia.com, at which, following the completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus or the registration statement of which it forms a part, and the inclusion of our website address in this prospectus is an inactive textual reference only. You should not consider the contents of our website in making an investment decision with respect to our Common Stock.

No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the shares offered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date hereof.

99

FOR THE THREE MONTHS ENDED JUNE 30, 2025 AND 2024
Page
Financial Statements:
Unaudited Interim Condensed Carve-Out Combined and Consolidated Balance Sheets as of June 30, 2025 and December 31, 2024	F-30
Unaudited Interim Condensed Carve-Out Combined and Consolidated Statements of Operations and Comprehensive Income for the three months ended June 30, 2025 and 2024	F-31
Unaudited Interim Condensed Consolidated Statements of Changes in Stockholders’ Deficit for the three months ended June 30, 2025 and 2024	F-32
Unaudited Interim Condensed Consolidated Statements of Cash Flows for the three months ended June 30, 2025 and 2024	F-33
Notes to Unaudited Interim Condensed Carve-Out Combined and Consolidated Financial Statements	F-34 to F-55

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Thoughtful Media Group Incorporated

Opinion on the Financial Statements

We have audited the accompanying carve-out combined and consolidated balance sheets of Thoughtful Media Group Incorporated and subsidiaries (collectively, the “Company”) as of December 31, 2024 and 2023, the related carve-out combined and consolidated statements of operations and comprehensive income, consolidated statements of shareholders’ equity, and cash flows for each of the years in the two-year  period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023 and the results of its operations and its cash flows for each of the years in the two-year  period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainties

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has suffered a net loss of $911,946, working capital deficit of $1,140,034 and total shareholders’ deficit of $968,419 as at December 31, 2024 that cast substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC

We have served as the Company’s auditor since 2022.
PCAOB ID 6732
Singapore
April 3, 2025

F-2

 THOUGHTFUL MEDIA GROUP INCORPORATED
CARVE-OUT COMBINED AND CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	548,554	716,961
Accounts receivable	886,092	941,972
Contract assets	333,188	247,368
Amount due from related parties	707,554	547,769
Deposits, prepayments, and other receivables	528,410	339,201
Total current assets	3,003,798	2,793,271

Non-current assets:
Plant and equipment, net	117,440	130,018
Right of use assets, net	63,102	120,378
Deferred tax assets	662	—
Total non-current assets	181,204	250,396

TOTAL ASSETS	3,185,002	3,043,667

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	720,030	684,568
Accrued liabilities and other payables	1,257,633	236,076
Contract liabilities	394,477	96,381
Amounts due to related parties	1,718,180	1,985,821
Operating lease liabilities	53,512	57,508
Total current liabilities	4,143,832	3,060,354

Non-current liabilities:
Operating lease liabilities	9,589	62,870

TOTAL LIABILITIES	4,153,421	3,123,224

SHAREHOLDERS’ DEFICIT
Treasury Stock, par value $0.0001, authorized shares 75,000	(8)	—
Preferred Stock, par value $0.0001, 10,000,000 shares authorized, 75,000 shares issued and outstanding as of December 31 2023, 0 share issued and outstanding as of December 31, 2024	8	—
Common stock, par value US$0.0001, 100,000,000 shares authorized, 100,000 shares issued and outstanding as of December 31, 2023 and US$0.0001, 100,000,000 shares authorized, 16,000,000 shares issued and outstanding as of December 31, 2024	1,600	10
Additional paid-in capital	487,090	487,090
Accumulated other comprehensive income (loss)	21,293	(201)
Accumulated deficit	(1,478,402)	(566,456)
TOTAL SHAREHOLDERS’ DEFICIT	(968,419)	(79,557)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	3,185,002	3,043,667

# Reorganization completed on January 2, 2023 and the shares have been retroactively adjusted.

See accompanying notes to consolidated financial statements.

F-3

THOUGHTFUL MEDIA GROUP INCORPORATED
CARVE-OUT COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME

	Year ended December 31,
	2024	2023
	(US$)	(US$)
Revenues, net	6,673,297	6,835,504

Cost of revenue	(5,123,662)	(4,953,510)

Gross profit	1,549,635	1,881,994

Operating cost and expenses:
Sales and marketing expenses	(84,224)	(32,958)
General and administrative expenses	(1,498,844)	(1,520,015)
Total operating cost and expenses	(1,583,068)	(1,552,973)

(Loss) / Income from operations	(33,433)	329,021

Other income / (expenses):
Interest income	500	365
Gain on early lease termination	—	1,064
Other income	9,534	6,947
Provision for settlement of litigation	(818,352)	—
Written off – Non-trade	12,146	—
Interest expense	(594)	—
Total other (expenses) / income, net	(796,766)	8,376

(Loss) / Income before income taxes	(830,199)	337,397

Income tax expense	(81,747)	(7,225)

NET (LOSS) / INCOME	(911,946)	330,172

Other comprehensive income / (loss):
Foreign currency translation adjustment	21,494	(26,431)

TOTAL COMPREHENSIVE INCOME / (LOSS)	(890,452)	303,741

Net (loss) / income per share:
- Basic	(0.11)	3.30
- Diluted	(0.11)	3.30

Weighted average number of common stock outstanding
- Basic	8,047,123	100,000
- Diluted	8,047,123	100,000

See accompanying notes to consolidated financial statements.

F-4

THOUGHTFUL MEDIA GROUP INCORPORATED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Year Ended December 31, 2024
								Accumulated
	Common stock		Treasury Stock		Preferred Stock		Additional	other		Total
	Number		Number of		Number of		paid in	comprehensive	Accumulated	shareholders’
	of shares	Amount	shares	Amount	shares	Amount	capital	(loss) income	deficits	deficit
Balance as of January 1, 2024	100,000	10	—	—	—	—	487,090	(201)	(566,456)	(79,557)

Shares issued during the year	15,900,000	1,590	(75,000)	(8)	75,000	8	—	—	—	1,590
Foreign currency translation adjustment	—	—	—	—	—	—	—	21,494	—	21,494
Net loss for the year	—	—	—	—	—	—	—	—	(911,946)	(911,946)

Balance as of December 31, 2024	16,000,000	1,600	(75,000)	(8)	75,000	8	487,090	21,293	(1,478,402)	(968,419)

Year Ended December 31, 2023
	Common stock		Additional	Accumulated other		Total
	Number of shares	Amount	paid in capital	comprehensive income	Accumulated deficits	shareholders’ deficit
Balance as of January 1, 2023	100,000	$10	$562,221	$26,230	$(896,628)	$(308,167)
Acquisition of subsidiary	—	—	(75,131)	—	—	(75,131)
Foreign currency translation adjustment	—	—	—	(26,431)	—	(26,431)
Net income	—	—	—	—	330,172	330,172
Balance as of December 31, 2023	100,000	$10	$487,090	$(201)	$(566,456)	$(79,557)

See accompanying notes to consolidated financial statements.

F-5

THOUGHTFUL MEDIA GROUP INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Currency expressed in United States Dollars (“US$”))

	Year Ended December 31,
	2024	2023
	(US$)	(US$)
Cash flows from operating activities:
Net (loss) / income	(911,946)	330,172
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Gain from early lease termination	—	(1,064)
Depreciation – Plant and equipment	26,071	20,433
Depreciation – Right of use assets	62,146	53,349
Deferred tax assets	(662)	—

Change in operating assets and liabilities:
Accounts receivable	(40,729)	(374,935)
Deposits, prepayments, and other receivables	(223,617)	(210,365)
Accounts payable	105,670	610,116
Contract assets	(111,190)	(227,058)
Contract liabilities	307,981	(83,820)
Operating lease liabilities	(57,277)	11,424
Accrued liabilities and other payable	1,062,859	(357,886)
Net cash generated by / (used in) operating activities	219,306	(229,634)

Cash flows from investing activities:
Purchase of plant and equipment	(14,074)	(125,347)
Net cash used in investing activities	(14,074)	(125,347)

Cash flows from financing activities:
Advance (to) / from related parties	(279,939)	491,295
Proceed from the issuance of common share	1,210	—
Net cash (used in) / provided by financing activities	(278,729)	491,295

Effect on exchange rate change on cash and cash equivalents	(94,910)	(89,756)

Net change in cash and cash equivalent	(168,407)	46,558
Cash and cash equivalent at beginning of year	716,961	670,403
Cash and cash equivalent at end of year	548,554	716,961

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	(20,340)	(7,225)
Cash paid for interest	(594)	—

See accompanying notes to consolidated financial statements.

F-6

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“US$”))

NOTE — 1 BUSINESS OVERVIEW AND BASIS OF PRESENTATION

Thoughtful Media Group Incorporated (“TMG”) is incorporated under the laws of Nevada on June 28, 2022, which has no substantive operations other than holding all of the outstanding equity of its operating subsidiaries as described below. TMG and its subsidiaries (collectively referred to as the “Company”) are mainly engaged in the provision of digital marketing solution services. Those services that affiliate with multiple YouTube channels to offer services that include audience development, content programming, creator collaborations, digital right managements, monetization, and/or sales.

The Company also receives the advertising income generated from channel pages and post on social media platforms. The Company has established as Multi-Channel Network (MCN) for YouTube Creators to fulfill the basic MCN standard with social media platforms. The Company generally engages with the creators in contract as a platform to nurture the creators in brainstorming creative content ideas, coaching on growing their audience size and connection with top brands.

The accompanying carve-out combined and consolidated financial statements reflect the activities of the Company and each of the entities, as contemplated after the Reorganization, as described below:

Name	Place and date of incorporation	Principal activities	Particulars of registered/ paid up share capital	Effective interest held
Thoughtful Media Group Co. Ltd (FKA: Hottab Asset Company Limited) (“TMGL”)	Vietnam July 25, 2019	Digital marketing	VND 5,000,000,000	99%
Thoughtful (Thailand) Co. Ltd (“TTCL”)	Thailand September 2, 2014	Digital marketing	THB 4,000,000	99.75%
AdActive Media CA Inc. (“AAMC”)	United States April 12, 2010	Digital marketing	US$252	100%
PT Thoughtful Media Group Indonesia (FKA: PT Wahana Cerita Indonesia) (“TMGI”)	Indonesia January 14, 2022	Digital marketing and event organizer	IDR 10,000,000,000	100%
Thoughtful Media (Philippines) Incorporated (FKA: SOPA (Phil) Incorporated) (“TMPI”)	Philippines January 11, 2022	Digital marketing	PHP 11,000,000	100%
Thoughtful Media (Singapore) Pte. Ltd. (FKA: Hottab Pte. Ltd.) (“TMGS”)	Singapore January 17, 2015	Digital marketing	SGD 620,288	100%
Thoughtful Media (Malaysia) Sdn. Bhd. (“TMGM”)	Malaysia October 18, 2023	Digital marketing	MYR 1,000	100%

Reorganization

The Reorganization transactions are completed as of the date these consolidated financial statements were available to be issued:

The Company’s ultimate holding company is Society Pass Incorporated (“SOPA”), which is incorporated in State of Nevada on June 22, 2018 and is currently listed on the Nasdaq Exchange under a ticker of SOPA.

On July 7, 2022, SOPA and TMG collectively acquired 99.75% of the equity interests of TTCL and AAMC, whose business provides services to advertisers that helps to make internet advertising more effective.

On May 22, 2023, TMG and SOPA acquired additional issued capital in TTCL of 397,000 and 2,000 ordinary shares amounting to THB 1,985,000 and THB 10,000, respectively. Total shareholding interest remains unchanged.

F-7

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“US$”))

NOTE — 1 BUSINESS OVERVIEW AND BASIS OF PRESENTATION (cont.)

On October 25, 2023, the Company underwent an internal restructuring of Hottab Pte Ltd, previously wholly owned by SOPA Technology Pte. Ltd. As result of this restructuring, Hottab Pte Ltd is now fully owned by Thoughtful Media Group Incorporated.

Upon the completion of the Reorganization on January 2, 2023, these entities, through the Company, are under common control by the same beneficiary party, SOPA. Accordingly, the combination has been treated as entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control.

Immediately before and as contemplated by the Reorganization, the Company is legally formed and ultimately controlled by SOPA. As such, the accompanying carve-out combined and consolidated financial statements include the assets, liabilities, revenue, expenses and cash flows that are directly attributable to the digital marketing business before the Reorganization. The carve-out combined and consolidated financial statements are presented as if the Company had been in existence and the Reorganization had been in effect during the years ended December 31, 2023 and 2024.

The assets and liabilities have been stated at historical carrying amounts. Only those assets and liabilities that are specifically identifiable to the digital marketing business are included in the Company’s consolidated carve-out financial statements.

All revenues, cost of revenues and operating expenses attributable to provision of digital marketing business are reflected in accompanying carve-out combined and consolidated financial statements.

The consolidation of TMG and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying carve-out combined and consolidated financial statements.

NOTE — 2 GOING CONCERN AND LIQUIDITY

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has suffered loss for the year of $911,946, working capital deficit of $1,140,034 and total shareholders’ deficit of $968,419 as of December 31, 2024 that cast substantial doubt about its ability to continue as a going concern. In assessing the going concern, management and the Board has considered the following:

1)	Cash and cash equivalents balance of $548,554.

2)	Pursuing business growth to expand our reach, diversify offerings, and strengthen relationships with influencers and advertisers.

3)	Obtain additional financing from external investment funding and its operation through collaboration with more advertisers and influencers while building an active social media presence. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

The continuation of the Company as a going concern is dependent upon the continued financial support from its holding company. While the Company believes that it will be able to continue to grow the Company’s revenue base and control expenditures, there is no assurance that it will be able to achieve these goals. As a result, the Company continually monitors its capital structure and operating plans and evaluates various potential funding alternatives that may be needed to finance the Company’s business development activities, general and administrative expenses and growth strategy.

F-8

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“US$”))

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying carve-out combined and consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying carve-out combined and consolidated financial statements and notes.

●	Basis of Presentation

These accompanying carve-out combined and consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

●	Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

●	Use of Estimates and Assumptions

In preparing these combined and consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates in the period include the allowance for doubtful accounts on accounts receivable, the incremental borrowing rate used to calculate right of use assets and lease liabilities, impairment of long-lived assets, revenue recognition, and deferred tax assets and the related valuation allowance.

●	Basis of Consolidation

The carve-out and combined consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

F-9

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“US$”))

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The accounts of TTCL are consolidated as a wholly-owned subsidiary during these periods, in which the Company holds 99.75%-majority interest and has control over TTCL.

●	Segment Reporting

ASC Topic 280, Segment Reporting (“Topic 280”) establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in consolidated financial statements. The Company currently operates in three reportable operating segments: (i) Premium digital advertising revenue, (ii) MCN revenue, and (iii) Music entertainment revenue. All operating segments are aggregated into single reporting segment in profit or loss and total assets, as reviewed and determined by Chief Operating Decision Maker, or CODM that having similar economic characteristics by quantitative and qualitative aggregation criteria. All the operating segments by products are generated by same operating resources which are not separated in each consolidated company or in group.

●	Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●	Accounts Receivable

Accounts receivables are recorded at the amounts that are invoiced to customers, do not bear interest, and are due within contractual payment terms, generally 30 to 90-days from completion of service or the delivery of a product. Credit is extended based on an evaluation of a customer’s financial condition, the customer’s creditworthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. Quarterly, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company records bad debt expense and records an allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For receivables that are past due or not being paid according to payment terms, appropriate actions are taken to pursue all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance for doubtful accounts after all means of collection have been exhausted and the potential for recovery is considered remote. Currently, the Company performs ongoing credit evaluation of its customers and generally does not require collateral. The Company makes estimates of expected credit losses for the allowance for doubtful accounts and allowance for unbilled receivables based upon its assessment of various factors, including (i)historical experience, (ii) the age of the accounts receivable balances, (iii) credit quality of its customers, (iv) current economic conditions, (v) reasonable and supportable forecasts of future economic conditions, and other factors that may affect its ability to collect from customers. Expected credit losses are estimated on a pool basis when similar risk characteristics exist using an age-based reserve model. Receivables that do not share risk characteristics are evaluated on an individual basis. Estimates of expected credit losses on trade receivables are recorded at inception and adjusted over the contractual life.

The Company did not recognize any allowance for doubtful accounts and credit losses at December 31, 2024 and 2023.

●	Prepayments

Prepayments represent payments made in advance for products or services to be received in the future and are amortized to expense on a ratable basis over the future period to be benefitted by that expense. Since the Company has prepaid expenses categorized as both current and non-current assets, the benefits associated with the products or services are considered current assets if they are expected to be used during the next twelve months and are considered non-current assets if they are expected to be used over a period greater than one year.

F-10

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“US$”))

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

●	Plant and Equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:

Expected useful lives
Computer equipment	3 years
Office equipment	5 years
Renovation	5 years

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Impairment of Long-lived Assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There has been no impairment charge for the years presented.

●	Revenue Recognition

The Company recognizes revenue from its contracts with customers in accordance with ASC Topic 606 — Revenue from Contracts with Customers (“ASC 606”). The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Premium digital advertising

Generally, revenues are recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

(i) advising on content strategy and budget and recommending specific creators;

(ii) communicating with and managing selected creators;

(iii) producing and engaging relevant content with creators to promote key messages for customers;

(iv) uploading branded content on creators’ social media channels;

F-11

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“US$”))

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(v) amplifying the reach of creators’ and customers’ content through precise media planning and buying via boosting marketing services on social media platforms, such as Google; and

(vi) providing optimization services through data analysis and reporting.

The above 6 separate services are considered as a series of service elements to be provided and they are bundled together in the contract until the services that is distinct is created, as a single performance obligation.

The Company has accounted for a series of distinct goods or services as one performance obligation if the criteria are met (the “series guidance”), even though the underlying goods or services are distinct. Judgment will often be needed to determine whether the criteria for applying the series guidance are met.

Based on the services above, it shall classify as a single contract due to the below:

1) The contracts are negotiated as a package with a single commercial objective.

2) The services promised in the contracts are a single performance obligation with a series of distinct services that are not substantially the same and are a bundle of services that transfer to customer.

The Company has recognized upfront services as deferred revenue when received from the customers in advance for the services to be performed under the contract. The revenue was only recognized when the services were delivered to customers over the service period.

Premium digital advertising revenue is recognized as a principal on a gross basis, as below:

(i)	Retained based pricing model, the project was recurring running on monthly based on timeline required by client. The revenue was recognized based on monthly services rendered.

(ii)	The influencer booking management fee where we supervise, giving guidance to influencer on video production and monitoring the quality of video content. The revenue recognition was based on the input method.

(iii)	Campaign or project-based compensation where video is tailor made based on client need. The revenue recognition was delivered to a customer when delivery occurred.

The Company has generated its premium digital advertising revenues from two main sources of customer bases:

Marketing services to customers

Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

The significant judgments made in evaluating when a customer obtains control of the promised services are as follows:

Control of an asset:

a) Present right to payment for the assets:

– When the user has viewed the advertisement or video in the monetized channel, google will award the Company by present right to payment.

b) Transfer of legal title to a customer:

– When the advertisement /knowledge has been viewed.

c) Transfer of physical possession: Not applicable

d) The customer has significant risk and rewards of ownership of the assets:

– After viewed the advertisement / video, the customer (viewer) has benefit from the video showed or presented to them

e) The customer accepts the assets:

– If the customer has viewed the video, it will consider that they have accepted the video content.

The Company derives its revenue from the provision of digital marketing services to customers. The Company offers customers a comprehensive suite of digital marketing services to enhance their social media presence and reach their target audiences, particularly Gen Z and Millennials, to achieve marketing goals. The customers can leverage the Company’s experience in building content and followers with creators, their creators’ creativity, engagement, and trust among creators’ loyal followers to increase their brand awareness and sell products. The Company offers customized digital marketing solution, including (i) advising on content strategy and budget and recommending

F-12

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“US$”))

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

specific creators; (ii) communicating with and managing selected creators; (iii) producing and engaging relevant content with creators to promote key messages for customers; (iv) uploading branded content on creators’ social media channels; (v) amplifying the reach of creators’ and customers’ content through precise media planning and buying via boosting marketing services on social media platforms, such as Google; and (vi) providing optimization services through data analysis and reporting.

The Company’s customers’ payment terms generally range from 30-60 days of fulfilling its performance obligations and recognizing revenue.

Premium digital advertising services revenue is recognized as a distinct single performance obligation when the Company transferred services to customers, which occurs over time. The performance obligation is a promise to place a branded content on certain social media platforms and is satisfied upon delivery of related services to customers. The duration of the service period is short, usually over 1-3 months. Such revenue is recognized at over the time, for the amount the Company is entitled to receive, when the marketing services are provided and completed.

Marketing services from social media platforms (“platform revenue”)

The Company also derives its advertising revenue generated from its channel pages and posts on social media platforms, such as YouTube by monetizing its contents. The payments are usually received within 30 days upon completion of performance obligation for platform revenue services.

The Company recognizes revenue as performance obligations are satisfied as the creation of contents are published on the social media platforms, which occurs at a point in time. The advertisements are delivered primarily based on impressions of contents on social media platforms, hence the Company provided the advertising services by an on-going basis during the publication period and the outcome of the services can be received and consumed by the social media platform simultaneously.

The Company records its revenues, net of value added taxes (“VAT”), which is levied at the rate of 10% on the invoiced value of sales.

TMG recognizes the revenue in reference to the milestones had been achieved and completion percentage written in the agreement. In other word, TMG operates its business in terms of project managements.

Delivery Services:

●	The Company recognized the contract sum at Gross accordingly to the signed agreement
●	The Company determines that there is a contract when a contract is drawn in according to the client’s request and requirements between the client and TMG
●	when the payment terms can be deposit upon signing the agreement and progress billing upon the completed tasks have been achieved
●	when it is determined that the customer has the ability and intent to pay
●	the contract has commercial substance as Thoughtful has a pool of resources to set up and operate the production of advertisement

At contract inception the Company evaluates whether the contract includes more than one performance obligation. Judgment in determining the customer’s ability and intent to pay, which is based on a variety of factors, including the customer’s historical payment experience or, in the case of a new customer, credit and financial information pertaining to the customer.

MCN revenue – Creator Support Fee

Creator support fee mainly refers to Multi-Channel Networks (“MCN”) which are third-party platforms that offer a wide range of support services directly to content creators. These services are aimed at driving growth in creators’ content, optimizing monetization opportunities, and facilitating distribution on different digital platforms.

Acting as an intermediary between creators and social media platforms (YouTube, Facebook, TikTok, etc.), TMG provides creators with comprehensive strategy, tailored content, advertiser collaboration, and valuable resources to launch and manage their digital platforms. Some of the support services offered by TMG include audience development, content optimization, copyright protection, access to music libraries, legal support, brand partnerships, and media production. By partnering with TMG, our creators benefit from the collective expertise and infrastructure of the TMG network, which helps them reach a broader audience, increase their revenue generation potential, and enhance the overall quality of their content. Our collaborative approach enables creators to focus on their creative pursuits, while relying on the TMG-managed MCN to handle various technical and administrative aspects of content management, content production and distribution.

TMG recognize the revenue by accessing to Google AdSense and YouTube Analytics revenue data. The revenue data could be extracted from Earnings reports. This report has indicated the following metrics:

●	Ad earnings from Google-sold advertising sources for the selected date range and region;
●	Earnings (net revenue) from all Google-sold advertising sources as well as from non-advertising sources for the selected date range and region; and
●	Red partner revenue for the YouTube Red subscriptions from both music and non-music content.

YouTube notes that estimated revenue in YouTube analytics may not be identical to finalized payments due to final adjustments during the payout period.

In return for the services and support provided by the MCN, TMG and creators are split based on the agreed percentage of the earnings generated from their content with the MCN. The specific percentage split varies depending on the terms of the agreement between TMG and the creators.

F-13

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“US$”))

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In addition, all the video ownership and channels are controlled by TMG and subsequently uploaded the content to  the platform. Before the video is uploaded, TMG needs to assess the content of the video which is in-line with the compliance of social media platform and other range of support services require.

TMG is acting as a principal in these marketing collaborations, in which, TMG controls the video before it is released at the social platforms. It has stated out the “contribution” from TMG and the input from creators, while MCN provides social platforms to distribute the video produced by TMG and Creator.

Music Entertainment

Music entertainment is mainly referred to sponsored concerts which focus on local musicians, aiming to create a distinctive space and time for music fans to gather and enjoy the nostalgia of their favorite musicians.

Acting as an intermediary between advertisers and social media platforms (YouTube, Facebook, TikTok, etc.), TMG provides advertisers with opportunity to collaborate with TMG-related influencers in promoting these music events and reaching to their targeted audiences.

In return for the services and support provided by hosting the concerts, TMG and advertisers share an agreed percentage of the earnings generated from their ticketing sales and commission on these spent consumables during the event.

The Company recognizes revenue as performance obligations are satisfied as the concert ticket was sold to the customer which occurs at a point in time.

TMG recognize net revenue after concert event and allocated accordingly the agreed percentage between TMG and venue provider. The net proceeds will be billed and recognized after deduction of venue rental and commission on the consumed beverages.

Principal vs Agent Considerations

In accordance with ASC 606, Revenue Recognition: Principal Agent Considerations, the Company evaluates the terms in the agreements with its customers and vendors to determine whether or not the Company acts as the principal or as an agent in the arrangement with each party respectively. The determination of whether to record the revenue on a gross or net basis depends upon whether the Company has control over the goods prior to transferring it. This evaluation determined that the Company is in control of establishing the transaction price, managing all aspects of the terms, and taking the risk of campaign results and default payment. Based on the Company’s evaluation of the control model, it determined that all the Company’s businesses act as the principal rather than the agent within their revenue arrangements and such revenues are reported on a gross basis.

Disaggregation of Revenue

The Company’s disaggregated revenues are represented by revenue type as shown in the following tables. Pursuant to ASC 606, the Company attributed revenues on the basis of the revenue type.

Type of Revenue	Timing of revenue recognition	Year ended December 31,
		2024	2023
Premium digital advertising services	Over time	$3,164,991	$2,898,771
MCN revenue	Point in time	3,506,052	3,936,733
Music entertainment	Point in time	2,254	—
Total		$6,673,297	$6,835,504

Schedule of geographic segments for revenue:

	Year Ended December 31,
	2024	2023
Indonesia	$640,990	$433,173
Vietnam	480,662	666,755
Philippines	333,598	101,685
United States	3,506,052	3,936,733
Thailand	1,711,995	1,697,158
Total revenue	$6,673,297	$6,835,504

F-14

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“US$”))

Cost of revenues

Cost of revenues, which are directly attributable to the provision of premium digital advertising services, primarily consist of third-party creators’ costs, websites expenses and advertising boosting costs paid to Google and Facebook.

Contract assets

In accordance with ASC Topic 606, a contract asset arises when the Company transfers a good or performs a service in advance of receiving consideration from the customer as agreed upon. A contract asset becomes a receivable once the Company’s right to receive consideration becomes unconditional.

The contract assets balance was $333,188 and $247,368 as of December 31, 2024 and 2023, respectively.

	Year ended December 31,
	2024	2023
Contract assets, brought forward	$247,368	$20,310
Revenue recognised for year	1,320,090	1,812,387
Amounts invoiced for year	(1,234,270)	(1,585,329)
Contract assets, carried forward	$333,188	$247,368

Contract liabilities

In accordance with ASC Topic 606, a contract liability represents the Company’s obligation to transfer goods or services to a customer when the customer prepays for a good or service or when the customer’s consideration is due for goods and services that the Company will yet provide whichever happens earlier.

Contract liabilities represent amounts collected from, or invoiced to, customers in excess of revenues recognized, primarily from the billing of annual subscription agreements. The value of contract liabilities will increase or decrease based on the timing of invoices and recognition of revenue. The Company’s contract liability balance was $394,477 and $96,381, as of December 31, 2024 and 2023, respectively  and expected to be recognised within 12 months.

	Year ended December 31,
	2024	2023
Contract liabilities, brought forward	$96,381	$180,201
Revenue recognised for year	732,043	775,664
Amounts invoiced for year	(433,947)	(859,484)
Contract liabilities, carried forward	$394,477	$96,381

F-15

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“US$”))

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

●	Sales and Marketing

Sales and marketing expenses include the costs of advertising, promotions, seminars, and other programs. Advertising costs are expensed as incurred. Advertising expenses were $84,224 and $32,958     for the years ended December 31, 2024 and 2023, respectively.

●	Income Tax

The Company adopted the ASC Topic 740 “Income Tax” provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the unaudited condensed consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the unaudited condensed consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

In addition to U.S. income taxes, the Company and its wholly-owned foreign subsidiaries, is subject to income taxes in the jurisdictions in which it operates. Significant judgment is required in determining the provision for income tax, there may be transactions and calculations for which the ultimate tax determination is uncertain. The Company recognizes liabilities for anticipated tax audit issues based on the Company’s current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

●	Foreign Currencies Translation and Transactions

The reporting currency of the Company is the United States Dollar (“US$”) and the accompanying consolidated audited financial statements have been expressed in US$. In addition, the Company’s subsidiary is operating in the Republic of Vietnam, Thailand, Indonesia, Malaysia and Philippines and maintains its books and record in its local currency, Vietnam Dong (“VND”), Thailand Baht (“THB”), Philippines Peso (“PHP”), Indonesian Rupiah (“IDR”) and Malaysian Ringgit (“MYR”) respectively, which are the functional currencies in which the subsidiary’s operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830, “Translation of Financial Statement” (“ASC 830”) using the applicable exchange rates on the balance sheet date. Shareholders’ equity is translated using historical rates. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income (loss) within the  condensed statements of changes in shareholder’s equity.

F-16

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“US$”))

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Translation of amounts from VND into US$ has been made at the following exchange rates for the years ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Year-end VND:US$ exchange rate	$0.000039	$0.000041
Year average VND:US$ exchange rate	$0.000040	$0.000042

Translation of amounts from THB into US$ has been made at the following exchange rates for the years ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Year-end THB:US$ exchange rate	$0.0291	$0.0290
Year average THB:US$ exchange rate	$0.0284	$0.0287

Translation of amounts from IDR into US$ has been made at the following exchange rates for the years ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Year-end IDR:US$ exchange rate	$0.000062	$0.000065
Year average IDR:US$ exchange rate	$0.000063	$0.000066

Translation of amounts from PHP into US$ has been made at the following exchange rates for the years ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Year-end PHP:US$ exchange rate	$0.017195	$0.017976
Year average PHP:US$ exchange rate	$0.017446	$0.017966

Translation of amounts from MYR into US$ has been made at the following exchange rates for the years ended December 31, 2024 and 2023:

	December 31, 2024	December 31, 2023
Year-end MYR:US$ exchange rate	$0.223621	$0.217510
Year average MYR:US$ exchange rate	$0.218806	$0.219348

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

●	Comprehensive Income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in shareholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

F-17

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“US$”))

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

●	Earnings Per Share

Basic per share amounts are calculated using the weighted average shares outstanding during the year, excluding unvested restricted stock units. The Company uses the treasury stock method to determine the dilutive effect of stock options and other dilutive instruments. Under the treasury stock method, only “in the money” dilutive instruments impact the diluted calculations in computing diluted earnings per share. Diluted calculations reflect the weighted average incremental common shares that would be issued upon exercise of dilutive options assuming the proceeds would be used to repurchase shares at average market prices for the years.

For the years ended December 31, 2024 and 2023, diluted weighted-average common shares outstanding is equal to basic weighted-average common shares, due to the Company’s net loss position. Hence, no common stock equivalents were included in the computation of diluted net loss per share since such inclusion would have been antidilutive.

●	Leases

The Company adopted ASC Topic 842, “Leases” (“ASC 842”) to determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the consolidated balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in the consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

When a lease is terminated before the expiration of the lease term, irrespective of whether the lease is classified as a finance lease or an operating lease, the lessee would derecognize the ROU asset and corresponding lease liability. Any difference would be recognized as a gain or loss related to the termination of the lease. Similarly, if a lessee is required to make any payments or receives any consideration when terminating the lease, it would include such amounts in the determination of the gain or loss upon termination.

As of December 31, 2024 and 2023, the Company recognized the right of use assets of $63,102 and $120,378, respectively.

As of December 31, 2024 and 2023, the Company recognized the operating lease liabilities of $63,101 and $120,378  , respectively.

●	Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying consolidated statements of operation as the related employee service is provided.

F-18

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“US$”))

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

●	Related Parties

The Company follows the ASC Topic 850-10, “Related Party” for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825-10-15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The carve-out combined and consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each unaudited condensed balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

●	Commitments and Contingencies

The Company follows the ASC Topic 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s unaudited condensed financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-19

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“US$”))

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

●	Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures (“ASC Topic 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC Topic 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, contract assets, amount due from related parties, deposits and other receivables, accounts payable, accrued liabilities and other payables, contract liabilities, amounts due to related parties and lease liabilities, approximate their fair values because of the short maturity of these instruments.

●	Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date.

In November 2023, the FASB issued ASU No 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 expands disclosures about a public entity’s reportable segments and requires more enhanced information about a reportable segment’s expenses, interim segment profit or loss, and how a public entity’s chief operating decision maker uses reported segment profit or loss information in assessing segment performance and allocating resources. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Management has evaluated and concluded no material impact of this to the financial statements as disclosed in “Segment Information”.

In December 2023, the FASB issued ASU No 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”). ASU 2023-09 expands disclosures in the rate reconciliation and requires disclosure of income taxes paid by jurisdiction. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted.

Except as mentioned above, there are no new recently issued accounting standards that will have a material impact on the Company’s carve-out combined and consolidated financial statements. The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s carve-out combined and consolidated financial statements.

F-20

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“US$”))

NOTE — 4 PLANT AND EQUIPMENT

	December 31, 2024 US$	December 31, 2023 US$
At cost:
Computer	$42,751	$27,751
Office equipment	28,331	28,646
Renovation	99,013	99,624
	170,095	156,021
Less: accumulated depreciation	(52,655)	(26,003)
Less: foreign exchange translation	—	—
	$117,440	$130,018

Depreciation expense was $26,071 and $20,433 for the years ended December 31, 2024 and 2023, respectively.

The Company’s depreciation is fully recognized under general and administrative expenses.

Schedule of geographic segments for long-lived assets:

	December 31, 2024 US$	December 31, 2023 US$
Thailand	$150,363	$224,789
Vietnam	580	1,038
Indonesia	13,923	21,058
Philippines	1,195	2,571
United States	14,481	940
Total long-lived assets	$180,542	$250,396

NOTE — 5 LEASES

The Company has entered into commercial operating leases for office space. Operating leases are included in the right-of-use lease assets, other current liabilities and long-term lease liabilities on the Carve-out Combined Consolidated Balance Sheet. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, the Company’s incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term. The Company had no financing leases as of December 31, 2024 and 2023.

Other supplemental information about the Company’s operating lease as of:

	December 31, 2024	December 31, 2023
Weighted average discount rate	6.48%	6.48%
Weighted average remaining lease term (years)	1.09	2.00

During the year ended December 31, 2023, the Company entered into new lease arrangements, and accounted as per ASC Topic 842, the ROU asset and lease obligation of $62,751 and $93,303  respectively.

F-21

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“US$”))

NOTE — 5 LEASES (cont.)

The Company excluded short-term leases (those with lease terms of less than one year at inception) from the measurement of lease liabilities or right-of-use assets. The following tables summarize the lease expense, as follows:

	December 31, 2024 US$	December 31, 2023 US$
Operating lease expense (per ASC 842)	$56,175	$53,349
Short-term lease expense (other than ASC 842)	26,728	24,229
Total lease expense	$82,903	$77,578

Cash paid for the operating leases was approximately $62,146 and $64,773 for the years ended December 31, 2024 and 2023 respectively.

As of December 31, 2024, right-of-use assets were $63,102 and lease liabilities were $63,101.

As of December 31, 2023, right-of-use assets were $120,378 and lease liabilities were $120,378.

Components of Lease Expense

We recognize lease expense on a straight-line basis over the term of our operating leases, as reported within “general and administrative” expense on the accompanying consolidated statement of operations.

Future Contractual Lease Payments as of December 31, 2024

The below table summarizes our (i) minimum lease payments over the next year, (ii) lease arrangement implied interest, and (iii) present value of future lease payments for the next year ending December 31, 2024:

Year ended December 31, 2024	Operating lease amount
2025	$55,833
2026	9,719
2027	—
Total	65,552
Less: interest	(2,451)
Present value of lease liabilities	$63,101
Less: non-current portion	(9,589)
Present value of lease liabilities – current liabilities	$53,512

NOTE — 6 TRANSACTIONS BETWEEN ENTITIES UNDER COMMON CONTROL

Accounting for a transfer of assets or exchange of shares between entities under common control, the receiving entity should recognize the assets and liabilities transferred at the historical cost of the parent of the entities under common control in accordance with ASC 805-50-30-5.

On October 25, 2023, Hottab Pte Ltd was transferred to the Company from Sopa Technology Pte Ltd. The book value of the assets and liabilities transferred between the entities under common control is zero. The Company recognised the excess of the consideration amounting to $75,131 over the book value of the net assets transferred as part of its equity.

F-22

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“US$”))

NOTE — 7 AMOUNTS DUE TO/(FROM) RELATED PARTIES

As of December 31, 2024 and 2023, the net amounts due to related parties were $1,010,626 and $1,438,052, respectively. Amounts due to/(from) related parties consisted of the following as of the years indicated:

Name of companies	December 31, 2024 US$	December 31, 2023 US$
SoPa Technology Co Ltd	$18,120	$239,878
Hottab Vietnam Co Ltd	11,117	11,687
Society Pass Incorporated	152,479	130,000
SoPa Technology Pte Ltd	1,534,757	1,596,688
New Retail Experience Incorporated	(185,040)	(166,387)
Nusatrip Singapore Pte Ltd	1,707	3,610
PT Tunas Sukses Mandiri	(237,063)	(260,000)
Vietnam International Travel and Service Joint Stock Company	(39,039)	(117,424)
Gorilla Networks Pte Ltd	(246,412)	—
	$1,010,626	$1,438,052

The amounts due to/(from) related parties as discussed above are non-trade, unsecured and interest-free and have no fixed terms of repayment. These related parties are controlled by Society Pass Inc.

On October 25, 2023, the Company underwent an internal restructuring of Hottab Pte Ltd, previously wholly owned by SOPA Technology Pte. Ltd. As result of this restructuring, Hottab Pte Ltd is now fully owned by Thoughtful Media Group Incorporated.

NOTE — 8 DEPOSITS, PREPAYMENTS AND OTHER RECEIVABLES

As of December 31, 2024 and 2023, the deposits, prepayments, and other receivables were $528,410 and $339,201, respectively. Deposits, prepayments, and other receivables consisted of the following as of the years indicated:

	December 31, 2024 US$	December 31, 2023 US$
Deposits	$23,663	$23,721
Prepayments	475,465	225,394
Sales / GST / VAT tax receivable	17,573	62,765
Advance	4,372	1,438
Other receivables	7,337	25,883
	$528,410	$339,201

F-23

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“US$”))

NOTE — 9 ACCRUED LIABILITES AND OTHER PAYABLES

As of December 31, 2024 and 2023, the accrued liabilities and other payables were $1,257,633 and $236,076, respectively. Accrued liabilities and other payables consisted of the following as of the years indicated:

	December 31, 2024 US$	December 31, 2023 US$

Accrued payroll	$49,822	$16,130
Sales Tax / GST/ VAT payables	27,058	25,040
Accrued taxes	101,959	69,799
Accrued COGS	47,969	—
Customer deposit	41,509	—
Employee benefit liability	3,008	—
Other payables	829,874	8,988
Other accrual	156,434	116,119
	$1,257,633	$236,076

Other payables were mainly consists of litigation payables of $818,353 for the year ended December 31, 2024 for an arbitration tribunal issued a final award (the “Final Award”) against Adactive Media, Inc. (“Adactive Delaware”), Adactive Media CA, Inc. and Thoughtful (Thailand) Co., Ltd. (the “Claimants”), ordering us to pay the sum of $705,532 for legal fees and costs to the respondents of an arbitration (the “Underlying Arbitration”) initiated by the Claimants, at an annual interest rate of 5.33% until the date of full payment. Management received the Final Award from a corporate representative of one of the respondents of the Underlying Arbitration, in September 2024, and determined to record the judgement as liabilities of the Company, even though no judgment enforcement or collection procedure has been initiated in California or in Thailand.

NOTE — 10 SHAREHOLDERS’ EQUITY

Authorized stock

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is 110,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, $0.0001 par value per share, of which 16,000,000 shares are designated and 10,000,000 shares of preferred stock, $0.0001 par value per share, of which 75,000 shares are designated.

Common stock

Voting Rights: Each share of the Company’s common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of the Company’s common stock are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Right: Subject to limitations under Nevada law and preferences that may apply to any shares of preferred stock that the Company may decide to issue in the future, holders of the Company’s ordinary share are entitled to receive ratably such dividends or other distributions, if any, as may be declared by the Board of the Company out of funds legally available therefor.

Liquidation Right: In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s ordinary share are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company, subject to the prior rights of the holders of the Company’s preferred stock.

Other Matters: The holders of the Company’s common stock have no subscription, redemption or conversion privileges. The Company’s ordinary share does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of the Company’s common stock are subject to the rights of the holders of shares of any series of preferred stock which the Company may issue in the future.

On date of incorporation, the Company issued 1,000 shares of Common Stock to Society Pass Inc at a price of $0.0001 per share.

On June 21, 2024, we completed our recapitalization with Society Pass, whereby the Company issued an additional 7,900,000 shares of Common Stock to Society Pass at a price of $0.0001 per share, making it the holder of 8,000,000 shares of Common Stock.

On July 12, 2024, we issued an additional 8,000,000 shares of Common Stock to Society Pass at a price of $0.0001 per share.

F-24

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“US$”))

NOTE — 10 SHAREHOLDERS’ EQUITY (cont.)

On August 14, 2024, we issued 75,000 shares of Series X Super Voting Preferred Stock to Heather Maynard, at a price of $0.0001 per share. On October 11, 2024, in order to facilitate our IPO process, Heather Maynard disclaimed all interests in the 75,000 shares of Super Voting Preferred Stock voluntarily and without any consideration, which the Super Voting Preferred Stock subsequently are held in the treasury. We will not be issuing any shares of the Super Voting Preferred Stock prior to the consummation of this offering. We may issue shares of the Super Voting Preferred Stock from time to time after we consummate this offering.

As of December 31, 2024, the Company had a total of 16,000,000 shares of its common stock issued and outstanding.

As of December 31, 2023, the Company had a total of 100,000 shares of its common stock issued and outstanding.

Preferred Stock

Voting Rights: Each share of the Company’s preferred stock entitles its holder to 1,000 votes per share and votes with the Company’s Common Stock as a single class on all matters to be voted or consented upon by the stockholders.

Dividend Right: The holders of the Company’s preferred stock are not entitled to any dividend rights.

Liquidation Right: The holders of the Company’s preferred stock are not entitled to any liquidation preference.

Conversion Rights: The shares of the Company preferred stock are not convertible into the Company’s common stock.

Other Matters: The holders of the Company’s preferred stock have no subscription or redemption privileges and are not subject to redemption. The Company’s Series Preferred Stock does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s preferred stock are fully paid and non-assessable.

As of December 31, 2024 and 2023, there were 75,000 and 50,000 shares of Series X Super Voting Preferred Stocks issued and outstanding, respectively.

NOTE — 11 INCOME TAXES

The provision for income taxes consisted of the following:

	Year ended December 31,
	2024	2023
Current tax	$63,169	$7,225
Prior tax – Under provision	19,240	—
Deferred tax	(662)	—
Income tax expense	$81,747	$7,225

Reconciliation of statutory to effective tax rate:

	Year ended December 31,
	2024	2023

Loss before income taxes	$(830,199)	$337,680
U.S. federal statutory tax rate	(174,342)	70,912
State income tax, net of federal benefits	59,366	(49,633)
Foreign income taxed at different rates	621	(3,977)
Non-taxable income	(17,794)	—
Non-deductible expenses	115,771	—
Valuation allowance adjustments	78,885	(10,077)
Under provision for income tax of prior year	19,240	—
	$81,747	$7,225

Reconciliation of deferred tax assets :

	Year ended December 31,
	2024	2023

Cumulative (loss) income	$(116,572)	$432,454
Deferred tax asset	78,885	(10,077)
Valuation allowance adjustments	(78,885)	10,077
Post employment benefit	662	—
Deferred tax assets, net	$662	$—

The effective tax rate in the periods/year presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company’s subsidiaries mainly operate in California, Thailand, Vietnam, Philippines, Malaysia, and Indonesia that are subject to taxes in the jurisdictions in which they operate, as follows:

United States

The Company is registered in the Nevada and is subject to the tax laws of United States. As of December 31, 2024 and 2023, no operating losses which can be carried forward to offset future taxable income.

AAMC is registered in California and is subject to the tax laws of California States.

F-25

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“US$”))

NOTE — 11 INCOME TAXES (cont.)

As of December 31, 2024, the operation in the California has $554,212 of net operating loss. The Company has provided current year income tax of $20,727.

As of December 31, 2023, the operation in the California has $379,848 of net operating income. The Company has provided current year income tax of $7,225.

Thailand

TTCL is registered in Thailand and is subject to the tax laws of Thailand.

As of December 31, 2024, the operation in Thailand generated $62,299 of net operating gain. The Company has provided current year income tax of $41,780.

As of December 31, 2023, Company’s subsidiary operations in Thailand incurred $0 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carry forwards have no expiration.

Vietnam

TMGL operating in Vietnam is subject to the Vietnam Income Tax at a standard income tax rate of 20% during its tax year.

As of December 31, 2024 and 2023, the operation in the Vietnam incurred $177,589 and $134,895 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss generated in a tax year can be carried forward for five (5) years. The cumulative net operating losses brought forward from year 2024 is expired due to change of business nature. The Company has provided for a full valuation allowance against the deferred tax assets if any on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

Indonesia

TMGI is registered in Indonesia and is subject to the tax laws of Indonesia.

As of December 31, 2024 and 2023, the Company’s subsidiary operations in Indonesia incurred $87,825 and $143,486 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carry forwards have no expiration. The Company has provided for a full valuation allowance against the deferred tax assets if any on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future. The Company has recognised $662 deferred tax assets for post-employment benefits which management believes it is more likely that these assets will be realized in the future.

Philippines

TMPI is registered in Philippines and is subject to the tax laws of Philippines.

As of December 31, 2024 and 2023, the Company’s subsidiary operations in Philippines incurred $53,096 and $33,932 of cumulative net operating losses which can be carried forward to offset future taxable income. The Company has provided for a full valuation allowance against the deferred tax assets if any on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

Malaysia

TMGM is registered in Malaysia and is subject to the tax laws of Malaysia.

As of December 31, 2024 and 2023, Company’s subsidiary operations in Malaysia incurred $1,089 and $676 of net operating losses which can be carried forward to offset future taxable income. The net operating loss carry forwards have no expiration. The Company has provided for a full valuation allowance against the deferred tax assets if any on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

F-26

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
 FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“US$”))

NOTE — 11 INCOME TAXES (cont.)

Singapore

TMGS is registered in Singapore and is subject to the tax laws of Singapore.

As of December 31, 2024 and 2023, the operation in the Singapore incurred $61,821 and $1,021 of net operating losses which can be carried forward to offset future taxable income. The net operating loss carry forwards have no expiration. The Company has provided for a full valuation allowance against the deferred tax assets if any on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

Uncertain tax position

The Company is subject to taxation in the U.S. and various foreign jurisdictions. U.S. federal income tax returns for 2018 and after remaining open to examination. We and our subsidiaries are also subject to income tax in multiple foreign jurisdictions. Generally, foreign income tax returns after 2017 remain open to examination. No income tax returns are currently under examination. As of December 31, 2024 and 2023, the Company does not have any unrecognized tax losses, and continues to monitor its current and prior tax positions for any changes. The Company recognizes penalties and interest related to unrecognized tax benefits as income tax expense. For the years ended December 31, 2024 and 2023, there were no penalties or interest recorded in income tax expense.

NOTE — 12 PENSION COSTS

The Company’s subsidiaries are required to make contributions to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees locally employed. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the year ended December 31, 2024 and 2023, $37,298 and $25,121 contributions were made accordingly.

NOTE — 13 RELATED PARTY TRANSACTIONS

From time to time, shareholder of the Company advanced funds to the Company for working capital purposes. Those advances are unsecured, non-interest bearing and due on demand.

On October 25, 2023, the Company underwent an internal restructuring of Hottab Pte Ltd, previously wholly owned by SOPA Technology Pte. Ltd. As result of this restructuring, Hottab Pte Ltd is now fully owned by Thoughtful Media Group Incorporated (Note 6).

The Company has sales transactions with related companies of $583,981 and $816,913 during years 2024 and 2023 respectively.

NOTE — 14 CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the year ended December 31, 2024, the Company had a single customer that constituted 52.54% of its revenue, with accounts receivable of $253,373 at the year-end.

For the year ended December 31, 2023, the Company had a single customer that constituted 57.59% of its revenue, with accounts receivable of $340,424 at the year-end.

F-27

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
 FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“US$”))

(b) Major vendors

For the years ended December 31, 2024 and 2023, the following vendors who accounted for 10% or more of the Company’s cost of revenue and its outstanding payable balances at period-end dates, are presented as follows:

	Year ended December 31, 2024		As of December 31, 2024
Vendor	Cost of revenue	Percentage of Cost of revenue	Accounts payable
Vendor A	$1,018,846	19.89%	$85,745

	Year ended December 31, 2023		As of December 31, 2023
Vendor	Cost of revenue	Percentage of Cost of revenue	Accounts payable
Vendor A	$1,027,237	20.74%	$—

(c) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivable, contract assets, amounts due from related parties, and other receivables. The Company believes the concentration of credit risk in these financial instruments is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. It evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other relevant information.

(d) Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in VND, THB, PHP, MYR and IDR and a significant portion of the assets and liabilities are denominated in VND, THB, PHP, MYR and IDR. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and VND, THB, PHP, MYR and IDR. If VND, THB, PHP, MYR and IDR depreciate against US$, the value of VND, THB, PHP, MYR and IDR revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose us to substantial market risk.

(e) Economic and political risks

The Company’s operations are conducted in the Republic of Vietnam, Thailand, Indonesia, Philippines, Malaysia, Singapore and United States. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the Indonesia, Vietnam, Thailand, Philippines and United States, and by the general state of the Vietnam, Thailand, Indonesia, Philippines and United States economy.

The Company’s operations in Republic of Vietnam, Thailand, Indonesia, Philippines, Malaysia and Singapore are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment

F-28

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“US$”))

NOTE — 14 CONCENTRATIONS OF RISK (cont.)

and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the Republic of Vietnam, Thailand, Indonesia, Philippines, Malaysia and Singapore, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

NOTE — 15 COMMITMENTS AND CONTINGENCIES

There is not any obligation or liability including contingent obligation or liability, to the extent that it is not fully reflected in the financial statements.

NOTE — 16 SUBSEQUENT EVENTS

On December 30, 2024, the Company entered into securities purchase agreements (the “Convertible Note SPAs”), as amended, dated July 17, 2024, September 20, 2024, and October 15, 2024, with Creative Vision Digital Limited, GRITMulti-Strategies Investment Company Limited, and G Bridge Global Investment Limited, respectively (each, an “Investor” and collectively, the “Investors”). The Convertible Note SPA with Creative Vision Digital Limited was amended on August 14, 2024, and September 20, 2024. Pursuant to the Convertible Note SPAs, the Corporation shall issue at par value to each Investor a promissory note in the original principal amount of $900,000 (the “Convertible Note”). Each Convertible Note is convertible into the Corporation’s common stock, par value $0.0001 per share (the “Common Stock”), at a conversion price of $1.50 per share and the convertible notes are yet to be exercised.

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated subsequent events up to the date of these carve-out combined and consolidated financial statements were available to be issued, pursuant to the requirements of ASC 855 and has determined that, save as disclosed above, there are no material subsequent events to disclose.

F-29

THOUGHTFUL MEDIA GROUP INCORPORATED
UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED

BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”))

	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	510,520	548,554
Accounts receivable	407,255	886,092
Contract assets	327,267	333,188
Amount due from related parties	621,457	707,554
Deposits, prepayments, and other receivables	3,523,494	528,410
Total current assets	5,389,993	3,003,798

Non-current assets:
Plant and equipment, net	106,773	117,440
Right of use assets, net	34,611	63,102
Deferred tax assets	662	662
Total non-current assets	142,046	181,204

TOTAL ASSETS	5,532,039	3,185,002

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	560,549	720,030
Accrued liabilities and other payables	1,192,743	1,257,633
Contract liabilities	57,499	394,477
Amounts due to related parties	2,298,608	1,718,180
Operating lease liabilities	34,611	53,512
Total current liabilities	4,144,010	4,143,832

Non-current liabilities:
Operating lease liabilities	—	9,589

TOTAL LIABILITIES	4,144,010	4,153,421

SHAREHOLDERS’ EQUITY (DEFICIT)
Treasury Stock, par value $0.0001, authorized shares 75,000	(8)	(8)
Preferred Stock, par value $0.0001, 10,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2024 and June 30, 2025	8	8
Common stock, par value US$0.0001, 100,000,000 shares authorized, 17,800,000 shares issued and outstanding as of June 30, 2025 and 16,000,000 shares issued and outstanding as of December 31, 2024 respectively	1,780	1,600
Additional paid-in capital	3,186,910	487,090
Accumulated other comprehensive (loss) income	12,181	21,293
Accumulated deficit	(1,812,842)	(1,478,402)
TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	1,388,029	(968,419)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	5,532,039	3,185,002

See accompanying notes to unaudited interim condensed carve-out combined and consolidated financial statements.

F-30

THOUGHTFUL MEDIA GROUP INCORPORATED
UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Currency expressed in United States Dollars (“US$”))

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues, net	1,365,803	1,529,979	2,545,433	3,329,376

Cost of revenue	(1,082,267)	(1,231,204)	(2,086,410)	(2,504,163)

Gross profit	283,536	298,775	459,023	825,213

Operating cost and expenses:
Sales and marketing expenses	(2,892)	(71,928)	(9,226)	(76,887)
General and administrative expenses	(343,793)	(412,337)	(785,020)	(880,025)
Total operating cost and expenses	(346,685)	(484,265)	(794,246)	(956,912)

(Loss) / Income from operations	(63,149)	(185,490)	(335,223)	(131,699)

Other income (expenses):
Interest income	165	205	214	319
Gain on disposal of long-lived assets	226	—	226	—
Other income	172	1,181	525	1,351
Interest expense	(39)	(279)	(39)	(279)
Total other income (expenses), net	524	1,107	926	1,391

Loss before income taxes	(62,625)	(184,383)	(334,297)	(130,308)

Income tax expense	(143)	(810)	(143)	(862)

NET LOSS	(62,768)	(185,193)	(334,440)	(131,170)

Other comprehensive income (loss):
Foreign currency translation adjustment	15,724	8,737	(9,112)	(7,876)

TOTAL COMPREHENSIVE LOSS	(47,044)	(176,456)	(343,552)	(139,046)

Net loss per share:
- Basic	(0.00)	(0.19)	(0.02)	(0.25)
- Diluted	(0.00)	(0.19)	(0.02)	(0.25)

Weighted average number of common stock outstanding
- Basic	16,019,780	968,132	16,009,945	534,066
- Diluted	16,019,780	968,132	16,009,945	534,066

See accompanying notes to unaudited interim condensed carve-out combined and consolidated financial statements.

F-31

THOUGHTFUL MEDIA GROUP INCORPORATED

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Three and Six Months Ended June 30, 2025

								Accumulated
	Common stock		Treasury Stock		Preferred Stock		Additional	other		Total
	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	paid in capital	comprehensive (loss) income	Accumulated deficits	shareholders’ deficit
Balance as of January 1, 2025 (Audited)	16,000,000	$1,600	(75,000)	$(8)	75,000	$8	$487,090	$21,293	$(1,478,402)	$(968,419)

Foreign currency translation adjustment	—	—	—	—	—	—	—	(24,836)	—	(24,836)
Net loss for the period	—	—	—	—	—	—	—	—	(271,672)	(271,672)

Balance as of March 31, 2025 (Unaudited)	16,000,000	1,600	(75,000)	(8)	75,000	8	487,090	(3,543)	(1,750,074)	(1,264,927)

Foreign currency translation adjustment	—	—	—	—	—	—	—	15,724	—	15,724
Shares issued during the period	1,800,000	180	—	—	—	—	—	—	—	180
Conversion of convertible notes							2,699,820			2,699,820
Net loss for the period	—	—	—	—	—	—	—	—	(62,768)	(62,768)

Balance as of June 30, 2025 (Unaudited)	17,800,000	$1,780	(75,000)	$(8)	75,000	$8	$3,186,910	$12,181	$(1,812,842)	$1,388,029

Three and Six Months Ended June 30, 2024

	Common stock		Additional	Accumulated other		Total
	Number of shares	Amount	paid in capital	comprehensive income	Accumulated deficit	shareholders’ deficit
Balance as of January 1, 2024 (Audited)	100,000	$10	$487,090	$(201)	$(566,456)	$(79,557)

Foreign currency translation adjustment	—	—	—	(16,613)	—	(16,613)
Net income for the period	—	—	—	—	54,023	54,023

Balance as of March 31, 2024 (Unaudited)	100,000	10	487,090	(16,814)	(512,433)	(42,147)

Foreign currency translation adjustment				8,737		8,737
Net loss for the period					(185,193)	(185,193)
Shares issued during the period	7,900,000	790				790

Balance as of June 30, 2024 (Unaudited)	8,000,000	$800	$487,090	$(8,077)	$(697,626)	$(217,813)

See accompanying notes to unaudited interim condensed carve-out combined and consolidated financial statements.

F-32

THOUGHTFUL MEDIA GROUP INCORPORATED

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”))

	Six Months Ended June 30,
	2025	2024
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	(334,440)	(131,170)
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation – Plant and equipment	14,936	12,157
Depreciation – Right of use assets	32,642	30,268
Deferred tax assets	—	—

Change in operating assets and liabilities:
Accounts receivable	486,269	418,799
Deposits, prepayments, and other receivables	(2,990,653)	(6,568)
Accounts payable	(165,519)	(85,669)
Contract assets	8,715	(283,066)
Contract liabilities	(340,286)	6,541
Operating lease liabilities	(28,490)	(34,144)
Advance from / (to) related parties	658,049	(305,196)
Accrued liabilities and other payable	(43,383)	125,854
Net cash used in operating activities	(2,702,160)	(252,194)

Cash flows from investing activities:
Purchase of plant and equipment	(6,921)	(115,611)
Net cash used in investing activities	(6,921)	(115,611)

Cash flows from financing activities:
Proceed from the issuance of convertible notes	2,700,000	—
Proceed from the issuance of common share	—	790
Net cash provided by financing activities	2,700,000	790

Effect on exchange rate change on cash and cash equivalents	(28,953)	119,678

Net change in cash and cash equivalent	(38,034)	(247,337)
Cash and cash equivalent at beginning of period	548,554	716,961
Cash and cash equivalent at end of period	510,520	469,624

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	(39)	—
Cash paid for income taxes	—	(862)
Non-cash investing and financing activities
Conversion of convertible notes to common stock	2,700,000	—

See accompanying notes to unaudited interim condensed carve-out combined and consolidated financial statements.

F-33

THOUGHTFUL MEDIA GROUP INCORPORATED

NOTES TO UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

NOTE — 1 BUSINESS OVERVIEW AND BASIS OF PRESENTATION

Thoughtful Media Group Incorporated (“TMG”) is incorporated under the laws of Nevada on June 28, 2022, which has no substantive operations other than holding all of the outstanding equity of its operating subsidiaries as described below. TMG and its subsidiaries (collectively referred to as the “Company”) are mainly engaged in the provision of digital marketing solution services. Those services that affiliate with multiple YouTube channels to offer services that include audience development, content programming, creator collaborations, digital right managements, monetization, and/or sales.

The Company also receives the advertising income generated from channel pages and post on social media platforms. The Company has established as Multi-Channel Network (MCN) for YouTube Creators to fulfill the basic MCN standard with social media platforms. The Company generally engages with the creators in contract as a platform to nurture the creators in brainstorming creative content ideas, coaching on growing their audience size and connection with top brands.

The accompanying carve-out combined and consolidated financial statements reflect the activities of the Company and each of the entities, as contemplated after the Reorganization, as described below:

Name	Place and date of incorporation	Principal activities	Particulars of registered/ paid up share capital	Effective interest held
Thoughtful Media Group Co. Ltd (FKA: Hottab Asset Company Limited) (“TMGL”)	Vietnam July 25, 2019	Digital marketing	VND 5,000,000,000	99%
Thoughtful (Thailand) Co. Ltd (“TTCL”)	Thailand September 2, 2014	Digital marketing	THB 4,000,000	99.75%
AdActive Media CA Inc. (“AAMC”)	United States April 12, 2010	Digital marketing	US$252	100%
PT Thoughtful Media Group Indonesia (FKA: PT Wahana Cerita Indonesia) (“TMGI”)	Indonesia January 14, 2022	Digital marketing and event organizer	IDR 10,000,000,000	100%
Thoughtful Media (Philippines) Incorporated (FKA: SOPA (Phil) Incorporated) (“TMPI”)	Philippines January 11, 2022	Digital marketing	PHP 11,000,000	100%
Thoughtful Media (Singapore) Pte. Ltd. (FKA: Hottab Pte. Ltd.) (“TMGS”)	Singapore January 17, 2015	Digital marketing	SGD 620,288	100%
Thoughtful Media (Malaysia) Sdn. Bhd. (“TMGM”)	Malaysia October 18, 2023	Digital marketing	MYR 1,000	100%

Reorganization

The Reorganization transactions are completed as of the date these carve-out combined and consolidated financial statements were available to be issued:

The Company’s ultimate holding company is Society Pass Incorporated (“SOPA”), which is incorporated in State of Nevada on June 22, 2018 and is currently listed on the Nasdaq Exchange under a ticker of SOPA.

On July 7, 2022, SOPA and TMG collectively acquired 99.75% of the equity interests of TTCL and AAMC, whose business provides services to advertisers that helps to make internet advertising more effective.

On May 22, 2023, TMG and SOPA acquired additional issued capital in TTCL of 397,000 and 2,000 ordinary shares amounting to THB 1,985,000 and THB 10,000, respectively. Total shareholding interest remains unchanged.

F-34

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

NOTE — 1 BUSINESS OVERVIEW AND BASIS OF PRESENTATION (cont.)

On October 25, 2023, the Company underwent an internal restructuring of Hottab Pte Ltd, previously wholly owned by SOPA Technology Pte. Ltd. As result of this restructuring, Hottab Pte Ltd is now fully owned by Thoughtful Media Group Incorporated.

Upon the completion of the Reorganization on January 2, 2023, these entities, through the Company, are under common control by the same beneficiary party, SOPA. Accordingly, the combination has been treated as entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control.

Immediately before and as contemplated by the Reorganization, the Company is legally formed and ultimately controlled by SOPA. As such, the accompanying interim condensed carve-out combined and consolidated financial statements include the assets, liabilities, revenue, expenses and cash flows that are directly attributable to the digital marketing business before the Reorganization. The carve-out combined and consolidated financial statements are presented as if the Company had been in existence and the Reorganization had been in effect during the year ended December 31, 2024 and three months ended June 30, 2025.

The assets and liabilities have been stated at historical carrying amounts. Only those assets and liabilities that are specifically identifiable to the digital marketing business are included in the Company’s consolidated carve-out financial statements.

All revenues, cost of revenues and operating expenses attributable to provision of digital marketing business are reflected in accompanying interim condensed carve-out combined and consolidated financial statements.

The consolidation of TMG and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying interim condensed carve-out combined and consolidated financial statements.

NOTE — 2 GOING CONCERN AND LIQUIDITY

The accompanying interim condensed carve-out combined and consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of June 30, 2025, the Company has suffered net loss for the period of $334,440, working capital surplus of $1,245,983 and total shareholders’ equity of $1,388,029 as of June 30, 2025 that cast substantial doubt about its ability to continue as a going concern. In assessing the going concern, management and the Board has considered the following:

1)	Cash and cash equivalents balance of $510,520.

2)	Pursuing business growth to increase brand visibility and new markets through targeted campaigns and platform optimization; broaden our portfolio to meet evolving customers’ needs and stay ahead of industry trends while establish and nurture long-term relationships with influencers and advertisers to amplify brand presence and drive revenue growth.

3)	Obtain additional financing from external investment funding and its operation through collaboration with more advertisers and influencers while building an active social media presence. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

The continuation of the Company as a going concern is dependent upon the continued financial support from its holding company. While the Company believes that it will be able to continue to grow the Company’s revenue base and control expenditures, there is no assurance that it will be able to achieve these goals. As a result, the Company continually monitors its capital structure and operating plans and evaluates various potential funding alternatives that may be needed to finance the Company’s business development activities, general and administrative expenses and growth strategy.

F-35

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying interim condensed carve-out combined and consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying interim condensed carve-out combined and consolidated financial statements and notes.

●	Basis of Presentation

These accompanying interim condensed carve-out combined and consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair presentation of the Company’s financial position, its results of operations and its cash flows, as applicable, have been made. Interim results are not necessarily indicative of results to be expected for the full year. Accordingly, these statements should be read in conjunction with the Company’s audited financial statements and note thereto as of and for the years ended December 31, 2024 and 2023.

●	Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

●	Use of Estimates and Assumptions

In preparing these combined and consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted. Significant estimates in the period include the allowance for doubtful accounts on accounts receivable, the incremental borrowing rate used to calculate right of use assets and lease liabilities, impairment of long-lived assets, revenue recognition, and deferred tax assets and the related valuation allowance.

●	Basis of Consolidation

The carve-out and combined consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

F-36

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The accounts of TTCL are consolidated as a wholly-owned subsidiary during these periods, in which the Company holds 99.75%-majority interest and has control over TTCL.

●	Segment Reporting

ASC Topic 280, Segment Reporting (“Topic 280”) establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in consolidated financial statements. The Company currently operates in three reportable operating segments: (i) Premium digital advertising revenue, (ii) MCN revenue, and (iii) Music entertainment revenue. All operating segments are aggregated into single reporting segment in profit or loss and total assets, as reviewed and determined by Chief Operating Decision Maker, or CODM that having similar economic characteristics by quantitative and qualitative aggregation criteria. All the operating segments by products are generated by same operating resources which are not separated in each consolidated company or in group.

●	Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

●	Accounts Receivable

Accounts receivables are recorded at the amounts that are invoiced to customers, do not bear interest, and are due within contractual payment terms, generally 30 to 90-days from completion of service or the delivery of a product. Credit is extended based on an evaluation of a customer’s financial condition, the customer’s creditworthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectability. Quarterly, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company records bad debt expense and records an allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For receivables that are past due or not being paid according to payment terms, appropriate actions are taken to pursue all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance for doubtful accounts after all means of collection have been exhausted and the potential for recovery is considered remote. Currently, the Company performs ongoing credit evaluation of its customers and generally does not require collateral. The Company makes estimates of expected credit losses for the allowance for doubtful accounts and allowance for unbilled receivables based upon its assessment of various factors, including (i) historical experience, (ii) the age of the accounts receivable balances, (iii) credit quality of its customers, (iv) current economic conditions, (v) reasonable and supportable forecasts of future economic conditions, and other factors that may affect its ability to collect from customers. Expected credit losses are estimated on a pool basis when similar risk characteristics exist using an age-based reserve model. Receivables that do not share risk characteristics are evaluated on an individual basis. Estimates of expected credit losses on trade receivables are recorded at inception and adjusted over the contractual life.

The Company did not recognize any allowance for doubtful accounts and credit losses at June 30, 2025 and December 31, 2024.

●	Prepayments

Prepayments represent payments made in advance for products or services to be received in the future and are amortized to expense on a ratable basis over the future period to be benefitted by that expense. Since the Company has prepaid expenses categorized as both current and non-current assets, the benefits associated with the products or services are considered current assets if they are expected to be used during the next twelve months and are considered non-current assets if they are expected to be used over a period greater than one year.

F-37

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

●	Plant and Equipment

Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:

Expected useful lives
Computer equipment	3 years
Office equipment	5 years
Renovation	5 years

Expenditures for repairs and maintenance are expensed as incurred. When assets have been retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

●	Impairment of Long-lived Assets

In accordance with the provisions of ASC Topic 360, “Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as plant and equipment held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There has been no impairment charge for the periods presented.

●	Revenue Recognition

The Company recognizes revenue from its contracts with customers in accordance with ASC Topic 606 — Revenue from Contracts with Customers (“ASC 606”). The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Premium digital advertising

Generally, revenues are recognized when the Company has negotiated the terms of the transaction, which includes determining either the overall price, or price for each performance obligation in the form of a service or a product, the service or product has been delivered to the customer, no obligation is outstanding regarding that service or product, and the Company is reasonably assured that funds have been or will be collected from the customer.

(i) advising on content strategy and budget and recommending specific creators;

(ii) communicating with and managing selected creators;

(iii) producing and engaging relevant content with creators to promote key messages for customers;

(iv) uploading branded content on creators’ social media channels;

F-38

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(v) amplifying the reach of creators’ and customers’ content through precise media planning and buying via boosting marketing services on social media platforms, such as Google; and

(vi) providing optimization services through data analysis and reporting.

The above 6 separate services are considered as a series of service elements to be provided and they are bundled together in the contract until the services that is distinct is created, as a single performance obligation.

The Company has accounted for a series of distinct goods or services as one performance obligation if the criteria are met (the “series guidance”), even though the underlying goods or services are distinct. Judgment will often be needed to determine whether the criteria for applying the series guidance are met.

Based on the services above, it shall classify as a single contract due to the below:

1) The contracts are negotiated as a package with a single commercial objective.

2) The services promised in the contracts are a single performance obligation with a series of distinct services that are not substantially the same and is a bundle of services that transfer to customer.

The Company has recognized upfront services as deferred revenue when received from the customers in advance for the services to be performed under the contract. The revenue was only recognized when the services were delivered to customer over the service period.

Premium digital advertising revenue is recognized as a principal on a gross basis, as below:

(i)	Retained based pricing model, the project was recurring running on monthly based on timeline required by client. The revenue was recognized based on monthly services rendered.

(ii)	The influencer booking management fee where we supervise, giving guidance to influencer on video production and monitoring the quality of video content. The revenue recognition was based on the input method.

(iii)	Campaign or project-based compensation where video is tailor made based on client need. The revenue recognition was delivered to a customer when delivery occurred.

The Company has generated its premium digital advertising revenues from two main sources of customer bases:

Marketing services to customers

Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

The significant judgments made in evaluating when a customer obtains control of the promised services are as follows:

Control of an asset:

a) Present right to payment for the assets:

– When the user has viewed the advertisement or video in the monetized channel, google will award the Company by present right to payment.

b) Transfer of legal title to a customer:

– When the advertisement / knowledge has been viewed.

c) Transfer of physical possession: Not applicable

d) The customer has significant risk and rewards of ownership of the assets:

– After viewed the advertisement / video, the customer (viewer) has benefit from the video showed or presented to them

e) The customer accepts the assets:

– If the customer has viewed the video, it will consider that they have accept the video content.

The Company derives its revenue from the provision of digital marketing services to customers. The Company offers customers a comprehensive suite of digital marketing services to enhance their social media presence and reach their target audiences, particularly Gen Z and Millennials, to achieve marketing goals. The customers can leverage the Company’s experience in building content and followers with creators, their creators’ creativity, engagement, and trust among creators’ loyal followers to increase their brand awareness and sell products. The Company offers customized digital marketing solution, including (i) advising on content strategy and budget and recommending

F-39

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

specific creators; (ii) communicating with and managing selected creators; (iii) producing and engaging relevant content with creators to promote key messages for customers; (iv) uploading branded content on creators’ social media channels; (v) amplifying the reach of creators’ and customers’ content through precise media planning and buying via boosting marketing services on social media platforms, such as Google; and (vi) providing optimization services through data analysis and reporting.

The Company’s customers’ payment terms generally range from 30-60 days of fulfilling its performance obligations and recognizing revenue.

Premium digital advertising services revenue is recognized as a distinct single performance obligation when the Company transferred services to customers, which occurs at over time. The performance obligation is a promise to place a branded content on certain social media platforms and is satisfied upon delivery of related services to customers. The duration of the service period is short, usually over 1-3 months. Such revenue is recognized at over the time, for the amount the Company is entitled to receive, when the marketing services are provided and completed.

Marketing services from social media platforms (“platform revenue”)

The Company also derives its advertising revenue generated from its channel pages and posts on social media platforms, such as YouTube by monetizing its contents. The payments are usually received within 30 days upon completion of performance obligation for platform revenue services.

The Company recognizes revenue as performance obligations are satisfied as the creation of contents are published on the social media platforms, which occurs at a point in time. The advertisements are delivered primarily based on impressions of contents on social media platforms, hence the Company provided the advertising services by an on-going basis during the publication period and the outcome of the services can be received and consumed by the social media platform simultaneously.

The Company records its revenues, net of value added taxes (“VAT”), which is levied at the rate of 10% on the invoiced value of sales.

TMG recognizes the revenue in reference to the milestones had been achieved and completion percentage written in the agreement. In other word, TMG operates its business in terms of project managements.

Delivery Services:

●	The Company recognized the contract sum at Gross accordingly to the signed agreement
●	The Company determines that there is a contract when a contract is drawn in according to the client’s request and requirements between the client and TMG
●	when the payment terms can be deposit upon signing the agreement and progress billing upon the completed tasks have been achieved
●	when it is determined that the customer has the ability and intent to pay
●	the contract has commercial substance as Thoughtful has a pool of resources to set up and operate the production of advertisement

At contract inception the Company evaluates whether the contract includes more than one performance obligation. Judgment in determining the customer’s ability and intent to pay, which is based on a variety of factors, including the customer’s historical payment experience or, in the case of a new customer, credit and financial information pertaining to the customer.

MCN revenue - Creator Support Fee

Creator support fee mainly refers to Multi-Channel Networks (“MCN”) which are third-party platforms that offer a wide range of support services directly to content creators. These services are aimed at driving growth in creators’ content, optimizing monetization opportunities, and facilitating distribution on different digital platforms.

Acting as an intermediary between creators and social media platforms (YouTube, Facebook, TikTok, etc.), TMG provides creators with comprehensive strategy, tailored content, advertiser collaboration, and valuable resources to launch and manage their digital platforms. Some of the support services offered by TMG include audience development, content optimization, copyright protection, access to music libraries, legal support, brand partnerships, and media production. By partnering with TMG, our creators benefit from the collective expertise and infrastructure of the TMG network, which helps them reach a broader audience, increase their revenue generation potential, and enhance the overall quality of their content. Our collaborative approach enables creators to focus on their creative pursuits, while relying on the TMG-managed MCN to handle various technical and administrative aspects of content management, content production and distribution.

TMG recognize the revenue by accessing to Google AdSense and YouTube Analytics revenue data. The revenue data could be extracted from Earnings reports. This report has indicated the following metrics:

●	Ad earnings from Google-sold advertising sources for the selected date range and region;
●	Earnings (net revenue) from all Google-sold advertising sources as well as from non-advertising sources for the selected date range and region; and
●	Red partner revenue for the YouTube Red subscriptions from both music and non-music content.

YouTube notes that estimated revenue in YouTube analytics may not be identical to finalized payments due to final adjustments during the payout period.

In return for the services and support provided by the MCN, TMG and creators are shared based on the agreed percentage of the earnings generated from their content with the MCN. The specific percentage split varies depending on the terms of the agreement between TMG and the creators.

F-40

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In addition, all the video ownership, channels are controlled by TMG and provided the content to the end consumer. Before the video uploaded, TMG needs to assess the content of the video which is in-line with the compliance of social media platform and other range of support services require.

TMG is acting as a principal in these marketing collaborations, in which, TMG control the video before it is released at the social platforms. It has stated out the “contribution” from TMG and the input from creators, while MCN provides social platforms to distribute the video produced by TMG and Creator.

Music Entertainment

Music entertainment is mainly refer to sponsored concerts which focus on with local musicians, aiming to create a distinctive space and time for music fans to gather and enjoy the nostalgia of their favorite musicians.

Acting as an intermediary between advertisers and social media platforms (YouTube, Facebook, TikTok, etc.), TMG provides advertisers with opportunity to collaborate with TMG-related influencers in promoting these music events and reaching to their targeted audiences.

In return for the services and support provided by hosting the concerts, TMG and advertisers share an agreed percentage of the earnings generated from their ticketing sales and commission on these spent consumables during the event.

The Company recognizes revenue as performance obligations are satisfied as the concert ticket was sold to the customer which occurs at a point in time.

TMG recognize net revenue after concert event and allocated accordingly the agreed percentage between TMG and venue provider. The net proceeds will be billed and recognized after deduction of venue rental and commission on the consumed beverages.

Principal vs Agent Considerations

In accordance with ASC 606, Revenue Recognition: Principal Agent Considerations, the Company evaluates the terms in the agreements with its customers and vendors to determine whether or not the Company acts as the principal or as an agent in the arrangement with each party respectively. The determination of whether to record the revenue on a gross or net basis depends upon whether the Company has control over the goods prior to transferring it. This evaluation determined that the Company is in control of establishing the transaction price, managing all aspects of the terms, and taking the risk of campaign results and default payment. Based on the Company’s evaluation of the control model, it determined that all the Company’s businesses act as the principal rather than the agent within their revenue arrangements and such revenues are reported on a gross basis.

F-41

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Disaggregation of Revenue

The Company’s disaggregated revenues are represented by revenue type as shown in the following tables. Pursuant to ASC 606, the Company attributed revenues on the basis of the revenue type.

Type of Revenue	Timing of revenue recognition	Three months ended June 30,
		2025	2024
Premium digital advertising services	Over time	$882,113	$566,627
MCN revenue	Point in time	483,690	963,352
Total		$1,365,803	$1,529,979

Type of Revenue	Timing of revenue recognition	Six months ended June 30,
		2025	2024
Premium digital advertising services	Over time	$1,473,163	$1,457,642
MCN revenue	Point in time	1,072,270	1,869,480
Music entertainment	Point in time	—	2,254
Total		$2,545,433	$3,329,376

Schedule of geographic segments for revenue:

	Three Months Ended June 30,
	2025	2024
Indonesia	$127,310	$169,466
Vietnam	83,830	64,141
Philippines	336,471	51,644
United States	483,690	963,352
Thailand	334,502	281,376
Total revenue	$1,365,803	$1,529,979

	Six Months Ended June 30,
	2025	2024
Indonesia	$150,617	$239,795
Vietnam	139,142	390,794
Philippines	390,586	102,602
United States	1,072,270	1,869,480
Thailand	792,818	726,705
Total revenue	$2,545,433	$3,329,376

MCN Revenue	Three Months Ended June 30,
	2025	2024
YouTube	$483,085	$963,352
Facebook	605	—
Total MCN Revenue	$483,690	$963,352

MCN Revenue	Six Months Ended June 30,
	2025	2024
YouTube	$1,071,617	$1,869,480
Facebook	653	—
Total MCN Revenue	$1,072,270	$1,869,480

Cost of revenues

Cost of revenues, which are directly attributable to the provision of premium digital advertising services, primarily consist of third-party creators’ costs, websites expenses and advertising boosting costs paid to Google and Facebook.

Contract assets

In accordance with ASC Topic 606, a contract asset arises when the Company transfers a good or performs a service in advance of receiving consideration from the customer as agreed upon. A contract asset becomes a receivable once the Company’s right to receive consideration becomes unconditional.

The contract assets balance was $327,267 and $333,188 as of June 30, 2025 and of December 31, 2024, respectively.

	June 30, 2025	December 31, 2024
Contract assets, brought forward	$333,188	$247,368
Revenue recognised during the period ended	379,773	1,320,090
Amounts invoiced during the period ended	(385,694)	(1,234,270)
Contract assets, carried forward	$327,267	$333,188

Contract liabilities

In accordance with ASC Topic 606, a contract liability represents the Company’s obligation to transfer goods or services to a customer when the customer prepays for a good or service or when the customer’s consideration is due for goods and services that the Company will yet provide whichever happens earlier.

Contract liabilities represent amounts collected from, or invoiced to, customers in excess of revenues recognized, primarily from the billing of annual subscription agreements. The value of contract liabilities will increase or decrease based on the timing of invoices and recognition of revenue. The Company’s contract liability balance was $57,499 and $394,477, as of June 30, 2025 and December 31, 2024, respectively and expected to be recognised within 12 months.

	June 30, 2025	December 31, 2024
Contract liabilities, brought forward	$394,477	$96,381
Revenue recognised during the period ended	411,635	732,043
Amounts invoiced during the period ended	(748,613)	(433,947)
Contract liabilities, carried forward	$57,499	$394,477

F-42

THOUGHTFUL MEDIA GROUP INCORPORATED

NOTES TO UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

●	Sales and Marketing

Sales and marketing expenses include payroll, employee benefits and other headcount-related expenses associated with sales and marketing personnel, and the costs of advertising, promotions, seminars, and other programs. Advertising costs are expensed as incurred. Advertising expenses were $2,892 and $71,928 for the three months ended June 30, 2025 and 2024, respectively. Advertising expenses were $9,226 and $76,887 for the six months ended June 30, 2025 and 2024, respectively.

●	Income Tax

The Company adopted the ASC Topic 740 “Income Tax” provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the unaudited condensed consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the unaudited condensed consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

In addition to U.S. income taxes, the Company and its wholly-owned foreign subsidiaries, is subject to income taxes in the jurisdictions in which it operates. Significant judgment is required in determining the provision for income tax, there may be transactions and calculations for which the ultimate tax determination is uncertain. The Company recognizes liabilities for anticipated tax audit issues based on the Company’s current understanding of the tax law. Where the final tax outcome of these matters is different from the carrying amounts, such differences will impact the current and deferred tax provisions in the period in which such determination is made.

●	Foreign Currencies Translation and Transactions

The reporting currency of the Company is the United States Dollar (“US$”) and the accompanying consolidated unaudited condensed financial statements have been expressed in US$. In addition, the Company’s subsidiary is operating in the Republic of Vietnam, Thailand, Indonesia and Philippines and maintains its books and record in its local currency, Vietnam Dong (“VND”), Thailand Baht (“THB”), Philippines Peso (“PHP”), Indonesian Rupiah (“IDR”) and Malaysian Ringgit (“MYR”) respectively, which are the functional currencies in which the subsidiary’s operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830, “Translation of Financial Statement” (“ASC 830”) using the applicable exchange rates on the balance sheet date. Shareholders’ equity is translated using historical rates. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income (loss) within the unaudited condensed statements of changes in shareholder’s equity.

F-43

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Translation of amounts from VND into US$ has been made at the following exchange rates for the six months ended June 30, 2025 and 2024:

	June 30, 2025	June 30, 2024
Period-end VND:US$ exchange rate	$0.000038	$0.000039
Period average VND:US$ exchange rate	$0.000039	$0.000040

Translation of amounts from THB into US$ has been made at the following exchange rates for the six months ended June 30, 2025 and 2024:

	June 30, 2025	June 30, 2024
Period-end THB:US$ exchange rate	$0.030744	$0.027193
Period average THB:US$ exchange rate	$0.029798	$0.027631

Translation of amounts from IDR into US$ has been made at the following exchange rates for the six months ended June 30, 2025 and 2024:

	June 30, 2025	June 30, 2024
Period-end IDR:US$ exchange rate	$0.000062	$0.000061
Period average IDR:US$ exchange rate	$0.000061	$0.000063

Translation of amounts from PHP into US$ has been made at the following exchange rates for the six months ended June 30, 2025 and 2024:

	June 30, 2025	June 30, 2024
Period-end PHP:US$ exchange rate	$0.017695	$0.017091
Period average PHP:US$ exchange rate	$0.017482	$0.017568

Translation of amounts from MYR into US$ has been made at the following exchange rates for the six months ended June 30, 2025 and 2024:

	June 30, 2025	June 30, 2024
Period-end MYR:US$ exchange rate	$0.237064	$0.211864
Period average MYR:US$ exchange rate	$0.228420	$0.211466

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

●	Comprehensive Income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in shareholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

F-44

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

●	Earnings Per Share

Basic per share amounts are calculated using the weighted average shares outstanding during the year, excluding unvested restricted stock units. The Company uses the treasury stock method to determine the dilutive effect of stock options and other dilutive instruments. Under the treasury stock method, only “in the money” dilutive instruments impact the diluted calculations in computing diluted earnings per share. Diluted calculations reflect the weighted average incremental common shares that would be issued upon exercise of dilutive options assuming the proceeds would be used to repurchase shares at average market prices for the years.

For the six months ended June 30, 2025 and 2024, diluted weighted-average common shares outstanding is equal to basic weighted-average common shares, due to the Company’s net loss position. Hence, no common stock equivalents were included in the computation of diluted net loss per share since such inclusion would have been antidilutive.

●	Leases

The Company adopted ASC Topic 842, “Leases” (“ASC 842”) to determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and operating lease liabilities in the consolidated balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in the consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

When a lease is terminated before the expiration of the lease term, irrespective of whether the lease is classified as a finance lease or an operating lease, the lessee would derecognize the ROU asset and corresponding lease liability. Any difference would be recognized as a gain or loss related to the termination of the lease. Similarly, if a lessee is required to make any payments or receives any consideration when terminating the lease, it would include such amounts in the determination of the gain or loss upon termination.

As of June 30, 2025 and December 31, 2024, the Company recognized the right of use assets of $34,611 and $63,102, respectively.

As of June 30, 2025 and December 31, 2024, the Company recognized the lease liabilities of $34,611 and $63,101, respectively.

●	Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying consolidated statements of operation as the related employee service is provided.

F-45

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

●	Related Parties

The Company follows the ASC Topic 850-10, “Related Party” for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825-10-15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The carve-out combined and consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each unaudited condensed balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

●	Commitments And Contingencies

The Company follows the ASC Topic 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s unaudited condensed financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-46

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

NOTE — 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

●	Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures (“ASC Topic 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC Topic 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●	Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, contract assets, amount due from related parties, deposits and other receivables, accounts payable, accrued liabilities and other payables, contract liabilities, amounts due to related parties and lease liabilities, approximate their fair values because of the short maturity of these instruments.

●	Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date.

In November 2023, the FASB issued ASU No 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 expands disclosures about a public entity’s reportable segments and requires more enhanced information about a reportable segment’s expenses, interim segment profit or loss, and how a public entity’s chief operating decision maker uses reported segment profit or loss information in assessing segment performance and allocating resources. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Management has evaluated and concluded no material impact of this to the financial statements as disclosed in “Segment Information”.

In December 2023, the FASB issued ASU No 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”). ASU 2023-09 expands disclosures in the rate reconciliation and requires disclosure of income taxes paid by jurisdiction. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Management has evaluated and concluded no material impact of this to the financial statements.

Except as mentioned above, there are no new recently issued accounting standards that will have a material impact on the Company’s interim condensed carve-out combined and consolidated financial statements. The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s interim condensed carve-out combined and consolidated financial statements.

F-47

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

NOTE — 4 PLANT AND EQUIPMENT

	June 30, 2025 US$	December 31, 2024 US$
At cost:
Computer	$44,164	$42,751
Office equipment	29,436	28,331
Renovation	103,416	99,013
	177,016	170,095
Less: accumulated depreciation	(70,243)	(52,655)
Less: foreign exchange translation	—	—
	$106,773	$117,440

Depreciation expense was $7,504 and $5,985 for the three months ended June 30, 2025 and 2024, respectively.

Depreciation expense was $14,936 and $12,157 for the six months ended June 30, 2025 and 2024, respectively.

The Company’s depreciation is fully recognized under general and administrative expenses.

Schedule of geographic segments for long-lived assets:

	June 30, 2025 US$	December 31, 2024 US$
Thailand	$117,521	$150,363
Vietnam	365	580
Indonesia	10,841	13,923
Philippines	781	1,195
United States	11,876	14,481
Total long-lived assets	$141,384	$180,542

NOTE — 5 LEASES

The Company has entered into commercial operating leases for office space. Operating leases are included in the right-of-use lease assets, other current liabilities and long-term lease liabilities on the Carve-out Combined Consolidated Balance Sheet. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, the Company’s incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term. The Company had no financing leases as of June 30, 2025 and December 31, 2024.

Other supplemental information about the Company’s operating lease as of:

	June 30, 2025	December 31, 2024
Weighted average discount rate	6.48%	6.48%
Weighted average remaining lease term (years)	0.67	1.09

F-48

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

NOTE — 5 LEASES (cont.)

The Company excluded short-term leases (those with lease terms of less than one year at inception) from the measurement of lease liabilities or right-of-use assets. The following tables summarize the lease expense, as follows:

	June 30, 2025 US$	June 30, 2024 US$
Operating lease expense (per ASC 842)	$30,967	$30,268
Short-term lease expense (other than ASC 842)	14,038	12,970
Total lease expense	$45,005	$43,238

Cash paid for the operating leases was approximately $14,038 and $14,915 for the three months ended June 30, 2025 and 2024 respectively.

Cash paid for the operating leases was approximately $30,967 and $30,268 for the six months ended June 30, 2025 and 2024 respectively.

As of June 30, 2025, right-of-use assets were $34,611 and lease liabilities were $34,611.

As of December 31, 2024, right-of-use assets were $63,102 and lease liabilities were $63,101.

Components of Lease Expense

We recognize lease expense on a straight-line basis over the term of our operating leases, as reported within “general and administrative” expense on the accompanying consolidated statement of operations.

Future Contractual Lease Payments as of June 30, 2025

The below table summarizes our (i) minimum lease payments over the next three years, (ii) lease arrangement implied interest, and (iii) present value of future lease payments for the next period ending June 30, 2025:

Six months ended June 30, 2025	Operating lease amount
2025	$35,469
Total	35,469
Less: interest	(858)
Present value of lease liabilities – current liabilities	$34,611

F-49

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

NOTE — 6 AMOUNTS DUE TO/(FROM) RELATED PARTIES

As of June 30, 2025 and December 31, 2024, the net amounts due to related parties were $1,677,151 and $1,010,626, respectively. Amounts due to/(from) related parties consisted of the following as of the periods indicated:

	June 30, 2025	December 31, 2024
Name of companies	US$	US$
SoPa Technology Co Ltd	$6,256	$18,120
Hottab Vietnam Co Ltd	10,832	11,117
Society Pass Incorporated	152,479	152,479
SoPa Technology Pte Ltd	1,427,241	1,534,757
New Retail Experience Incorporated	(184,057)	(185,040)
Nusatrip Singapore Pte Ltd	701,800	1,707
PT Tunas Sukses Mandiri	(164,733)	(237,063)
Vietnam International Travel and Service Joint Stock Company	(26,638)	(39,039)
Gorilla Networks Pte Ltd	(246,029)	(246,412)
	$1,677,151	$1,010,626

The amounts due to/(from) related parties as discussed above are non-trade, unsecured and interest-free and have no fixed terms of repayment. These related parties are controlled by Society Pass Inc.

NOTE — 7 DEPOSITS, PREPAYMENTS AND OTHER RECEIVABLES

As of June 30, 2025 and December 31, 2024, the deposits, prepayments, and other receivables were $3,523,494 and $528,410, respectively. Deposits, prepayments, and other receivables consisted of the following as of the periods indicated:

	June 30, 2025 US$	December 31, 2024 US$
Deposits	$24,960	$23,663
Prepayments	3,017,154	22,498
Deferred IPO cost	386,064	452,967
Sales / GST / VAT tax receivable	61,894	17,573
Advance	8,355	4,372
Other receivables	25,067	7,337
	$3,523,494	$528,410

Deferred offering costs consist principally of the direct offering costs incurred by the Company, such as underwriting, legal, consulting, printing, and other registration related costs in connection with the initial public offering (“IPO”). Such costs are deferred until the closing of the IPO offering, at which time the deferred costs are offset against the offering proceeds. In the event the IPO offering is unsuccessful or aborted, the costs will be expensed.

F-50

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

NOTE — 8 ACCRUED LIABILITES AND OTHER PAYABLES

As of June 30, 2025 and December 31, 2024, the accrued liabilities and other payables were $1,192,743 and $1,257,633, respectively. Accrued liabilities and other payables consisted of the following as of the periods indicated:

	June 30, 2025 US$	December 31, 2024 US$
Accrued payroll	$43,897	$49,822
Sales Tax / GST/ VAT payables	6,784	27,058
Accrued taxes	88,336	101,959
Accrued COGS	82,619	47,969
Customer deposit	420	41,509
Employee benefit liability	3,008	3,008
Other payables	850,426	829,874
Other accrual	117,253	156,434
	$1,192,743	$1,257,633

Other payables were mainly consists of litigation payables of $818,353 for the year ended December 31, 2024 and as at June 30, 2025 for an arbitration tribunal issued a final award (the “Final Award”) against Adactive Media, Inc. (“Adactive Delaware”), Adactive Media CA, Inc. and Thoughtful (Thailand) Co., Ltd. (the “Claimants”), ordering us to pay the sum of $705,537, comprising the legal fees of $623,328 and costs to the respondents of an arbitration of $82,209 (the “Underlying Arbitration”) initiated by the Claimants, at an annual interest rate of 5.33% until the date of full payment. On May 29, 2025, the Claimants secured a judgment from the U.S. District Court for the Central District of California, which confirmed the arbitration awards and awarded post-award interest, but deferred a decision on legal costs because the Claimants did not submit sufficient details or evidence; if not provided within the given timeframe, the right to recover those costs will be considered waived and excluded from the final judgment.

NOTE — 9 SHAREHOLDERS’ EQUITY

Authorized stock

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is 110,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, $0.0001 par value per share, of which 17,800,000 shares are designated and 10,000,000 shares of preferred stock, $0.0001 par value per share, of which 75,000 shares are designated.

Common stock

Voting Rights: Each share of the Company’s common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of the Company’s common stock are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Right: Subject to limitations under Nevada law and preferences that may apply to any shares of preferred stock that the Company may decide to issue in the future, holders of the Company’s ordinary share are entitled to receive ratably such dividends or other distributions, if any, as may be declared by the Board of the Company out of funds legally available therefor.

Liquidation Right: In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s ordinary share are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company, subject to the prior rights of the holders of the Company’s preferred stock.

F-51

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

NOTE — 9 SHAREHOLDERS’ EQUITY (cont.)

Other Matters: The holders of the Company’s common stock have no subscription, redemption or conversion privileges. The Company’s ordinary share does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of the Company’s common stock are subject to the rights of the holders of shares of any series of preferred stock which the Company may issue in the future.

On date of incorporation, the Company issued 1,000 shares of Common Stock to Society Pass Inc at a price of $0.0001 per share.

On June 21, 2024, we completed our recapitalization with Society Pass, whereby the Company issued an additional 7,900,000 shares of Common Stock to Society Pass at a price of $0.0001 per share, making it the holder of 8,000,000 shares of Common Stock.

On July 12, 2024, we issued an additional 8,000,000 shares of Common Stock to Society Pass at a price of $0.0001 per share.

On August 14, 2024, we issued 75,000 shares of Series X Super Voting Preferred Stock to Heather Maynard, at a price of $0.0001 per share. On October 11, 2024, in order to facilitate our IPO process, Heather Maynard disclaimed all interests in the 75,000 shares of Super Voting Preferred Stock voluntarily and without any consideration, which the Super Voting Preferred Stock subsequently are held in the treasury. We will not be issuing any shares of the Super Voting Preferred Stock prior to the consummation of this offering. We may issue shares of the Super Voting Preferred Stock from time to time after we consummate this offering.

On June 27, 2025, the Company converted the Convertible Notes into an additional of 1,800,000 shares of Common Stock at the price of $0.0001 per share.

As of June 30, 2025, the Company had a total of 17,800,000 shares of its common stock issued and outstanding.

As of December 31, 2024, the Company had a total of 16,000,000 shares of its common stock issued and outstanding.

Preferred Stock

Voting Rights: Each share of the Company’s preferred stock entitles its holder to 1,000 votes per share and votes with the Company’s Common Stock as a single class on all matters to be voted or consented upon by the stockholders.

Dividend Right: The holders of the Company’s preferred stock are not entitled to any dividend rights.

Liquidation Right: The holders of the Company’s preferred stock are not entitled to any liquidation preference.

Conversion Rights: The shares of the Company preferred stock are not convertible into the Company’s common stock.

Other Matters: The holders of the Company’s preferred stock have no subscription or redemption privileges and are not subject to redemption. The Company’s Series Preferred Stock does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s preferred stock are fully paid and non-assessable.

As of June 30, 2025 and December 31, 2024, there were 75,000 and 75,000 shares of Series X Super Voting Preferred Stocks issued and outstanding, respectively.

NOTE — 10 INCOME TAXES

The provision for income taxes consisted of the following:

	June 30,	December 31,
	2025	2024
Current tax	$12,954	$63,169
Prior tax – (Over) Under provision	(12,149)	19,240
Deferred tax	(662)	(662)
Income tax expense	$143	$81,747

Reconciliation of statutory to effective tax rate:

	June 30,	December 31,
	2025	2024
Loss before income taxes	$(334,258)	$(830,199)
U.S. federal statutory tax rate	(70,194)	(174,342)
State income tax, net of federal benefits	42,048	59,366
Foreign income taxed at different rates	3,018	621
Non-taxable income	(43,519)	(17,794)
Non-deductible expenses	58,180	115,771
Valuation allowance adjustments	22,759	78,885
(Over) Under provision for income tax of prior year	(12,149)	19,240
	$143	$81,747

Reconciliation of deferred tax assets :

	June 30,	December 31,
	2025	2024
Cumulative loss (income)	$241,285	$(116,572)
Deferred tax asset	22,759	78,885
Valuation allowance adjustments	(22,759)	(78,885)
Post employment benefit	662	662
Deferred tax assets, net	$662	$662

The effective tax rate in the periods/year presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company’s subsidiaries mainly operate in California, Thailand, Vietnam, Philippines, Malaysia, and Indonesia that are subject to taxes in the jurisdictions in which they operate, as follows:

United States

The Company is registered in the Nevada and is subject to the tax laws of United States. As of June 30, 2025 and December 31, 2024, no operating losses which can be carried forward to offset future taxable income.

AAMC is registered in California and is subject to the tax laws of California States.

F-52

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

NOTE — 10 INCOME TAXES (cont.)

As of June 30, 2025, the operation in the California has $25,444 of net operating loss. The Company has provided current period income tax of $0.

As of December 31, 2024, the operation in the California has $554,212 of net operating loss. The Company has provided current year income tax of $20,727.

Thailand

TTCL is registered in Thailand and is subject to the tax laws of Thailand.

As of June 30, 2025, the operation in Thailand generated $83,855 of net operating loss. The Company has provided current period income tax of $0.

As of December 31, 2024, the operation in Thailand generated $62,299 of net operating income. The Company has provided current year income tax of $41,780.

Vietnam

TMGL operating in Vietnam is subject to the Vietnam Income Tax at a standard income tax rate of 20% during its tax year.

As of June 30, 2025 and December 31, 2024, the operation in the Vietnam incurred $250,573 and $177,589 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss generated in a tax year can be carried forward for five (5) years. The cumulative net operating losses brought forward from year 2024 is expired due to change of business nature. The Company has provided for a full valuation allowance against the deferred tax assets if any on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

Indonesia

TMGI is registered in Indonesia and is subject to the tax laws of Indonesia.

As of June 30, 2025 and December 31, 2024, the Company’s subsidiary operations in Indonesia incurred $96,321 and $87,825 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carry forwards have no expiration. The Company has provided for a full valuation allowance against the deferred tax assets if any on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

Philippines

TMPI is registered in Philippines and is subject to the tax laws of Philippines.

As of June 30, 2025 and December 31, 2024, the Company’s subsidiary operations in Philippines incurred $12,412 and $53,096 of cumulative net operating losses which can be carried forward to offset future taxable income. The Company has provided for a full valuation allowance against the deferred tax assets if any on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

Malaysia

TMGM is registered in Malaysia and is subject to the tax laws of Malaysia.

As of June 30, 2025 and December 31, 2024, Company’s subsidiary operations in Malaysia incurred $1,667 and $1,089 of net operating losses which can be carried forward to offset future taxable income. The net operating loss carry forwards have no expiration. The Company has provided for a full valuation allowance against the deferred tax assets if any on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

F-53

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

NOTE — 10 INCOME TAXES (cont.)

Singapore

TMGS is registered in Singapore and is subject to the tax laws of Singapore.

As of June 30, 2025 and December 31, 2024, the operation in the Singapore incurred $59,948 and $61,821 of net operating losses which can be carried forward to offset future taxable income. The net operating loss carry forwards have no expiration. The Company has provided for a full valuation allowance against the deferred tax assets if any on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

Uncertain tax position

The Company is subject to taxation in the U.S. and various foreign jurisdictions. U.S. federal income tax returns for 2018 and after remaining open to examination. We and our subsidiaries are also subject to income tax in multiple foreign jurisdictions. Generally, foreign income tax returns after 2017 remain open to examination. No income tax returns are currently under examination. As of June 30, 2025 and December 31, 2024, the Company does not have any unrecognized tax losses, and continues to monitor its current and prior tax positions for any changes. The Company recognizes penalties and interest related to unrecognized tax benefits as income tax expense. For the periods ended June 30, 2025 and December 31, 2024, there were no penalties or interest recorded in income tax expense.

NOTE — 11 PENSION COSTS

The Company’s subsidiaries are required to make contributions to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees locally employed. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the three months ended June 30, 2025 and 2024, $12,773 and $9,771 contributions were made accordingly. During the six months ended June 30, 2025 and 2024, $22,424 and $17,974 contributions were made accordingly.

NOTE — 12 RELATED PARTY TRANSACTIONS

From time to time, shareholder of the Company advanced funds to the Company for working capital purposes. Those advances are unsecured, non-interest bearing and due on demand.

The Company has sales transactions with related companies of $0 and $0 during three months ended June 2025 and 2024 respectively.

The Company has sales transactions with related companies of $0   and $248,783 during six months ended June 2025 and 2024 respectively.

NOTE — 13 CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the three and six months ended June 30, 2025 and 2024, the customers who accounted for 10% or more of the Company’s revenues and its outstanding receivable balances at period-end dates, are presented as follows:

	Three months ended June 30, 2025		As of June 30, 2025
Customer	Revenue	Percentage of revenue	Accounts receivable
Customer A	$483,789	35.42%	$148,225
Customer B	$306,800	22.46%	$—

	Three months ended June 30, 2024		As of June 30, 2024
Customer	Revenue	Percentage of revenue	Accounts receivable
Customer A	$963,208	62.97%	$271,317
Customer B	$—	—%	$—

	Six months ended June 30, 2025		As of June 30, 2025
Customer	Revenue	Percentage of revenue	Accounts receivable
Customer A	$1,072,270	42.13%	$148,225
Customer B	$349,754	13.74%	$—

	Six months ended June 30, 2024		As of June 30, 2024
Customer	Revenue	Percentage of revenue	Accounts receivable
Customer A	$1,869,336	56.15%	$271,317
Customer B	$—	—%	$—

F-54

THOUGHTFUL MEDIA GROUP INCORPORATED
NOTES TO UNAUDITED INTERIM CONDENSED CARVE-OUT COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”))

NOTE — 13 CONCENTRATIONS OF RISK (cont.)

(b) Major vendors

For the three and six months ended June 30, 2025 and 2024, the following vendors who accounted for 10% or more of the Company’s cost of revenue and its outstanding payable balances at period-end dates, are presented as follows:

	Three months ended June 30, 2025		As of June 30, 2025
Vendor	Cost of revenue	Percentage of Cost of revenue	Accounts payable
Vendor A	$98,794	9.13%	$9,048

	Three months ended June 30, 2024		As of June 30, 2024
Vendor	Cost of revenue	Percentage of Cost of revenue	Accounts payable
Vendor A	$293,086	23.80%	$108,733

	Six months ended June 30, 2025		As of June 30, 2025
Vendor	Cost of revenue	Percentage of Cost of revenue	Accounts payable
Vendor A	$257,669	12.35%	$9,048

	Six months ended June 30, 2024		As of June 30, 2024
Vendor	Cost of revenue	Percentage of Cost of revenue	Accounts payable
Vendor A	$521,200	20.81%	$108,733

(c) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of cash and cash equivalents, accounts receivable, contract assets, amounts due from related parties, and other receivables. The Company believes the concentration of credit risk in these financial instruments is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. It evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other relevant information.

(d) Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in VND, THB, PHP, MYR and IDR and a significant portion of the assets and liabilities are denominated in VND, THB, PHP, MYR and IDR. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and VND, THB, PHP, MYR and IDR. If VND, THB, PHP, MYR and IDR depreciate against US$, the value of VND, THB, PHP, MYR and IDR revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose us to substantial market risk.

(e) Economic and political risks

The Company’s operations are conducted in the Republic of Vietnam, Thailand, Indonesia, Philippines, Malaysia, Singapore and United States. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the Indonesia, Vietnam, Thailand, Philippines and United States, and by the general state of the Vietnam, Thailand, Indonesia, Philippines and United States economy.

The Company’s operations in Republic of Vietnam, Thailand, Indonesia, Philippines, Malaysia and Singapore are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the Republic of Vietnam, Thailand, Indonesia, Philippines, Malaysia and Singapore, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

NOTE — 14 COMMITMENTS AND CONTINGENCIES

There is not any obligation or liability including contingent obligation or liability, to the extent that it is not fully reflected in the financial statements.

NOTE — 15 SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to the date of these consolidated financial statements were available to be issued, pursuant to the requirements of ASC 855 and has determined there are no material subsequent events to disclose.

F-55

THOUGHTFUL MEDIA GROUP INCORPORATED

3,750,000 SHARES OF COMMON STOCK

PROSPECTUS

, 2025

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this Offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Until and including [*] (twenty-five (25) days after the date of this prospectus), all dealers that buy, sell or trade our Common Stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED OCTOBER 20, 2025

THOUGHTFUL MEDIA GROUP INCORPORATED
1,800,000 Shares of Common Stock

This prospectus relates to the resale of up to 1,800,000 shares of common stock, $0.0001 par value per share (the “Common Stock”), of Thoughtful Media Group Incorporated that may be sold from time to time by the Selling Stockholders named in this prospectus, which includes:

●	1,800,000 shares of Common Stock issued in June 2025 upon the conversion of 6% convertible unsecured promissory notes issued to the holders of Convertible Notes.

We will not receive any proceeds from the sales of Common Stock by the Selling Stockholders.

Prior to this offering, there has been no public market for our shares. We are in the process of applying to list our shares of Common Stock on the Nasdaq Capital Market under the symbol “TMGX”. Nasdaq might not approve such application, and if our application is not approved, the Company’s initial public offering cannot be completed and this resale offering will not proceed.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, under applicable U.S. federal securities laws, and are eligible for reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” for more information.

The Selling Stockholders may offer and sell the Common Stock being offered by this prospectus from time to time after the trading of our Common Stock on Nasdaq has commenced in public or private transactions, or both. These sales will occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The Selling Stockholders will only be permitted to sell the Common Stock being offered by this Prospectus after the trading of our Common Stock on Nasdaq has commenced. The Selling Stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchasers of the shares, or both. Any participating broker-dealers and any Selling Stockholders who are affiliates of broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such broker-dealer or affiliates of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their Common Stock. See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 11 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any state or provincial securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [*], 2025.

[Alternate Page for Resale Prospectus]

The Offering

Common Stock offered by the Selling Stockholders:

This prospectus relates to 1,800,000 shares of Common Stock that may be sold from time to time by the Selling Stockholders named in this prospectus, which includes:

● 1,800,000 shares of Common Stock issued in June 2025 upon the conversion of the Convertible Notes.

Shares outstanding at commencement of the offering(1):	17,800,000 shares of Common Stock (including the conversion of convertible note of 1,800,000 shares of common stock).

Shares outstanding after the resale offering(1):	21,550,000 shares of Common Stock (assumes the issuance by the Company of 3,750,000 shares of Common Stock pursuant to the Company’s initial public offering or 22,112,500 shares if the underwriters in the Company’s initial public offering exercise the over-allotment option in full).

Use of proceeds:	We will not receive any proceeds from the sales of outstanding Common Stock by the Selling Stockholders.

Risk factors:	Investing in our Common Stock involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 11 before deciding to invest in our Common Stock.

Trading market and symbol:	We are in the process of applying to list our Common Stock on the Nasdaq Capital Market under the symbol “TMGX”. We believe that upon the completion of the Company’s initial public offering, we will meet the standards for listing on Nasdaq. The closing of the initial public offering is contingent upon the successful listing of our Common Stock on Nasdaq.

(1) The number of shares of our Common Stock outstanding prior to this offering, as set forth in the table above, is based on the 17,800,000 shares outstanding as of the date of this prospectus.

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[Alternate Page for Resale Prospectus]

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.

The Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

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[Alternate Page for Resale Prospectus]

SELLING STOCKHOLDERS

The Company entered into binding term sheets dated July 1, 2024 with each of Creative Vision Digital Limited, Grit Securities Limited, Su Feng WANG, XuZhong XU, Zhe ZHOU, and YuZhang ZHOU, respectively (collectively, the “July Term Sheets”).  Each term sheet provided for the following terms, among others: a right for the investor to convert the notes into Common stock at price of $1.80 per share until September 15, 2024, and at a price of $1.50 per share commencing from and after such date; and a force majeure provision that permitted the parties to terminate upon a force majeure event, which included the right of the Company to terminate if “know your customer” or other diligence of any investor was not completed in a prompt and comprehensive manner, as well as other events beyond the control of the parties. On July 17, 2024, the Company entered into securities purchase agreements (the “July SPAs”) with the six above referenced investors for a private placement of Convertible Notes with a principal amount of $5,000,000, five of which were terminated in September 2024 and October 2024. The Company entered into two additional binding term sheets dated August 12, 2024, with G Bridge Global Investment Limited and GRIT Multi-Strategies Investment Company Limited, respectively (collectively, the August Term Sheets”), when diligence on certain of the investors who signed the July Term Sheets was not moving forward at an acceptable pace; these August Term Sheets contained identical provisions as those contained in the July Term Sheets. On September 20, 2024, the Company determined that the vetting and diligence relating to the four individual above referenced investors (Su Feng WANG, XuZhong XU, Zhe ZHOU, and YuZhang ZHOU) was not satisfactory, and therefore the Company and each such individual mutually terminated its respective July SPA. The Company and Grit Multi-Strategies Investment Company Limited executed long form documentation on September 20, 2024, pursuant to their August Term Sheet (the “September SPA”). The Company and G Bridge Global Investment Limited executed long form documentation on October 15, 2024, pursuant to their August Term Sheet (the “October SPA,” and together with the July SPAs and September SPA, the “SPAs”). Prior to filing Amendment 2 to the Registration Statement on October 18, 2024, the Company removed Grit Securities Limited as a selling stockholder because that entity could, due to its other business activities, be deemed an underwriter under applicable securities laws. Such an event would be beyond the control of that investor, and therefore the Company and Grit Securities Limited terminated their July SPA on October 15, 2024.

The Company completed its Convertible Notes offerings in June 2025 pursuant to securities purchase agreements (the “SPAs”) with Creative Vision Digital Limited, GRIT Multi-Strategies Investment Company Limited, and G Bridge Global Investment Limited (collectively, the “Purchasers”). The Company issued Convertible Notes to G Bridge Global Investment Limited on June 17, 2025, to Creative Vision Digital Limited on June 25, 2025, and to GRIT Multi-Strategies Investment Company Limited on June 26, 2025, each with an aggregate principal amount of $900,000.

The Convertible Notes mature six months from the respective issuance dates, at which point the full principal amount and any accrued interest will become due and payable. Pursuant to the SPAs, the Convertible Notes automatically convert into shares of Common Stock upon the effectiveness of the registration statement, at a conversion price of $1.50 per share. The Purchasers fully converted the Convertible Notes on June 24 and June 27, 2025, and the Company issued a total of 1,800,000 shares of Common Stock to the Purchasers.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. For purposes of the table below, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person or any member of such group has the right to acquire within 60 days of the date of this prospectus. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named below, any shares that such person or persons has the right to acquire within 60 days of the date of this prospectus are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder, based on its ownership of shares of Common Stock, shares of Common Stock issued upon the June 2025 conversion of the Convertible Notes. The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholders.

In accordance with the terms of the registration provisions of subscription agreements entered into with the initial holders of the Convertible Notes, this prospectus generally covers the resale of the sum of the maximum number of shares of Common Stock issued upon the conversion of the Convertible Notes. The fourth column of the table below assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus. The fifth column is based on the assumptions described in the first footnote to the table.

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

The selling stockholder and/or individuals in control of the selling stockholders, do not hold any positions within the group of companies, nor do they have any significant affiliations within the past three years. Before our initial public offering, the Company is approximately 89.88% owned by Society Pass.

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[Alternate Page for Resale Prospectus]

Except as otherwise indicated in the table below, the Selling Stockholders may sell all, some or none of the shares of Common Stock being offered. See “Plan of Distribution.” We therefore have no way of determining the number of shares of Common Stock each Selling Stockholder will hold after this offering. Therefore, the fourth and fifth columns assume that each Selling Stockholder will sell all shares of Common Stock covered by this prospectus.

	Amount of Shares of Common Stock Beneficially Owned Prior to this	Amount of Shares of Common Stock Being	Amount of Shares of Common Stock Beneficially Owned After this Offering
Name of Selling Stockholder(1)	Offering*	Offered	Shares	Percent(1)
Creative Vision Digital Limited(2)	600,000	600,000	0	0%
GRIT Multi-Strategies Investment Company Limited(3)	600,000	600,000	0	0%
G Bridge Global Investment Limited (4)	600,000	600,000	0	0%
Totals:	1,800,000	1,800,000	0	0%

* Each of the Selling Stockholders owns 3.37% of the Company’s shares outstanding prior to the Company’s initial public offering.

(1)	Each of the Selling Stockholders owns the number of shares of Common Stock after its name following the June 2025 conversion of the Convertible Notes. Share information as of after this Offering assumes all Common Stock listed in this table will be sold. The Selling Stockholder and/or individuals in control of the Selling Stockholders, do not hold any positions within the group of companies, nor do they have any significant affiliations within the past three years.

(2)	The address of Creative Vision Digital Limited is Unit 407, 4/F., 131-132 Connaught Road West, Hong Kong. Yusi Zheng, director of Creative Vision Digital Limited, has control over the Selling Stockholder and is deemed as the controlling person of Creative Vision Digital Limited.

(3)	The address of GRIT Multi-Strategies Investment Company Limited is Unit No. 2002, Building 33, Yajule Fuchun Shanju, Huangpu District, Guangzhou City, Guangdong Province, China. Jue Wang has control over the Selling Stockholder and is deemed as the controlling person of GRIT Multi-Strategies Investment Company Limited.

(4)	The address of G Bridge Global Investment Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands. Yuzhang Zhou has control over the Selling Stockholder and is deemed as the controlling person of G Bridge Global Investment Limited.

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[Alternate Page for Resale Prospectus]

PLAN OF DISTRIBUTION

Each Selling Stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time after the trading of our Common Stock on Nasdaq has commenced, sell any or all of their securities covered hereby on any stock exchange, market or trading facility on which the securities are traded or in private transactions. Society Pass has entered into or will enter into lock-up agreements with the underwriter of the initial public offering pursuant to which it has agreed, or will agree, that, subject to certain exceptions, it will not issue, and it will not sell or transfer or hedge any shares or any securities convertible into or exchangeable for shares of our Common Stock for a period of three months after the date of the registration statement to which this prospectus is a part. The Selling Stockholders will not be subject to any lock-up arrangements.  These sales will occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Rule 2121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”); and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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[Alternate Page for Resale Prospectus]

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities relating to the registration of their shares, including liabilities under the Securities Act.

We agreed to keep the registration statement of which this prospectus forms a part effective for a period as shall be required to permit the investors to complete the offer and sale of their shares, unless the shares may be resold pursuant to Rule 144 promulgated under the Securities Act. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M promulgated under the Exchange Act, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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[Alternate Page for Resale Prospectus]

LEGAL MATTERS

The validity of the shares of Common Stock covered by this prospectus will be passed upon by Loeb and Loeb LLP. Legal matters as to Nevada law will be passed upon for us by Fennemore Craig, P.C. Loeb & Loeb LLP is acting as U.S. securities counsel for the Company and may rely upon Fennemore Craig, P.C. with respect to matters governed by Nevada law.

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THOUGHTFUL MEDIA GROUP INCORPORATED

1,800,000 SHARES OF COMMON STOCK

PROSPECTUS

, 2025

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this Offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Until and including [*] (forty (40) days after the date of this prospectus), all dealers that buy, sell or trade our Common Stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the Common Stock being registered. All amounts other than the SEC registration fee, the FINRA filing fee, and the Nasdaq listing fee are estimates.

Expense	Amount Paid or to be Paid
SEC Registration Fee	$4,886
Financial Industry Regulatory Authority, Inc. Filing Fee	$5,287
Nasdaq Listing Fee	$50,000
Printing Fees and Expenses	$15,106
Legal Fees and Professional Expenses	$269,984
Transfer Agent and Registrar Fees	$2,400
Accounting Fees and Expenses	$75,000
Miscellaneous Fees and Expenses	$3,214
Total	$425,877

Item 14. Indemnification of Directors and Officers

Our Articles of Incorporation provides that our officers and directors shall be entitled to be indemnified by us to the fullest extent permitted by the Nevada Revised Statutes.

Section 78.7502(1) of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable pursuant to NRS Section 78.138 (including for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law); or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable pursuant to NRS Section 78.138 (including for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law); or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

Our Articles of Incorporation and Bylaws provide that the Company shall, to the fullest extent permitted by the NRS, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she: (i) is not liable pursuant to NRS Section 78.138 (including for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law); or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Item 15. Recent Sales of Unregistered Securities.

On June 28, 2022, we issued 100,000 shares of Common Stock to Society Pass at a price of $0.0001 per share.

On August 14, 2024, we issued 75,000 shares of Series X Super Voting Preferred Stock to Heather Maynard, at a price of $0.0001 per share. On October 11, 2024, Heather Maynard disclaimed all interests in the 75,000 shares of Series X Super Voting Preferred Stock, which were subsequently canceled and returned to the capital of the Company as authorized and unissued shares of the Series X Super Voting Preferred Stock.

On June 21, 2024, we completed our recapitalization with Society Pass, whereby the Company issued an additional 7,900,000 shares of Common Stock to Society Pass at a price of $0.0001 per share, making it the holder of 8,000,000 shares of Common Stock.

On July 12, 2024, we issued an additional 8,000,000 shares of Common Stock to Society Pass at a price of $0.0001 per share.

On July 17, 2024, the Company entered into securities purchase agreements (the “July SPAs”) with six investors for a private placement of Convertible Notes with a principal amount of $5,000,000, five of which were terminated in September 2024 and October 2024. On September 20, 2024, and October 15, 2024, the Company entered into additional securities purchase agreements (the “September SPA” and the “October SPA”, and together with the July SPAs, the “SPAs”) with two new investors, respectively. The Company completed its Convertible Notes offerings in June 2025 pursuant to the July SPAs with Creative Vision Digital Limited, GRIT Multi-Strategies Investment Company Limited, and G Bridge Global Investment Limited (collectively, the “Purchasers”). The Company issued Convertible Notes to G Bridge Global Investment Limited on June 17, 2025, to Creative Vision Digital Limited on June 25, 2025, and to GRIT Multi-Strategies Investment Company Limited on June 26, 2025, each with an aggregate principal amount of $900,000.

The Convertible Notes mature six months from the respective issuance dates, at which point the full principal amount and any accrued interest will become due and payable. Pursuant to the SPAs, the Convertible Notes automatically convert into shares of Common Stock upon the effectiveness of the registration statement, at a conversion price of $1.50 per share. The Purchasers fully converted the Convertible Notes on June 24 and June 27, 2025, and the Company issued a total of 1,800,000 shares of Common Stock to the Purchasers.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Exhibit Description
1.1***	Form of Underwriting Agreement
3.1***	Articles of Incorporation of the Company
3.2***	Bylaws of The Company
3.3***	Certificate of Designation for Series X Super Voting Preferred Stock.
4.1***	Securities Purchase Agreement for Convertible Notes
4.2***	Form of Convertible Note
4.3***	Form of Underwriter Warrant.
4.4***	Form of Amendment to Securities Purchase Agreement for Convertible Notes
5.1***	Opinion of Fennemore Craig, P.C.
5.2***	Opinion of Loeb & Loeb LLP
10.1***	Stock purchase Agreement dated July 7, 2022 among Society Pass Incorporated, Thoughtful Media Group Incorporated and AdActive Media Group, Inc.
10.2***	Leasing agreement with Boutique Prakhahong 3 Ltd. in Bangkok
10.3***	Employment agreement with Kriangkrai Chaimongkol
10.4***	Employment agreement with Heng Xue Li
10.5***	Form of employment agreement with Heng Xue Li which will become effective at listing
10.6***	Securities Purchase Agreement dated July 17, 2024, entered by and between Thoughtful Media Group Incorporated and Creative Vision Digital Limited
10.7***	Securities Purchase Agreement dated July 17, 2024, entered by and between Thoughtful Media Group Incorporated and Grit Securities Limited
10.8***	Amendment No. 1 to the Securities Purchase Agreement dated August 14, 2024, entered by and between Thoughtful Media Group Incorporated and Creative Vision Digital Limited
10.9***	Amendment No. 1 to the Securities Purchase Agreement dated August 14, 2024, entered by and between Thoughtful Media Group Incorporated and Grit Securities Limited
10.10***	Amendment No. 2 to the Securities Purchase Agreement dated September 20, 2024, entered by and among Thoughtful Media Group Incorporated, Creative Vision Digital Limited and Grit Securities Limited
10.11***	Securities Purchase Agreement dated September 20, 2024, entered by and between Thoughtful Media Group Incorporated and GritMulti-Strategies Investment Company Limited
10.12***	Securities Purchase Agreement dated October 15, 2024, entered by and between Thoughtful Media Group Incorporated and G Bridge Global Investment Limited
10.13***	Employment agreement entered by and among the Company, Society Pass Incorporated and Heather Maynard dated September 30, 2023
10.14***	Term sheet dated July 1, 2024, entered by the Company and Creative Vision Digital Limited
10.15***	Term sheet dated August 12, 2024, entered by the Company and G Bridge Global Investment Limited
10.16***	Term sheet dated August 12, 2024, entered by the Company and GRIT Multi-Strategies Investment Company Limited
10.17***	Form of Employment Agreement with officers which will become effective at listing
10.18***	Employment agreement to be entered with Sumit Agarawal
10.19***	Employment agreement to be entered with Quynh Vo
21.1***	List of Subsidiaries of the Registrant
23.1*	Consent of Onestop Assurance PAC
23.2***	Consent of Fennemore Craig, P.C.
24***	Power of Attorney (included on signature page)
99.1***	Form of Clawback Policy
99.2***	Form of Code of Ethics
99.3***	Form of Audit Committee Charter
99.4***	Form of Nominating and Corporate Governance Committee Remuneration Committee
99.5***	Form of Compensation Committee
107***	Filing Fee Table

* Filed herewith.

** To be filed by amendment

*** Previously filed.

† Denotes management compensation plan or contract.

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(b) Financial Statement Schedules

See index to financial statements on page F-1. All schedules have been omitted because they are not required or are not applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Thailand, on October 20, 2025.

THOUGHTFUL MEDIA GROUP INCORPORATED

By:	/s/ Kriangkrai Chaimongkol
Name:	Kriangkrai Chaimongkol
Title:	Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kriangkrai Chaimongkol	Chief Executive Officer	October 20, 2025
Kriangkrai Chaimongkol

/s/ Heng Xue Li	Chief Financial Officer	October 20, 2025
Heng Xue Li

/s/ Heather Maynard	Executive Chairwoman	October 20, 2025
Heather Maynard

/s/ Julianne Trinh	Director	October 20, 2025
Julianne Trinh

/s/ Michael Anthony Izzi	Director	October 20, 2025
Michael Anthony Izzi

/s/ Joy Leigh Freed	Director	October 20, 2025
Joy Leigh Freed

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